EXHIBIT 2.1 ASSET PURCHASE AGREEMENT between THRYV, INC. and COLDWATER YP, LLC DATED AS OF September 12, 2026

-i- TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND TERMS ....................................................................................2 Section 1.1 Definitions....................................................................................................2 Section 1.2 Other Definitional Provisions. ...................................................................23 ARTICLE II PURCHASE AND SALE ........................................................................................25 Section 2.1 Purchase and Sale of the Purchased Assets ...............................................25 Section 2.2 Excluded Assets of the Business................................................................27 Section 2.3 Assumption of Certain Obligations of the Business ..................................29 Section 2.4 Retained Liabilities of the Business ...........................................................30 Section 2.5 Purchase Price ............................................................................................31 Section 2.6 Payments at Closing ...................................................................................31 Section 2.7 Estimated Closing Statement .....................................................................32 Section 2.8 Purchase Price Adjustment ........................................................................33 Section 2.9 Allocation of the Purchase Price ................................................................37 Section 2.10 Withholding Taxes .....................................................................................38 Section 2.11 Tax Lien Escrow ........................................................................................38 ARTICLE III 39 CLOSING 39 Section 3.1 Closing .......................................................................................................39 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER .................................40 Section 4.1 Organization ...............................................................................................41 Section 4.2 Authority; Binding Effect ..........................................................................41 Section 4.3 No Conflicts; Consents ..............................................................................42 Section 4.4 Governmental Authorization .....................................................................42 Section 4.5 Financial Information.................................................................................42 Section 4.6 No Undisclosed Liabilities; Indebtedness ..................................................43 Section 4.7 No Litigation; No Governmental Order .....................................................43 Section 4.8 Compliance with Laws; Governmental Authorizations .............................44 Section 4.9 Absence of Certain Changes ......................................................................44 Section 4.10 Contracts ....................................................................................................45

-ii- Section 4.11 Sufficiency of and Title to Assets ..............................................................47 Section 4.12 Intellectual Property ...................................................................................48 Section 4.13 Real Property .............................................................................................52 Section 4.14 Inventory; Orders; Warranty Obligations. .................................................52 Section 4.15 Accounts Receivable; Accounts Payable. ..................................................53 Section 4.16 Taxes 53 Section 4.17 Employee Benefits; Labor and Employment .............................................55 Section 4.18 Customers and Suppliers............................................................................58 Section 4.19 Insurance ....................................................................................................59 Section 4.20 Environmental Matters...............................................................................60 Section 4.21 Import Compliance ....................................................................................61 Section 4.22 Export Controls ..........................................................................................61 Section 4.23 Anti-Corruption..........................................................................................62 Section 4.24 Transactions with Related Persons ............................................................63 Section 4.25 Data Security and Privacy ..........................................................................63 Section 4.26 Brokers .......................................................................................................65 Section 4.27 No Other Representations or Warranties ...................................................65 ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER .........................66 Section 5.1 Organization ...............................................................................................66 Section 5.2 Authority; Binding Effect ..........................................................................66 Section 5.3 No Conflicts; Consents ..............................................................................66 Section 5.4 Governmental Authorization .....................................................................67 Section 5.5 Available Funds .........................................................................................67 Section 5.6 No Litigation ..............................................................................................67 Section 5.7 Solvency .....................................................................................................68 Section 5.8 Independent Investigation; No Reliance ....................................................68 Section 5.9 No Foreign Person .....................................................................................69 Section 5.10 Brokers .......................................................................................................69 Section 5.11 Limited Guarantee .....................................................................................69 Section 5.12 HSR Act .....................................................................................................69 ARTICLE VI COVENANTS ........................................................................................................70 Section 6.1 Information and Documents ......................................................................70

-iii- Section 6.2 Conduct of Business ..................................................................................71 Section 6.3 Reasonable Best Efforts; Further Assurances. ...........................................76 Section 6.4 Tax Matters ................................................................................................78 Section 6.5 Employees and Employee Benefits ...........................................................79 Section 6.6 ANZ Business Employees .........................................................................83 Section 6.7 Intercompany Accounts and Arrangements ...............................................87 Section 6.8 Access to Records and Information ...........................................................87 Section 6.9 Mail and Other Communications ...............................................................88 Section 6.10 Confidentiality. ..........................................................................................88 Section 6.11 Guarantees; Letters of Credit .....................................................................89 Section 6.12 Certain Ancillary Agreements; Retained Names; IP License ....................90 Section 6.13 Litigation Support; Seller’s Election to Control Specified Claims ............92 Section 6.14 Insurance ....................................................................................................94 Section 6.15 Trade Notification ......................................................................................94 Section 6.16 Shared Contracts ........................................................................................95 Section 6.17 Consents .....................................................................................................97 Section 6.18 Return of Assets; Transfer of Purchased Assets ........................................99 Section 6.19 R&W Insurance Policies ..........................................................................100 Section 6.20 Financing Covenants ................................................................................101 Section 6.21 Customer and Other Business Relationships ...........................................104 Section 6.22 Exclusive Dealing ....................................................................................105 ARTICLE VII SURVIVAL; INDEMNIFICATION ...................................................................105 Section 7.1 Survival ....................................................................................................105 Section 7.2 Indemnification ........................................................................................106 Section 7.3 Separate Bases for Claim .........................................................................110 Section 7.4 Indemnity Escrow Account......................................................................111 ARTICLE VIII CONDITIONS TO CLOSING ...........................................................................112 Section 8.1 Conditions to the Obligations of Purchaser and Seller ............................112 Section 8.2 Conditions to the Obligations of Purchaser .............................................112 Section 8.3 Conditions to the Obligations of Seller ....................................................114 Section 8.4 Frustration of Closing Conditions ............................................................115 ARTICLE IX TERMINATION ...................................................................................................116

-iv- Section 9.1 Termination ..............................................................................................116 Section 9.2 Effect of Termination ...............................................................................118 Section 9.3 Reverse Termination Fee .........................................................................119 Section 9.4 Purchaser Fee ...........................................................................................121 ARTICLE X MISCELLANEOUS ..............................................................................................121 Section 10.1 Notices .....................................................................................................121 Section 10.2 Amendment; Waiver ................................................................................122 Section 10.3 Assignment ..............................................................................................123 Section 10.4 Entire Agreement .....................................................................................123 Section 10.5 Fulfillment of Obligations........................................................................123 Section 10.6 Parties in Interest......................................................................................123 Section 10.7 Public Disclosure .....................................................................................123 Section 10.8 Expenses ..................................................................................................124 Section 10.9 Accrued Interest .......................................................................................124 Section 10.10 Disclosure Schedules; Disclosures Modifying Other Sections of Agreement ................................................................................................124 Section 10.11 Governing Law; Jurisdiction; Waiver of Jury Trial .................................124 Section 10.12 Waiver of Conflicts; Attorney-Client Privilege .......................................125 Section 10.13 Counterparts .............................................................................................126 Section 10.14 Headings ..................................................................................................127 Section 10.15 Severability ..............................................................................................127 Section 10.16 Rules of Construction ..............................................................................127 Section 10.17 Specific Performance ...............................................................................127 Section 10.18 Translation of Currencies .........................................................................128 Section 10.19 Debt Financing .........................................................................................128 Section 10.20 No Recourse .............................................................................................129

-v- ANNEXES ANNEX A Index of Defined Terms EXHIBITS EXHIBIT A Escrow Agreement EXHIBIT B Form of Primary R&W Insurance Policy EXHIBIT C Restrictive Covenant Agreement EXHIBIT D List of instruments and documents to be delivered by Seller Parties EXHIBIT E List of instruments and documents to be delivered by Purchaser EXHIBIT F Management Services Agreement EXHIBIT G Shared IP License EXHIBIT H-1 Form of IRS Instruction Letter 8.2(g)(ii) EXHIBIT H-2 Form of IRS Instruction Letter 8.2(g)(iii) SCHEDULES Seller Disclosure Schedule Schedule 1.1(A) Accounting Principles Schedule 1.1(B) Online Directories Schedule 1.1(C) Business Employees Schedule 1.1(D) Business IP Schedule 1.1(E) Closing Working Capital Schedule 1.1(F) Other Business Assets Schedule 1.1(G-1) Knowledge of Purchaser Schedule 1.1(G-2) Knowledge of Seller Schedule 1.1(H) Specified Potential Material Adverse Events Schedule 1.1(I) Permitted Liens Schedule 1.1(J) Seller Entities Schedule 1.1(K) Guarantees Schedule 1.1(L) Shared Contracts Schedule 1.1(M) Thryv Marks Schedule 1.1(N) Seller Products Schedule 2.1(a) Transferred Contracts Schedule 2.1(b) Transferred Accounts Schedule 2.4(c) Intercompany Accounts Payable Schedule 2.9 Allocation Methodology

SMRH:4930-8289-8630.4 -1- 060426 220Z-418179 ASSET PURCHASE AGREEMENT This Asset Purchase Agreement (this “Agreement”) is made and entered into as of the 12th day of September, 2026 between Thryv, Inc., a Delaware corporation (“Seller”), and Coldwater YP, LLC, a Delaware limited liability company (“Purchaser,” and together with the Seller, the “Parties”). Section 1.1 contains definitions of certain initially capitalized terms used in this Agreement. W I T N E S S E T H: WHEREAS Seller is a wholly owned subsidiary of Thryv Holdings, Inc., a Delaware corporation publicly listed on the NASDAQ stock exchange (THRY) (“Parent”), and the Seller Entities are Affiliates of Seller; WHEREAS, the Seller Entities are direct or indirect wholly owned subsidiaries of Seller; WHEREAS, the Seller Parties own and conduct the operations of the Business; WHEREAS, upon the terms and subject to the conditions contained in this Agreement, Purchaser desires to acquire from the Seller Parties the Purchased Assets and to assume the Assumed Liabilities, and Seller desires to sell, assign, transfer, convey and deliver, and to the extent the Purchased Assets or the Assumed Liabilities are held by the Seller Entities, cause such Seller Entities to sell, assign, transfer, convey and deliver, to Purchaser and the Purchaser Designated Affiliates the Purchased Assets and the Assumed Liabilities; WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Seller to enter into this Agreement, Equity Investor has provided a guarantee (the “Limited Guarantee”) in favor of Seller with respect to certain of the obligations of Purchaser under this Agreement, including the payment of the Reverse Termination Fee; WHEREAS, at or prior to the Closing, the Parties and certain Affiliates thereof will execute the Ancillary Agreements; WHEREAS, the board of directors of Seller and the sole member of Purchaser have approved this Agreement, the Ancillary Agreements and, on the terms and subject to the conditions set forth in this Agreement and the Ancillary Agreements, as applicable, the consummation of the transactions contemplated hereby and thereby; and WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser has conditionally bound, in connection with the transactions contemplated hereby, the Primary R&W Insurance Policy (as defined below). NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the Parties hereby agree as follows:

-2- ARTICLE I DEFINITIONS AND TERMS Section 1.1 Definitions. As used in this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, the following terms, when used in this Agreement and the Annexes, Exhibits, Schedules and other documents delivered in connection herewith, have the meanings set forth or as referenced below: “Accounting Principles” means (A) the accounting methods, policies, practices, procedures and assumptions set forth in Schedule 1.1(A) (Accounting Principles); (B) to the extent not inconsistent with Schedule 1.1(A) (Accounting Principles), the accounting methods, policies, practices, procedures and assumptions used by Parent in its publicly filed Financial Statements for the year ended December 31, 2025, and (C) to the extent not inconsistent with clauses (A) and (B) of this definition, the generally accepted accounting principles in effect from time to time in the United States (“GAAP”) as applied by the Business in the Financial Statements as of and for the year ended December 31, 2025. “Accounts Receivable” means all trade receivables, accounts receivable, notes receivable, accrued receivables and other monies receivable relating to or arising out of the Business (excluding amounts due or to be due from Seller or any Affiliate thereof), and any security, claim, remedy or other right related to any of the foregoing, other than the Unbilled Accounts Receivable. “Action” means any action, cause of action, charge, claim, complaint, demand, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative, enforcement, regulatory or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court or other Governmental Authority or any arbitrator. “Adjustment Escrow Account” means an account designated by the Escrow Agent prior to the Closing Date in accordance with the Escrow Agreement to hold the Adjustment Escrow Funds. “Adjustment Escrow Amount” means a cash amount equal to $1,420,000. “Adjustment Escrow Funds” means, at any time, the portion of the Adjustment Escrow Amount (including any interest accrued thereon) then remaining in the Adjustment Escrow Account. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. “Agreement” has the meaning set forth in the preamble of this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

-3- “AI Technologies” (each, an “AI Technology”) means any and all machine learning, deep learning and other artificial intelligence technologies, including algorithms, Software or machine- based systems used in connection with the Business that (i) parse or process data contextually to provide or analyze information, (ii) emulate or imitate cognitive human intelligence, including learning, reasoning, and problem-solving or (iii) use neural networks, natural language processing, statistical learning algorithms or reinforcement learning. “Allocation Methodology” has the meaning set forth in Section 2.9. “Ancillary Agreements” means, collectively, the Management Services Agreement, the Limited Guarantee, the Escrow Agreement, the Restrictive Covenant Agreement, the Shared IP License and all other agreements, documents and certificates required to be delivered at or prior to the Closing by a Party pursuant to the terms hereof. “Antitrust Laws” means statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws of any jurisdiction that are designed or intended to prohibit, restrict or regulate actions that may have the purpose or effect of creating a monopoly, lessening competition or restraining trade. “Applicable Transfer Time” means, with respect to a Continuing Employee, the date when such Continuing Employee begins employment with the Purchaser (or its Affiliate or nominee) pursuant to this Agreement, which date shall be the Closing or such later time as may be required by applicable Law or this Agreement. “Assumed Liabilities” has the meaning set forth in Section 2.3. “ANZ Business Employee” means a Business Employee whose principal place of employment is in Australia or New Zealand (as applicable). “ANZ Continuing Employee” means a Continuing Employee whose principal place of employment is in Australia or New Zealand (as applicable). “Base Purchase Price” has the meaning set forth in Section 2.5. “Books and Records” has the meaning set forth in Section 6.8(a). “Business” means the following, as conducted by Seller and its Affiliates: (A) the ownership, operation, publication, and distribution of Print Yellow Pages (“PYPs”), which carry “The Real Yellow Pages” tagline in the U.S.; (B) the ownership, operation, publication, and distribution of both PYPs and Print White Pages (“PWP”) directories in Australia and New Zealand and the online reproductions of such PYPs and PWPs; (C) the digital advertising operations exclusively related to the Australian PWP business line; (D) the online directories which are extracted from the printed directories, each of which is set forth on Schedule 1.1(B) (Online Directories); (E) the sale of advertising space in such directories; (F) the related operations, assets, and goodwill associated with the creation, production, and distribution of such print directories; and (G) any other operations, assets, services, or activities exclusively related to or exclusively supporting any of the foregoing.

-4- “Business Day” means any day other than (a) a Saturday or a Sunday, (b) a day on which banks in Los Angeles, California, New York, New York or Dallas, Texas are authorized or obligated by Law or executive order to close or (c) when such term is used in relation to a Seller Party that is located outside of the United States, any other day on which banks are authorized or required to close in the country in which such Seller Party is located. “Business Employee” means individuals employed by Seller or its Affiliates exclusively in connection with the Business, as of the date hereof or as of immediately prior to the Closing, each of whose name or employee identification number is set forth on Schedule 1.1(C) (Business Employees) (which schedule may be revised by written notice delivered to Purchaser no less than three (3) Business Days prior to the Closing as necessary in light of any terminations, resignations or hirings occurring after the date hereof); provided, that each individual listed on Schedule 1.1(C) shall be deemed to be employed by Seller or its Affiliates exclusively in connection with the Business, as of the date hereof or as of immediately prior to the Closing for the purposes of this Agreement, each Ancillary Agreement, and the transactions contemplated hereby and thereby. “Business Employee List” has the meaning set forth in Section 4.17(j). “Business IP” means (a) each of the Copyrights, Domain Names, Social Media Accounts, Patents, and Trademarks set forth on Schedule 1.1(D) (Business IP), (b) the Confidential Information, (c) all other Intellectual Property owned by a Seller Party or its Affiliates and (d) all licenses and other rights granted to any Seller Party or its Affiliates under any license, sublicense or other agreement with respect to any Licensed Intellectual Property, in each case with respect to clauses (b)-(d), solely to the extent Exclusive to the Business. “Closing” has the meaning set forth in Section 3.1(a). “Closing Date” has the meaning set forth in Section 3.1(a). “Closing Indebtedness” means, without duplication, including with respect to any other amounts which constitute Retained Liabilities, Seller Transaction Expenses or amounts reflected in the final calculation of Closing Working Capital in accordance with Section 2.8, the aggregate amount of all Indebtedness of Seller, the Seller Entities and/or their respective Affiliates that constitutes an Assumed Liability or that imposes a Lien on the Purchased Assets, in each case, as of immediately prior to the Closing, including (without limitation) (i) all obligations under finance leases or capital leases of the Business and (ii) all accrued and unpaid interest in respect of any such Indebtedness; provided that Closing Indebtedness shall not include (x) Indebtedness associated with the Federal Tax Lien (but for clarity, Closing Indebtedness shall include the Tax Lien Payoff Amount, if a Tax Lien Payoff Letter has been delivered by Seller in accordance with Section 8.2(g)) or (y) accrued short-term incentive compensation obligations of the Business payable to employees in connection with or following the consummation of the transactions contemplated by this Agreement. “Closing Seller Transaction Expenses” means the Seller Transaction Expenses that remain outstanding as of immediately prior to the Closing. “Closing Working Capital” means an amount equal to (which may be a positive or negative number) (i) the current assets of the Business of the types included in the line item categories of

-5- current assets specifically identified on Schedule 1.1(E) (Closing Working Capital); but only if included in the Purchased Assets and in all events excluding Tax assets, minus (ii) those current liabilities of the Business of the types included in the line item categories of current liabilities specifically identified on Schedule 1.1(E) (Closing Working Capital) but only if included in the Assumed Liabilities and in all events excluding Tax liabilities; in each case under this definition as determined in accordance with the Accounting Principles and as of the Measurement Time. For illustration only, Schedule 1.1(E) (Closing Working Capital) sets forth the sample calculation of Closing Working Capital as of the dates therein indicated as if such dates were the Measurement Time. For the avoidance of doubt, the definition of Closing Working Capital will exclude, and shall be calculated without taking into account the effect of, cash, cash equivalents and amounts included in Retained Liabilities. To the extent there is a manifest conflict between such sample calculations and the definition of Closing Working Capital, the latter shall control. “COBRA” has the meaning set forth in Section 4.17(g). “Code” means the Internal Revenue Code of 1986, as amended. “Company Plan” means each Plan and each Foreign Plan maintained by Seller or an Affiliate thereof providing benefits to any Business Employee or former employee, or with respect to which Seller or an Affiliate thereof has any Liabilities arising from or in connection with the Business Employees. “Comparable Position” has the meaning set forth in Section 6.5(b). “Confidentiality Agreement” has the meaning set forth in Section 6.10. “Confidential Information” means all nonpublic information (whether in paper or electronic form or otherwise stored or recorded) Exclusive to the Business. “Continuing Employee” means each Business Employee who accepts an offer of employment from Purchaser or its Affiliate or nominee in accordance with this Agreement and begins such employment as of the Applicable Transfer Time. “Contract” means any written or oral contract, agreement, lease, license, undertaking or arrangement (other than Governmental Authorizations) that is binding on any Person or any part of its property under applicable Law. “Contract Outside Date” has the meaning set forth in Section 6.17(c). “Copyrights” means all works of authorship and derivative works thereof (whether or not published and whether or not copyrighted or copyrightable), registered and unregistered copyrights, designs and mask work rights and registrations (and any similar rights), works created generated or derived from the use of Software, data or automated system, Training Data, moral rights and other rights of authorship and exploitation, and any registrations, applications for registration and renewals in connection with any of the foregoing.

-6- “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or variants thereof or related or associated epidemics, pandemics, endemics, disease outbreaks or other public health emergencies. “Dataroom” has the meaning set forth in Section 1.2(i). “Debt Financing” means any debt financing that Purchaser or any of its Affiliates may obtain in connection with the transactions contemplated hereby, whether pursuant to a Debt Financing Agreement or otherwise; provided, that the availability, terms or funding of any Debt Financing shall not be required for, or a condition to, the Closing or any obligation of Purchaser hereunder. “Debt Financing Agreement” means any definitive loan or other agreement entered into by Purchaser or any of its Affiliates in connection with any Debt Financing Source. “Debt Financing Source” means any lender or other financing source (including any agent, arranger, underwriter or other intermediary) that provides, or has agreed to provide, any Debt Financing, together with its respective Affiliates and Representatives. “Disputed Item” has the meaning set forth in Section 2.8(b). “Domain Names” means all World Wide Web addresses and domain names, URLs and other Internet addresses or identifiers, websites and website content, and applications and registrations for any of the foregoing. “Effective Time” has the meaning set forth in Section 3.1(a). “Employee Records” means all records relating to the ANZ Business Employees that the Seller (or its applicable Affiliate) is required to keep under the Fair Work Act 2009 (Cth), the Employment Relations Act 2000, the Holidays Act 2003 and any other applicable Australian or New Zealand legislation at the Applicable Transfer Time. “Enforceability Exceptions” means any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law). “Environmental Laws” means any Laws (i) relating to pollution, natural resources, Hazardous Materials, or the protection of the environment or to occupational health and safety (solely with respect to exposure to Hazardous Materials), or (ii) related to the presence of, exposure to, or the management, manufacture, use, Release, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transport, disposal, investigation, or remediation of any Hazardous Materials. “Environmental Claim” means any written directive, order, citation, notice of violation, or Action, related to: (i) any actual or potential Liability for damages, or responsibility for investigation or remediation, related to or arising from the presence, Release, or exposure to any Hazardous Material, or (ii) any actual or alleged non-compliance with Environmental Law or any Environmental Permit.

-7- “Environmental Permit” means any Governmental Authorization, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law. “Equity Investor” means Carolwood Equities LLC, a Delaware limited liability company, which is the Guarantor under the Limited Guarantee as well as the source of Purchaser’s equity financing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Escrow Agent” means Western Alliance Bank. “Escrow Agreement” means that certain Escrow Agreement by and among Purchaser, Seller and Escrow Agent in the form attached hereto as Exhibit A. “Estimated Closing Adjustment” means the amount (which may be a positive or negative number) equal to the Estimated Working Capital Surplus (if any) or the Estimated Working Capital Deficit (if any). “Estimated Closing Indebtedness” means Seller’s estimate of any Indebtedness or other obligation of Seller, the Seller Entities and/or their respective Affiliates that imposes a Lien on the Purchased Assets, the Assumed Liabilities and/or the Business as of immediately prior to the Closing (excluding Indebtedness associated with the Federal Tax Lien, but including the Tax Lien Payoff Amount, if a Tax Lien Payoff Letter has been delivered by Seller in accordance with Section 8.2(g)). “Estimated Closing Statement” means a written statement setting forth Seller’s good faith estimate, without duplication of any items and prepared in accordance with the Accounting Principles, of the Estimated Closing Working Capital, the Estimated Working Capital Deficit, if any, and the Estimated Working Capital Surplus, if any, the Estimated Closing Indebtedness, the Estimated Closing Seller Transaction Expenses and the Estimated Net Revenue Reduction, together with a description and amount of each element thereof. “Estimated Closing Working Capital” means Seller’s estimate of the Closing Working Capital, as set forth in the Estimated Closing Statement. “Estimated Closing Seller Transaction Expenses” means Seller’s estimate of the Seller Transaction Expenses that remain outstanding as of immediately prior to the Closing. “Estimated Working Capital Deficit” means the amount, if any, by which the Estimated Closing Working Capital is less than the Target Closing Working Capital Amount. “Estimated Working Capital Surplus” means the amount, if any, by which the Estimated Closing Working Capital is greater than the Target Closing Working Capital Amount. “Estimated Net Revenue Reduction” means Seller’s estimate of the Net Revenue Reduction.

-8- “Excluded Assets” has the meaning set forth in Section 2.2(a). “Excluded IP” has the meaning set forth in Section 2.2(a)(ix). “Exclusive to the Business” means, as to any asset, property or right, that such asset, property or right is exclusively used in, exclusively held for use in or exclusively related to the Business or the Purchased Assets, including those assets set forth on Schedule 1.1(B) (Online Directories), Schedule 1.1(C) (Business Employees), and Schedule 1.1(D) (Business IP), or otherwise set forth on Schedule 1.1(F) (Other Business Assets); provided, except as expressly set forth on the foregoing Schedules, the term “Exclusive to the Business” expressly excludes any asset, property or right that is used in, held for use in, or related to any Retained Business (or any assets thereof). “Exploit” means to research, design, create, develop, test, modify, adapt, make, have made, manufacture, have manufactured, reproduce, produce, distribute, market, advertise, promote, display, perform, publish, transmit, communicate to the public, host, store, maintain, support, import, export, offer for sale, sell, license, sublicense, lease, rent, otherwise transfer, commercialize, or otherwise use or exploit in any manner, and “Exploitation” shall have a correlative meaning. “Federal Tax Lien” shall have the meaning set forth in Section 4.6(b) of the Seller Disclosure Schedule. “Filings” means any registrations, applications, declarations, reports, submissions or other filings with, or any notices to, any Person (including any third party or Governmental Authority (including any Governmental Antitrust Authority)). “Final Closing Adjustment” means the amount (which may be a positive or negative number) equal to the Working Capital Surplus (if any) or the Working Capital Deficit (if any). “Final Closing Indebtedness” has the meaning set forth in Section 2.8(d). “Final Closing Seller Transaction Expenses” has the meaning set forth in Section 2.8(d). “Final Net Revenue Reduction” has the meaning set forth in Section 2.8(d). “Final Closing Statement” means a written statement prepared in accordance with Section 2.8 (a) setting forth the True-Up Amount, and each component part thereof, and (b) indicating any changes to the Estimated Closing Statement as finally determined pursuant to Section 2.8. “Final Closing Working Capital” has the meaning set forth in Section 2.8(d). “Final Purchase Price” has the meaning set forth in Section 2.8(i). “Final Purchase Price Allocation” has the meaning set forth in Section 2.9. “Financial Statements” has the meaning set forth in Section 4.5.

-9- “Foreign Plan” means each material pension, profit sharing, savings, retirement, health, life, disability, deferred compensation, incentive, severance and fringe benefit plan, program, or arrangement maintained, or contributed to, by Seller or any of its Affiliates with respect to Business Employees that is subject to any Law other than U.S. federal, state or local Law, other than any Statutory Benefit Plan. “Fraud” means, such Person’s knowing and intentional common law fraud under the laws of the State of Delaware in the making of the representations and warranties contained in this Agreement or any certificate delivered hereunder that the counterparty relied thereon to its detriment; provided, Fraud does not include equitable fraud, constructive fraud or other claim based on negligence or recklessness (including based on constructive knowledge or negligent misrepresentation). “Fundamental R&W Insurance Excess” means that certain representations and warranty excess insurance policy to be obtained by Purchaser, or any Affiliate thereof, in connection with the transactions contemplated hereby. “GAAP” means accounting principles generally accepted in the United States of America, consistently applied. “Goods in Transit” means Products that have left a Seller Party’s or a third-party service provider’s facility, whether or not recorded by a Seller Party as sales in their accounting systems as of the Measurement Time, and have not been received by customers, including any Products in the possession of any carrier, freight forwarder or other third-party logistics provider. “Governmental Antitrust Authority” means any Governmental Authority having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Law. “Governmental Authority” means any nation or government, any state, province, municipality or other political subdivision thereof and any entity, body, agency, commission, department, board, bureau, authority, instrumentality, tribunal or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, taxing, administrative or self-regulatory functions of or pertaining to government, including any self-regulatory organization, and any executive official thereof. “Governmental Authorizations” means all licenses, permits, certificates, registrations, filings, notices, franchises, variances, exemptions, orders, approvals, consents, clearances, authorizations, qualifications and other permissions required to carry on the Business as conducted during the five (5)-year period ending on the date hereof under the applicable Law of any Governmental Authority, including those issued or granted by, Governmental Order, waiver or exemption by, negative clearance from, or the expiration or early termination of any waiting period imposed by, any Person (including any third party or Governmental Authority (including any Governmental Antitrust Authority)). “Governmental Order” means any order, writ, judgment, injunction, decree, ruling, stipulation, determination, assessment, charge, compliance order, consent decree, settlement

-10- agreement, directive, pronouncement or award entered by or with, or imposed by, any Governmental Authority. “Hazardous Materials” means any (i) material, substance, chemical, product, compound, derivative, solid, liquid, mineral, gas or waste that is listed, classified, regulated or otherwise defined as “hazardous,” “toxic,” “radioactive,” a “pollutant,” or “contaminant,” (or words of similar intent or meaning) under any Environmental Laws; and (ii) any petroleum or petroleum- derived products, radon, per- and polyfluoroalkyl substances, solvents, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls. “Holland & Knight” has the meaning set forth in Section 10.12(a). “Inactive Employee” has the meaning set forth in Section 6.5(a). “Indebtedness” means, without duplication, with respect to any Person, (a) all indebtedness of such Person for borrowed money, (b) all obligations evidenced by any note, bond, debenture, or any other debt securities or instrument made or issued by such Person, (c) all obligations under any credit agreement or facility, (d) all obligations in respect of letters of credit, bank guarantees, surety bonds and similar instruments; provided that, with respect to clauses (c) and (d) of this definition, “Indebtedness” shall not include any indebtedness to the extent owing from any undrawn amounts under existing letters of credit, lines of credit and revolving credit facilities other than as reflected in any payoff letters delivered hereunder, (e) all obligations under capitalized leases, (f) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is assumed by such Person, (g) all guarantees of any of the foregoing obligations of any other Person and (h) all accrued and unpaid interest, premiums, penalties, breakage costs, make- whole amounts, fees and other costs and expenses related to any of the foregoing. For the avoidance of doubt, Indebtedness shall not include amounts actually included in the calculation of Seller Transaction Expenses or Closing Working Capital, as finally determined pursuant to the terms hereof. “Indemnitor” has the meaning set forth in Section 7.2(f)(i). “Indemnity Escrow Account” means an account designated by the Escrow Agent prior to the Closing Date in accordance with the Escrow Agreement to hold the Indemnity Escrow Funds. “Indemnity Escrow Amount” means a cash amount equal to $355,000. “Indemnity Escrow Funds” means, at any time, the portion of the Indemnity Escrow Amount (including any interest accrued thereon) then remaining in the Indemnity Escrow Account. “Indemnity Escrow Release Date” has the meaning set forth in Section 7.4(a). “Independent Accountant” means Forvis Mazars, or in the event that it is not available, is not willing to serve as the Independent Accountant or is not a Neutral Accounting Firm, a Neutral Accounting Firm selected by mutual agreement of Purchaser and Seller; provided, that (i) if, within fifteen (15) days after the end of the Resolution Period, such parties are unable to agree on a Neutral Accounting Firm to act as the Independent Accountant, then each party shall select a Neutral

-11- Accounting Firm and such firms together shall select the Neutral Accounting Firm to act as the Independent Accountant, and (ii) if any party does not select a Neutral Accounting Firm within ten (10) days of written demand therefor by the other party, then the Neutral Accounting Firm selected by the other party shall act as the Independent Accountant. “Intellectual Property” means all intellectual property and intellectual property rights in any jurisdiction throughout the world, whether registered or unregistered, including all: (a) Patents, (b) Trademarks, (c) Copyrights, (d) Trade Secrets, (e) Domain Names, (f) Software, (g) Social Media Accounts, (h) all other intellectual property and intellectual property rights of any kind or nature now known or hereafter recognized in any jurisdiction worldwide; (i) rights to sue or recover for, and damages and profits arising from, past, present or future infringement, misappropriation, dilution, or other violation of any of the foregoing, (j) all proceeds, income, royalties, damages and payment now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; and (k) rights of priority and protection of interests in any of the foregoing under applicable Law. “Inventory” means all raw material inventory, work-in-process inventory, spare parts inventory, finished goods inventory, packaging and shipping materials, supplies, samples, promotional materials and Goods in Transit, in each case primarily related to the Business. “IRS” means the Internal Revenue Service of the United States of America. “IRS Instruction Letter” means an instruction letter from Seller to the IRS substantially in the form attached hereto as Exhibit H-1, with respect to an IRS Instruction Letter issued in accordance with Section 8.2(g)(ii), or Exhibit H-2, with respect to an IRS Instruction Letter issued in accordance with Section 8.2(g)(iii). “Knowledge of Purchaser” means the actual (but not constructive or imputed) knowledge, as of the date hereof, without the duty of inquiry or investigation, of any of the individuals listed in Schedule 1.1(G-1) (Knowledge of Purchaser). “Knowledge of Seller”, “Known by Seller”, or any other similar knowledge qualification means the actual knowledge of any person listed on Schedule 1.1(G-2) (Knowledge of Seller), after such individuals’ reasonable inquiry of direct reports. For the purposes of this Agreement, anything disclosed in the Seller Disclosure Schedule or any other schedule, annex or exhibit to this Agreement or any Ancillary Agreement shall be deemed Known by Seller; provided, however, that such deemed knowledge shall be limited to the matters expressly disclosed therein. “Laws” means any applicable federal, state, foreign or local law, common law, statute, treaty, directive, ordinance, rule, regulation, code, constitution, decree, requirement or Governmental Order of any Governmental Authority, including any binding guidance issued by any Governmental Authority. “Liabilities” means any and all Losses, Indebtedness, obligations, duties, responsibilities, commitments, deficiencies, guarantees, penalties, fines, costs, expenses, judgments, settlements, claims, demands or undertakings, whether accrued or unaccrued, fixed or variable, known or unknown, absolute or contingent, matured or unmatured, determined or determinable, asserted or

-12- unasserted, due or to become due, liquidated or unliquidated, or secured or unsecured, and whether arising under any Law, Contract, Governmental Order or otherwise. “Licensed Intellectual Property” means all Intellectual Property owned by a third party that is licensed to any Seller Party solely and exclusively for (i) the benefit of or on behalf of the Business or (ii) the Exploitation of the Seller Products. “Liens” means any lien, security interest, mortgage, pledge, hypothecation, charge, deed of trust, title defect, easement, right-of-way, encroachment, restriction on transfer, conditional sale or other retention of title agreement, option, right of first refusal, right of first offer, preemptive right, claim, covenant, condition, encumbrance or similar restriction or right of any kind or nature whatsoever. “Limited Guarantee” has the meaning set forth in the recitals of this Agreement. “Loss” means any and all losses, liabilities, obligations, demands, claims of any kind, actions, causes of action, suits, judgments, orders, awards, settlements, encumbrances, Liens, Indebtedness, costs, charges, damages, fees, deficiencies, Taxes, penalties, dues, fines and assessments, whether or not arising out of third party claims (including interest, penalties, reasonable legal, consulting and other professional fees and expenses, and all amounts paid in the investigation, defense or settlement, including travel and discovery costs, of any of the foregoing), including defense costs and prosecution costs, but excluding (i) consequential, indirect, incidental, or unforeseen damages, (ii) diminution of value, lost profits, lost revenues, business interruption, loss of business reputation or opportunity, (iii) any damages based on any type of multiple, and (iv) punitive or exemplary damages, except, in the case of clause (iv), to the extent awarded to any third party against a Party obligated to indemnify another Party pursuant to the terms of this Agreement. “Management Services Agreement” has the meaning set forth in Section 6.12(a). “Material Adverse Effect” means any change, event, circumstance or effect that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of the Business, taken as a whole; or (b) has, individually or in the aggregate, prevented, impaired, delayed or adversely affected, or would reasonably be expected to prevent, impair, delay or adversely affect, in any material respect, the ability of the Seller Parties to perform their obligations under this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby; other than, in the case of clause (a), any change, event, circumstance or effect that results from, arises out of or is related to any of the following (but provided that, solely with respect to clauses (i)-(vi) below, if such change, event, circumstance or effect has a disproportionate adverse effect on the Business relative to other participants in the industries and markets in which the Business operates, such incremental disproportionate adverse impact and only such incremental disproportionate impact shall be taken into account in determining whether a Material Adverse Effect has occurred): (i) general economic, business or regulatory conditions (including changes in (A) financial or market conditions, (B) currency exchange rates, (C) prevailing interest rates or credit markets, (D) the price of commodities or raw materials applicable in countries, jurisdictions or markets in which there are Purchased Assets or sales of Products (or the securities, syndicated

-13- loan, credit or financial markets globally or in any such economies, countries, jurisdictions or markets) or (E) tariffs, or any related or similar duty on imports from or exports to any jurisdiction); (ii) changes in the legal, Tax, regulatory or political conditions affecting the Business in general or within the relevant jurisdiction (including changes in Law or in the interpretation of Law); (iii) changes in GAAP or other applicable accounting standards or the enforcement, implementation or interpretation thereof; (iv) changes, events, circumstances or effects that arise out of, or are attributable to, conditions in the industries in which the Business operates; (v) changes, events, circumstances or effects that arise out of, or are attributable to, any acts of God (including earthquakes, hurricanes, landslides, tropical storms, volcanoes, fires, floods or other natural disasters or weather-related conditions) or the commencement, occurrence, continuation or intensification of any war (whether or not declared), cyber-attacks or data breaches, riots, unrest, sabotage, armed hostilities, military attacks or acts of terrorism; (vi) any pandemics, endemics, curfews, disease outbreaks or other public health emergencies (including the COVID- 19 pandemic) (or any restrictions that relate to, or arise out of, a pandemic, endemic, disease outbreak or other public health emergency) or any material worsening of such conditions existing as of the date hereof; (vii) changes, events, circumstances or effects that arise out of, or are attributable to, any failure by the Business to meet budgets, plans, projections or forecasts (whether internal or otherwise) for any period (it being understood that the underlying cause of the failure to meet such budgets, plans, projections or forecasts may be taken into account in determining whether a Material Adverse Effect has occurred unless such causes are otherwise excepted under this paragraph); (viii) changes, events, circumstances or effects that arise out of, or are attributable to, the execution, announcement or performance of this Agreement or the Ancillary Agreements, or consummation of the transactions contemplated hereby or thereby; (ix) any actions taken to which Purchaser has consented in writing or that are at the written direction or request of Purchaser or any of its Affiliates or Representatives, or failures to take actions specified in Section 6.2 due to Purchaser’s failure to consent thereto following the request of Seller; (x) compliance with the express terms and conditions of this Agreement; or (xi) any changes, events, circumstances or effects that are explicitly set forth in Schedule 1.1(H) (Specified Potential Material Adverse Events). “Measurement Time” means 12:01 a.m. (Central time) on the Closing Date. “Net Revenue” means revenue of the Business recognized in accordance with ASC 606, determined consistently with the accounting principles and practices used in preparing the Financial Statements, reflecting the Seller’s estimates of variable consideration and adjustments to the transaction price for expected returns, allowances, and consideration payable to customers, as applicable, excluding amounts collected on behalf of third parties, and calculated prior to any deduction for credit losses or bad debt expense. “Net Revenue Reduction” means an amount equal to the aggregate Net Revenue generated by the Business from and after the Revenue Date through and including the date immediately prior to the Closing Date multiplied by seventy-five percent (75%). “New Business Contracts” has the meaning set forth in Section 6.16(a). “New Contract” has the meaning set forth in Section 6.16(a).

-14- “Neutral Accounting Firm” means an independent accounting firm of nationally recognized standing that is not at the time it is to be engaged hereunder rendering services to any Party, or any Affiliate of either, and has not done so within the two (2)-year period prior thereto. “Open Source Software” means any open source, public source or freeware, or any modification or derivative thereof, including any version of any Software (in whole or in part) that is: (a) distributed as free software, open source software or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL) or Affero GPL (AGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; or (viii) the Apache License; or (b) distributed under any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (i) disclosed, distributed, made available, offered, licensed or delivered in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (iv) redistributable at no charge, including any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org. “Ordinary Course of Business” of a Person means an action taken by such Person in the ordinary course of the normal, day-to-day operations of such Person’s business consistent in nature, scope and magnitude with the historical practices of such Person, which does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority). No violation of Law or Contracts shall be deemed in the Ordinary Course of Business. “Other ANZ Business Employee” means an ANZ Business Employee, other than an ANZ Continuing Employee in relation to whom the following requirements are satisfied: (a) the employment of the ANZ Business Employee with Seller (or its Affiliate) has terminated, including by resignation; and (b) within three months after the termination, the ANZ Business Employee becomes employed by Purchaser (or its Affiliate or nominee); and (c) the work the ANZ Business Employee performs for Purchaser (or its Affiliate or nominee) is the same, or substantially the same, as the work the Employee performed for Seller (or its Affiliate). “Partial Assignment and Release” has the meaning set forth in Section 6.16(a). “Parties” has the meaning set forth in the preamble of this Agreement. “Patents” means any patents, utility models, design registrations, certificates of invention and other governmental grants for the protection of inventions or industrial designs, including any provisional applications, continuations, divisionals, continuations-in-part, reexaminations, reissues, inter partes reviews, post-grant reviews, substitutions, extensions or restorations of a patent or application and any patents issuing thereon, invention disclosures, inventions and discoveries (whether or not patented or patentable and whether or not reduced to practice), improvements thereto, other rights of invention, all rights therein provided by international treaties

-15- or conventions, and any applications for registration and renewals in connection with any of the foregoing, and all foreign equivalents of any of the foregoing. “Permitted Liens” means (a) statutory Liens arising out of operation of Law with respect to a Liability incurred in the Ordinary Course of Business where the amount secured by the Lien is not yet due and payable; (b) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings for which appropriate reserves have been established in accordance with the Accounting Principles; (c) mechanics’, materialmens’, carriers’, workmens’, warehousemens’, repairmens’, landlords’ or other similar Liens and security obligations for amounts that are not yet due and payable, or if due, not delinquent or that are being contested in good faith by appropriate proceedings for which adequate reserves have been established; (d) non- exclusive licenses of the Business IP entered into in the course of any Seller Party’s Ordinary Course of Business; and (e) those matters identified on Schedule 1.1(I) (Permitted Liens). “Person” means an individual, a limited liability company, a joint venture, a corporation, a partnership, an association, a trust, a division or an operating group of any of the foregoing or any other entity or organization, including a Governmental Authority. “Personal Data” means information relating to or reasonably capable of being associated with an identified or identifiable person, device, or household, including but not limited to name, street address, date of birth, telephone number, email address, photograph, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, neural or biological data, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Law. “Personal Data Breach” means any actual unauthorized access to, acquisition of, disclosure of, or use of Personal Data that requires notification to any Person or Governmental Authority under applicable Privacy and Data Security Laws, including any “breach of security,” “security breach,” “data breach,” or similar term under applicable Privacy and Data Security Laws. “Plan” means any employee benefit plan as defined in Section 3(3) of ERISA and any other material fringe benefit, bonus, employment, compensation, consulting, retention, change in control, termination or severance plan, program, policy, fund, agreement or arrangement, whether or not subject to ERISA, maintained (or contributed to or required to be contributed to), and whether written or unwritten, by Seller or any of its Affiliates in which any Business Employee in the United States or Puerto Rico participates, other than any Statutory Benefit Plan. “Pre-Closing Tax Period” means any Tax period (or portion thereof) ending on or before the Closing Date, including the portion of any Straddle Period ending on and including the Closing Date. “Preliminary Purchase Price” has the meaning set forth in Section 2.6.

-16- “Primary R&W Insurance Policy” means that certain representations and warranty insurance policy to be obtained by Purchaser, or any Affiliate thereof, in connection with the transactions contemplated hereby in the form attached as Exhibit B hereto. “Privacy and Data Security Policies” means all of the Business’s past or present, internal or public-facing policies, notices, representations, commitments, and statements concerning the privacy, security, or processing of Personal Data, including any (a) written information security policies and procedures; and (b) obligations applicable to the Business as a result of any certification relating to privacy or the processing of Personal Data. “Privacy and Data Security Laws” means all applicable Laws relating to (a) the Processing, privacy, confidentiality, or security of Personal Data, (b) breach notification, and (c) unsolicited marketing communications (including email, SMS/text, and telemarketing). “Privileged Communications” has the meaning set forth in Section 10.12(b). “Processing” means any operation or set of operations performed on Personal Data, whether or not by automated means, including collecting, receiving, accessing, recording, organizing, structuring, storing, adapting, altering, using, disclosing, transmitting, sharing, selling, renting, otherwise making available, combining, restricting, erasing, or destroying. “Products” means products of the categories set forth on Schedule 1.1(N) or that are otherwise sold by the Business. “Proposed Closing Statement” has the meaning set forth in Section 2.8(a). “Purchase Price Allocation” has the meaning set forth in Section 2.9. “Purchased Assets” has the meaning set forth in Section 2.1. “Purchaser” has the meaning set forth in the preamble of this Agreement. “Purchaser 401(k) Plan” has the meaning set forth in Section 6.5(g). “Purchaser Designated Affiliate” has the meaning set forth in Section 10.3. “Purchaser Indemnitee” has the meaning set forth in Section 7.2(a). “Purchaser Material Adverse Effect” means any change, event, circumstance or effect that has, individually or in the aggregate, prevented, impaired, hindered, delayed or adversely affected, or would reasonably be expected to prevent, impair, hinder, delay or adversely affect, in any material respect, the ability of Purchaser and its Affiliates to perform their obligations under this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. Without limiting the foregoing, “Purchaser Material Adverse Effect” includes a material impairment of the ability of Purchaser or any of its Affiliates to obtain any Governmental Authorization required in connection with the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement, notwithstanding the compliance by Purchaser with the terms of this Agreement.

-17- “Purchaser Transfer Tax Cap” has the meaning set forth in Section 6.4(a). “R&W Insurance Costs” means the total premium, underwriting costs, brokerage fees, and premium Taxes related to the Primary R&W Insurance Policy. For clarity, the R&W Insurance Costs shall not include any costs associated with the Fundamental R&W Insurance Excess. “R&W Insurance Policies” means the Primary R&W Insurance Policy and the Fundamental R&W Insurance Excess. “Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying of any Hazardous Material into or upon the indoor or outdoor environment, including any soil, sediment, subsurface strata, surface water, drinking water, ground water, ambient air, the atmosphere or any other media. “Representatives” means, with respect to any Person, such Person’s directors, officers, managers, partners, employees, counsel, financial advisors, accountants, auditors, consultants and other advisors, representatives and agents. “Resolution Period” has the meaning set forth in Section 2.8(c). “Restrictive Covenant Agreement” means a Restrictive Covenant Agreement in the form of Exhibit C. “Retained Business” means any and all of any Seller Party’s or its Affiliate(s)’ businesses, operations, divisions, segments, product lines, services, platforms, technologies, intellectual property or assets (other than those which constitute the Business under the terms herein), whether now existing or hereafter developed, acquired, or created, including, without limitation, (i) digital marketing services, software-as-a-service (“SaaS”) platforms and hosted solutions (including, without limitation, any Thryv-branded or Thryv-affiliated software, applications or services, whether offered under the Thryv name or any other trade name, brand, or mark owned or controlled by Seller or its Affiliates, including the business included on each web domain owned or controlled by any Seller Party or any Affiliate thereof that is not set forth on Schedule 1.1(B) (Online Directories), (ii) search engine marketing, pay-per-click advertising management, website design, development and hosting, domain registration, online listing and directory services, reputation management, and online presence management offerings, (iii) customer relationship management tools and technologies, including any related mobile applications, integrations, and application programming interfaces, (iv) data analytics, business intelligence, audience targeting, lead generation, and consumer and business data services, including any proprietary databases, algorithms, models, or data sets used in connection therewith, (v) marketing automation, social media management, content creation, email marketing, and customer relations and communications management services, (vi) payment processing services and solutions, including any payment facilitation, invoicing, billing, point-of-sale, and related financial technology services (including, without limitation, the “ThryvPay” platform and any successor or derivative thereof), (vii) payroll management, human capital management, workforce scheduling, time tracking, benefits administration, and related employment and workforce management services, (viii) e- commerce solutions, online storefront tools, appointment scheduling, booking, and calendar management services and (ix) any other business units, product offerings, or service lines of Seller

-18- or its Affiliates, including, without limitation, those that constitute, are branded as, or are offered under the names “Thryv Command Center,” “Thryv Business Center”, “Thryv Marketing Center,” “ThryvPay,”, “Thryv Workforce Center,” and any other current or future Thryv-branded or Thryv- affiliated product, platform, or service, however named or designated, (x) any corporate, shared services, or back-office functions of Seller or its Affiliates, all of which shall be retained by, and remain the property of, Seller and its Affiliates and, (xi) any business, product, service, technology or asset developed, acquired, licensed or created by any Seller Party or its Affiliate, as well as any other business of the Seller Parties other than the Business, to the extent such business, product, service, technology or asset is not expressly identified in subclauses (a)-(o) of clause (ii) of the definition of “Purchased Assets”. “Retained Liabilities” has the meaning set forth in Section 2.4. “Retained Names” means all Trademarks (including without limitation, the Thryv Marks) of Seller or any of its Affiliates, and any Trademarks related thereto or containing or comprising any of the foregoing, including any Trademarks derivative thereof or confusingly similar thereto, in each case other than the Trademarks that are included in the Business IP. “Revenue Date” means October 1, 2026. “Reverse Termination Fee” has the meaning set forth in Section 9.3(a). “Review Period” has the meaning set forth in Section 2.8(b). “Sale” has the meaning set forth in Section 2.5. “Security Incident” means any unauthorized access, intrusion, or other compromise of any information system used in the Business that results in the unauthorized access to, acquisition of, or exfiltration of Personal Data or Confidential Information. “Seller” has the meaning set forth in the preamble of this Agreement. “Seller 401(k) Plan” has the meaning set forth in Section 6.5(g). “Seller Account” means the bank account or accounts specified by Seller in writing to Purchaser at least three (3) Business Days before the Closing Date. “Seller Content” means all content and material, in any form, created, developed, produced, acquired, marketed, licensed, sold, distributed, or otherwise used by or on behalf of any Seller Party that is Exclusive to the Business, including media content in any form, articles, blog posts, reports, audio-visual materials and content, digital marketing materials, advertisements, web content, and any other materials or content, including all content hosted on the web domains listed on Schedule 1.1(D) (Online Directories); but expressly excludes any content provided to the Business pursuant to the Getty Images License (as defined in the Seller Disclosure Schedules). “Seller Disclosure Schedule” means the disclosure schedule that Seller has delivered to Purchaser as of the date hereof.

-19- “Seller Entities” means those entities set forth in Schedule 1.1(J) (Seller Entities). Each Seller Entity shall be an Affiliate of Seller for the purposes of this Agreement and each reference to Seller’s Affiliates shall be deemed to include the Seller Entities. “Seller Guarantees” means all obligations of Seller or any of its Affiliates under any Contract, instrument or other commitment, obligation or arrangement (other than Seller LCs) or other obligation in existence as of the Closing Date that is Exclusive to the Business for which Seller or any of its Affiliates is or may be liable, as guarantor or primary obligor, or is or are otherwise required to provide financial support or collateral in any form whatsoever, or otherwise (including by reason of performance guarantees) set forth on Schedule 1.1(K) (Guarantees); but expressly excluding Thryv Australia guaranty of Seller’s obligations under that certain Term Loan Credit Agreement, dated May 1, 2024, by and among Thryv Holdings, Inc., Seller, the lenders party thereto and Citizens Bank, N.A., which shall not be an Assumed Liability. “Seller Indemnitee” has the meaning set forth in Section 7.2(b). “Seller LCs” has the meaning set forth in Section 6.11(c). “Seller Parties” means each of the Seller and the Seller Entities. “Seller Product” means (a) any Software, product or service and related documentation and materials, that is created, designed, produced, developed, manufactured, sold, licensed, supplied, performed, offered, made available, distributed or provided by or for any Seller Party and is Exclusive to the Business, or exclusive to or included in the Purchased Assets, including those Seller Products set forth on Schedule 1.1(N) (Seller Products), and all such products and services currently under design or development by any Seller Party, and (b) any Seller Content, as applicable. “Seller R&W Insurance Costs” means fifty percent (50%) of the R&W Insurance Costs. “Seller Retention Amount” means a cash amount equal to fifty percent (50%) of the retention amount under the Primary R&W Insurance Policy (as such retention amount may be reduced from time to time in accordance with the terms of such policy), up to a maximum of $355,000. “Seller Transaction Expenses” means, without duplication, all fees, costs, expenses and other amounts incurred by or on behalf of, or payable by, Seller or any of its Affiliates at or prior to or in connection with the Closing, in each case in connection with (a) the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, (b) the Strategic Process, including all activities in connection therewith, (c) obtaining any consents, waivers, approvals, Governmental Authorizations or Filings required to be obtained by Seller or any of its Affiliates in connection with the transactions contemplated hereby, and (d) any restructuring, reorganization or separation of the Business from Seller’s and its Affiliates’ other businesses in connection with the transactions contemplated hereby (including the Strategic Process), in each case including (i) out-of-pocket costs, fees, commissions and disbursements of investment bankers, financial advisors, brokers, finders, attorneys, accountants, consultants, data room administrators and other advisors and service providers, (ii) any change of control, transaction, deal, retention, stay,

-20- completion, success or similar bonuses, payments or obligations (including the employer portion of any employment or payroll Taxes with respect thereto) that become payable by Seller or any of its Affiliates to any current or former employee, officer, director or other service provider of Seller or any of its Affiliates as a result of or in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby, but expressly excluding the cost of any retention or payment arrangements offered to any Business Employee, independent contractor or other service provider of the Business by Purchaser in connection with the transactions contemplated hereby, or (iii) the Seller R&W Insurance Costs. “Shared Contract” means any Contract, sales order, purchase order, instrument or other commitment, obligation or arrangement for the purchase and sale of Products entered into prior to the Closing that is between Seller or any of its Affiliates, on the one hand, and one or more third parties, on the other hand, that inures to the benefit or burden of the Business and to any Retained Business, which in each case is set forth on Schedule 1.1(L) (Shared Contracts). “Shortfall Amount” has the meaning set forth in Section 2.8(g)(ii). “Social Media Accounts” means any and all accounts, profiles, pages, feeds, registrations and other presences on or in connection with any social media platform or service, including any (i) social media or social networking website or application (including any Facebook, Instagram, Twitter or LinkedIn account), (ii) blog, microblog, wiki, message board, forum, or other collaborative or user-generated content platform, (iii) photo, video, music or other content-sharing website, or (iv) any other websites, applications or similar electronic means by which users are able to create or share content or to participate in social or professional networking. “Software” means all computer software, programs and code (in any form, including source code, executable code, object code, firmware and middleware), algorithms, application programming interfaces, data, databases, data collections, subroutines, tools, materials, libraries, interfaces, architectures, files, records, technical drawings and related documentation (including user manuals, training materials and developer notes), in each case, whether in source code, object code or other form. “Specified Claim” has the meaning set forth in Section 6.13(a). “Statutory Benefit Plan” means each plan, program or arrangement that provides employee benefits to any current or former Business Employees or other service providers of Seller or any of its Affiliates and that is required to be maintained or contributed to under the applicable Law of any country or jurisdiction outside of the United States. “Straddle Period” means any taxable period that begins on or prior to the Closing Date and ends after the Closing Date. “Strategic Process” means all matters, whether occurring before or after the date hereof, relating to the review of strategic alternatives for the Business, including the potential sale, spin- off or other separation of the Business and all activities in connection therewith, including matters relating to (a) the solicitation of proposals from third parties in connection with the sale of the Business or (b) the drafting, negotiation or interpretation of any of the provisions of this

-21- Agreement or the Ancillary Agreements, or the determination of the allocation of any assets or Liabilities pursuant to the foregoing agreements or the transactions contemplated thereby. “Subsidiary” means an entity as to which Seller or Purchaser or any other relevant entity, as the case may be, owns directly or indirectly fifty percent (50%) or more of the voting power or other similar interests, or has the ability to elect a majority of the board of directors or other performing similar functions. Any Person that comes within this definition as of the date hereof but thereafter fails to meet such definition shall from and after such time not be deemed to be a Subsidiary of Seller or Purchaser or any other relevant entity, as the case may be. Similarly, any Person that does not come within such definition as of the date hereof but that thereafter meets such definition shall from and after such time be deemed to be a Subsidiary of Seller or Purchaser or any other relevant entity, as the case may be. “Target Closing Working Capital Amount” means: (1) if the transaction closes on or before October 1, 2026, $15,277,552.52; (2) if the transaction closes after October 1, 2026 and before November 1, 2026, $15,010,000; and (3) if the transaction closes on November 1, 2026 and before December 1, 2026, $14,709,000. “Tax Lien Payoff Amount” means the amount that, if and to the extent paid to the IRS in accordance the terms set forth in a Tax Lien Payoff Letter, will result in the removal of the Federal Tax Lien from the Purchased Assets, plus the Tax Lien Overpayment Amount, if applicable. “Tax Lien Overpayment Amount” means $50,000.00. “Tax Lien Escrow Account” means an account designated by the Escrow Agent prior to the Closing Date in accordance with the Escrow Agreement to hold the Tax Lien Escrow Funds. “Tax Lien Escrow Amount” means a cash amount equal to $3,000,000. “Tax Lien Escrow Funds” means, at any time, the portion of the Tax Lien Escrow Amount (including any interest accrued thereon) then remaining in the Tax Lien Escrow Account. “Tax Lien Release Documentation” means documentation from the IRS evidencing, to the Purchaser’s reasonable satisfaction, the release or discharge of the Federal Tax Lien from the Purchased Assets, including, without limitation, IRS Forms 668-Z (Certificate of Release of Federal Tax Lien), any form in the IRS Form 669 series (Certificate of Discharge of Federal Tax Lien), or any successor forms or other official documentation from the IRS constituting legally binding confirmation of such release or discharge. “Tax Return” means any return, report, declaration, claim for refund, information return, statement or other document filed or required to be filed with any Taxing Authority, in connection with the determination, assessment or collection of any Tax, including any schedule or attachment thereto, and any amendment thereof. “Taxes” means all federal, state, provincial, local or foreign taxes, charges, duties, fees, levies or other assessments, in each case, in the nature of a tax, including income, gross receipts, windfall profit, excise, property, escheat, abandoned or unclaimed property, sales or use, value added, ad valorem, profits, license, withholding, payroll, employment, net worth, capital gains,

-22- transfer, stamp, registration, alternative or add-on minimum, social security, environmental, capital stock, inventory, occupation and franchise taxes, estimated or similar taxes imposed by any Governmental Authority, and including any interest, penalties and additions attributable thereto. “Taxing Authority” means any Governmental Authority exercising any authority to impose, regulate or administer the imposition of Taxes. “Terminating Intercompany Agreements” has the meaning set forth in Section 6.7. “Third Party Claim” has the meaning set forth in Section 7.2(f)(ii)(1). “Threshold” means one-half of one percent (0.5%) of the Base Purchase Price. “Thryv Mark Transition Period” has the meaning set forth in Section 6.12(b). “Thryv Marks” means the Trademarks set forth in Schedule 1.1(M) (Thryv Marks). “Trade Secrets” means know-how, trade secrets and other confidential or proprietary information, including any inventions, invention disclosures, discoveries, improvements, concepts, ideas, methods, processes, designs, plans, schematics, drawings, formulae, technical information and data, business and financial information and data, customer lists, specifications, research and development information, technology and product roadmaps and databases. “Trademarks” means all trademarks, service marks, trade dress, logos, distinguishing guises and indicia, trade names, corporate names, business names, whether or not registered, together with all goodwill of the business symbolized thereby, and including all common law rights, and registrations, applications for registration and renewals thereof, including all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions. “Training Data” means training data, validation data, test data or other data sets or databases used to train or improve any AI Technologies. “Transfer Taxes” means any federal, state, county, local, foreign and other sales, use, goods and services, transfer, value added, conveyance, documentary transfer, stamp, recording, registration, Taxes under applicable bulk sales Laws, or other similar Tax (including any notarial fee) imposed in connection with, or otherwise relating to, the transactions contemplated hereby or the recording of any sale, transfer or assignment of property (or any interest therein) effected pursuant to this Agreement. “Transferred Contracts” has the meaning set forth in Section 2.1(a). “Transferred Inventory” has the meaning set forth in Section 2.1(b). “Treasury Regulations” means the income tax regulations promulgated by the U.S. Department of Treasury under the Code.

-23- “True-Up Amount” means the amount (which may be a negative number) equal to zero (0): (a) minus the amount, if any, by which the Estimated Closing Adjustment exceeds the Final Closing Adjustment, (b) plus the amount, if any, by which the Final Closing Adjustment exceeds the Estimated Closing Adjustment, (c) minus the amount, if any, by which the Final Closing Indebtedness exceeds the Estimated Closing Indebtedness, (d) plus the amount, if any, by which the Estimated Closing Indebtedness exceeds the Final Closing Indebtedness, (e) minus the amount, if any, by which the Final Closing Seller Transaction Expenses exceeds the Estimated Closing Seller Transaction Expenses (f) plus the amount, if any, by which the Estimated Closing Seller Transaction Expenses exceeds the Final Closing Seller Transaction Expenses, (g) plus the amount, if any, by which the Estimated Net Revenue Reduction exceeds the Final Net Revenue Reduction, and (h) minus the amount, if any, by which the Final Net Revenue Reduction exceeds the Estimated Net Revenue Reduction. “Unbilled Accounts Receivable” means revenue earned by the Business that has not yet been invoiced to the customer who has a contractual obligation to make payments to the Business. “Union” means a union, works council or labor organization. “WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and its state and local equivalents. “Working Capital Deficit” means the absolute value of the amount (if any) by which the Final Closing Working Capital, as finally determined pursuant to Section 2.8(d), is less than the Estimated Closing Working Capital. “Working Capital Surplus” means the amount (if any) by which the Final Closing Working Capital, as finally determined pursuant to Section 2.8(d), is greater than the Estimated Closing Working Capital. “YP Tax Liability” has the meaning set forth in Section 4.16(h) of the Disclosure Schedule. Section 1.2 Other Definitional Provisions. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import refer to this Agreement as a whole, including all Annexes, Exhibits, and Schedules, and not to any particular provision of this Agreement and the words “date hereof” refers to the date of this Agreement. (b) The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. Any reference to the masculine, feminine or neuter gender shall include each other gender. The word “or” is not exclusive. Any reference to a “breach” means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any agreement or covenant or obligation, in or of this Agreement or any other Contract. (c) All accounting and financial terms shall be deemed to have the meanings assigned thereto under GAAP unless expressly stated otherwise.

-24- (d) The terms “dollars” and “$” mean United States of America dollars. (e) Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” (f) When a reference is made in this Agreement to an Article, a Section, an Annex, an Exhibit or a Schedule, such reference shall be to an Article of, a Section of, or an Annex, an Exhibit or a Schedule to, this Agreement unless otherwise indicated. (g) Any Law defined or referred to in this Agreement or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws and the related regulations and published interpretations thereof; provided that, for purposes of any of the representations or warranties contained in this Agreement that are made as of a specific date or dates, references to any Law shall be deemed to refer to such Law, as amended, modified and/or supplemented and to regulations thereunder, and published interpretations thereof, in each case as of such specified date or date. (h) Any reference to “writing” or comparable expressions includes a reference to facsimile transmission, email or comparable means of communication. (i) Where used with respect to a document or information, the phrases “delivered” or “made available” means that a true, correct and complete copy of such document or information (together with all amendments, supplements or other modifications thereto or waivers thereof) has been made available for viewing within the electronic dataroom for “Project Press” run by DefinedVDR (the “Dataroom”), which materials were posted to the Dataroom at least three (3) Business Days prior to the date hereof and not removed on or prior to the date hereof. For the avoidance of doubt, any document or information that is illegible, corrupted, incomplete or otherwise not reasonably capable of being reviewed shall not be deemed to have been “delivered” or “made available” for purposes of this Agreement. (j) Reference to “day” or “days” are to calendar days and references to “month” or “months” are to calendar months. (k) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non- Business Day, the period in question shall end on the next succeeding Business Day. (l) For purposes of this Agreement and any calculations hereunder, when comparing two negative numbers, the number with the lower absolute value shall be deemed higher than the number with the higher absolute value. (m) Unless otherwise set forth in this Agreement, references to any document, instrument or agreement (including this Agreement) includes and incorporates all exhibits, schedules and other attachments thereto that have been provided to the applicable Party or Parties.

-25- (n) An item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (i) such item is specifically set forth on the balance sheet or financial statements or (ii) such item is reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto with sufficient detail to put a reasonable reader on notice of the nature and scope of such item. (o) For the avoidance of doubt, any qualification of a representation or warranty by “Knowledge of Seller” or words of similar import shall not be construed to limit or otherwise affect Purchaser’s rights of recovery under the R&W Insurance Policies; provided, however, that notwithstanding anything to the contrary in this Agreement, solely for purposes of determining (1) whether any Liability was “Known by the Seller” as of the Closing under Section 2.3(b), Section 2.4(b), or Section 2.4(f), or (2) whether any representation or warranty of Seller is true and correct under Section 8.2(a), the Purchaser acknowledges and agrees as follows: (i) the inclusion of any item, fact, matter, agreement, arrangement or circumstance in any Disclosure Schedule shall not, by itself, constitute an admission or acknowledgment that such item is material, breaches or violates any representation, warranty, covenant or agreement, or gives rise to any Liability or obligation hereunder, unless such disclosure directly addresses materiality, a breach or violation, or the existence of such Liability or obligation; and (ii) any deemed knowledge shall be limited to the matters expressly disclosed and shall not extend to (A) any Loss or Liability arising from or related to any disclosed matter, or (B) any claim, Action or right of recovery arising in connection therewith, unless such Loss, Liability, claim, Action or right is itself expressly disclosed (for example, disclosure of a Material Contract under Section 4.10 shall not result in any breach thereof being deemed Known by Seller). ARTICLE II PURCHASE AND SALE Section 2.1 Purchase and Sale of the Purchased Assets. Upon the terms and subject to the conditions set forth herein, at the Closing, Seller shall, and shall cause each Seller Entity to, sell, convey, assign and transfer to Purchaser or the applicable Purchaser Designated Affiliate, and Purchaser and each applicable Purchaser Designated Affiliate shall purchase, acquire and accept from the Seller Parties, good and marketable title to the Purchased Assets, free and clear of all Liens (other than Permitted Liens). The “Purchased Assets” shall collectively mean all right, title and interest of the Seller Parties: (i) all assets and rights that are Exclusive to the Business, except for the Excluded Assets and the Retained Business and, without duplication thereof, (ii) the assets and rights described in the following clauses (a)-(o) as of the date hereof, other than, with respect to clauses (i) or (ii), as transferred or disposed in the Ordinary Course of Business since the date hereof: (a) those Contracts, sales orders, purchase orders, instruments and other commitments, obligations and arrangements to which Seller or any of its Affiliates is a party or by which any of the Purchased Assets or the Assumed Liabilities is subject, which are in each case, Exclusive to the Business, including those set forth in Schedule 2.1(a) (excluding in all events Contracts, sales orders, purchase orders, instruments and other commitments, obligations and arrangements (i) primarily relating to the Excluded Assets, Retained Business or Retained

-26- Liabilities, (ii) with any Seller Party or Affiliate thereof or (iii) that are leases for real property) (the “Transferred Contracts”), and the economic benefit of the Purchaser Portion of any Shared Contract (pursuant to Section 6.16) until such time, if any, as such Shared Contract becomes a New Contract or an Assigned Contract pursuant to Section 6.16; (b) the Accounts Receivable that is Exclusive to the Business, a true, complete and accurate list of which Accounts Receivable is set forth on Schedule 2.1(b); (c) the Unbilled Accounts Receivable and all work-in-process, completed work and revenue arising therefrom (billed or unbilled); (d) Inventory owned by any Seller Party that is exclusively related to the Business (the “Transferred Inventory”); (e) to the extent legally transferable, Governmental Authorizations, owned, used or licensed (subject to the terms of such licenses) by any Seller Party in the operation of the Business but only if Exclusive to the Business; provided, that, with respect to any Governmental Authorization that is not legally transferable, the Seller Parties shall use commercially reasonable efforts to cooperate with Purchaser to enable Purchaser to obtain, at Purchaser’s and Seller’s equally shared cost and expense, a comparable Governmental Authorization in its own name; (f) the current digital versions of all customer and vendor lists, and business and financial records, books, and documents that are Exclusive to the Business (provided, that Seller and each applicable Seller Party, and each of their respective Affiliates may retain copies of each of the foregoing pursuant to Section 6.8); (g) the Business IP; (h) the Seller Products and the Seller Content; (i) all Intellectual Property exclusively relating to any Purchased Assets (as otherwise defined); (j) the goodwill and going concern value of the Business; (k) all advertising, marketing, sales and promotional materials Exclusive to the Business; (l) all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees Exclusive to the Business; (m) to the extent legally transferable, any claims, causes of actions or rights of set-off against third parties Exclusive to the Business or exclusively relating to any Assumed Liabilities; (n) all books and records Exclusive to the Business; and

-27- (o) to the extent legally transferable, all third-party warranties, indemnities and guarantees in relation to any of the Purchased Assets described in this Section 2.1. Section 2.2 Excluded Assets of the Business. (a) Notwithstanding any provision in this Agreement to the contrary, Purchaser and the Purchaser Designated Affiliates are purchasing only the Purchased Assets, and are not purchasing, and shall not otherwise acquire any interest in, any other assets of Seller, its Affiliates or the Retained Business. For avoidance of doubt, the Purchased Assets do not include any of the following (except if expressly included in clauses (a)-(o) of Section 2.1 (other than Section 2.2(a)(xvii), which shall not be subject to this proviso) (the “Excluded Assets”)): (i) all assets that are not Exclusive to the Business, including, without limitation, (i) the digital marketing services business, including Internet Yellow Pages, search engine marketing, online display and social advertising, websites, online presence and video, as well as search engine optimization tools; (ii) Seller’s and its Affiliates’ Software-as-a-Service business segment, including the Thryv® platform and its components such as “Thryv Command Center,” “Thryv Business Center”, “Thryv Marketing Center,” “ThryvPay,”, “Thryv Workforce Center,” Thryv Add-Ons and Keap Automations and any other current or past Thryv-branded or Thryv-affiliated product, platform, or service, however named or designated; (iii) direct mail; and (iv) any other business activities, operations, or assets of Seller and its Affiliates not Exclusive to the Business; (ii) cash and cash equivalents of any Seller Party, their respective Affiliates or the Business; (iii) all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees that are not Exclusive to the Business; (iv) all Tax losses, Tax loss carry forwards and carrybacks, Tax refunds and other Tax assets and attributes of each Seller Party, including all refunds, credits, offsets or other similar benefits with respect to Taxes of Seller Party, whether or not the foregoing is derived from the Business or the Purchased Assets and whether or not the foregoing exists prior to the Closing; (v) the corporate books and records (including Tax Returns, customer and vendor lists, and business and financial records, books and documents) of each Seller Party, to the extent not Exclusive to the Business; provided, that from time to time upon Purchaser’s request following the Closing, Seller shall reasonably promptly deliver or otherwise make available to Purchaser copies of any such books and records (or all applicable portions thereof) to the extent reasonably necessary for the operation of the Business following the Closing; (vi) all current and prior insurance policies of each Seller Party and all rights of any nature with respect thereto, including all insurance recoveries thereunder and rights to assert claims with respect to any such insurance recoveries; (vii) all assets of any Plan or Foreign Plan;

-28- (viii) the Retained Names; (ix) except as expressly contemplated by Section 2.1, including Section 2.1(g), Section 2.1(h) and Section 2.1(i), all Intellectual Property (such Intellectual Property, together with the Retained Names, collectively the “Excluded IP”); (x) any legal and beneficial interest in the share capital or equity interest of any Person owned, directly or indirectly, by Seller or any of its Affiliates; (xi) any legal or beneficial interest in all Inventory other than the Transferred Inventory; (xii) subject to Section 6.6(k), personnel records of the Continuing Employees who shall or intend to become employed by Purchaser pursuant to Section 6.5 or Section 6.6; (xiii) all corporate-level services (but not the assets related to such services to the extent such assets are Purchased Assets) of the type currently provided to the Business by any Seller Party or any of their respective Affiliates; (xiv) any legal or beneficial interest in any assets, properties or rights of any Person that are not Exclusive to the Business or otherwise included in Schedule 1.1(F) (Other Business Assets), including all assets, properties and rights constituting ownership interests in, or that are used or held for use in, the Retained Business; (xv) all rights of each Seller Party and any of their respective Affiliates under this Agreement or the Ancillary Agreements and any documents delivered or received in connection herewith or therewith; (xvi) subject to Section 6.16, all Contracts that are not Transferred Contracts; and (xvii) the assets set forth in Schedule 2.2(a)(xvii) (Specified Excluded Assets). (b) Notwithstanding anything herein to the contrary, Seller, and each Affiliate of Seller, may take (or cause one or more of its Affiliates to take) such action as is necessary or advisable to transfer, effective as of, or prior to, the Closing Date, the Excluded Assets from Seller or one or more of its Affiliates for such consideration or for no consideration, as may be determined by Seller in its sole discretion; provided that no such transfer shall adversely affect the value of the Purchased Assets or the operation of the Business in any material respect. (c) Notwithstanding anything to the contrary set forth herein, the Parties acknowledge and agree that except as set forth in Section 6.16, the shared or transitional use of any asset (including in connection with the Management Services Agreement) shall not, by itself, cause such asset to be deemed Exclusive to the Business or a Purchased Asset for the purposes of this Agreement.

-29- Section 2.3 Assumption of Certain Obligations of the Business. Upon the terms and subject to the conditions of this Agreement, Purchaser agrees, effective at the Closing, to assume and to satisfy and discharge solely the following Liabilities (and no others) (collectively, the “Assumed Liabilities”), without duplication: (a) all Liabilities of the Seller Parties and their Affiliates under, arising from or relating to the ownership and operation of the Business, and/or the ownership, operation or exploitation of the Purchased Assets, after the Closing, including, without limitation: (i) all current trade accounts payable of any Seller Party to third parties incurred solely in connection with the Business in the Ordinary Course of Business that remain unpaid as of the Closing and that are reflected as Liabilities in Final Closing Working Capital; provided, that such trade accounts payable shall not include any amounts that are the subject of a bona fide dispute that has been formally asserted in writing prior to the Closing or that have been outstanding for more than one hundred twenty (120) days past the applicable invoice date; (ii) subject to Section 2.3(b), (w) all Liabilities in respect of the Transferred Contracts, New Business Contracts, the Purchaser Portion of any Shared Contracts (pursuant to Section 6.16), and any Seller Guarantees that remain outstanding after the Closing Date, if any; (x) all Liabilities, including all Actions commenced, threatened or otherwise asserted or made after the Closing, arising from or related to the design, marketing, distribution, use or sale of any Products or the services by or on behalf of any Seller Party or its Affiliates prior to Closing or by or on behalf of Purchaser or its Affiliates on or after the Closing, including any product liability, warranty or recall obligations regardless of when the underlying Products or services (as applicable) were designed, manufactured, sold or distributed; (y) all Liabilities to suppliers for materials and services relating to the Business ordered in the ordinary course of business prior to the Closing that are scheduled to be delivered or provided on or after the Closing, and all Liabilities to customers under purchase orders for Products that have not yet been shipped or services that have not been rendered as of the Closing; and (z) all Liabilities with respect to Products returned or presented for return, exchange, credit or refund on or after the Closing, regardless of when such Products were sold or delivered; and (iii) all Liabilities for trade, account, note or loan payables relating to the Business on or after the Closing and arising out of goods or services purchased by, delivered to or provided to the Business on or after the Closing; (b) all Liabilities of the Seller Parties and their Affiliates under, arising from or relating to the ownership or operation of the Business, and/or the ownership, operation or exploitation of the Purchased Assets, prior to the Closing, if and to the extent such Liability (or the facts or circumstances that could result in such Liability) exists as of the Closing Date but is not Known by Seller as of the Closing; (c) (i) all Liabilities reflected in the calculation of Closing Working Capital, as finally determined pursuant to the terms of this Agreement, and (ii) all Indebtedness of Seller and its Affiliates, solely to the extent such Indebtedness was deducted from or used to reduce the Purchase Price or True-Up Amount; and (d) all Liabilities Purchaser has expressly assumed pursuant to the terms of this Agreement or any Ancillary Agreement, including those Liabilities expressly assumed by Purchaser pursuant to Section 6.5 (including the Purchaser Assumed Employee Liabilities) and Section 6.6 hereof.

-30- Section 2.4 Retained Liabilities of the Business. Notwithstanding anything set forth in this Agreement or any Ancillary Agreement, other than the Assumed Liabilities, Purchaser shall not assume or be obligated to pay, perform, satisfy or otherwise discharge (and the Seller Parties shall retain, pay, perform, satisfy or otherwise discharge without recourse to Purchaser) any and all liabilities of the Seller Parties, of any kind, character, or description whatsoever, whether direct or indirect, known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, matured or unmatured (collectively, the “Retained Liabilities”), including, without limitation or duplication: (a) Liabilities of any Seller Party related to or arising out of the Excluded Assets, or any other asset or business of any Seller Party other than the Business, including all Liabilities under or relating to any Company Plans (including any pension, retirement or defined benefit plan maintained by Seller or any of its Affiliates for the benefit of Business Employees, including any underfunding, withdrawal liability, or other obligation arising thereunder or that is triggered as a result of the transactions contemplated under this Agreement), in each case, except as expressly set forth in Section 6.5 and Section 6.6; (b) all Liabilities of the Seller Parties and their Affiliates under, arising from or relating to the operation of the Business, and/or the operation or exploitation of the Purchased Assets, prior to the Closing, if and to the extent such Liability (or the facts or circumstances that could result in such Liability) exists as of the Closing and is (i) Known by Seller as of the Closing and (ii) not reflected as Liabilities in Final Closing Working Capital; (c) intercompany accounts payable in respect of the Business that are due and owing between Seller and an Affiliate of Seller; (d) all Indebtedness of Seller and its Affiliates, including any Indebtedness relating to or secured by the Business or the Purchased Assets, provided, however, that Seller shall not be obligated to pay, and no such Indebtedness shall be a Retained Liability to the extent such Indebtedness was (i) included in the Estimated Closing Indebtedness and paid to the applicable payees at the Closing pursuant to Section 2.6(d), (ii) included in the calculation of Final Closing Indebtedness under Section 2.8, or (iii) otherwise deducted from or used to reduce the Purchase Price or True-Up Amount; (e) Seller Transaction Expenses; (f) all Liabilities arising out of or relating to the employment or termination of employment of any current or former employee, independent contractor or other service provider of the Business to the extent arising from or relating to any act or omission of Seller or its Affiliates occurring, existing or arising on or prior to the Closing to the extent Known by Seller as of the Closing Date, and without duplication thereof, all Liabilities relating to any Business Employee who does not become a Continuing Employee (in each case subject to and except as set forth in Section 6.5 and Section 6.6 hereof); (g) (i) all Liabilities of any Seller Party with respect to Taxes (including the YP Tax Liability), (ii) all Liabilities with respect to Taxes relating to the Business, the Purchased Assets or the Assumed Liabilities for any taxable period (or portion thereof) ending on or prior to

-31- the Closing Date, (iii) all Taxes relating to any Excluded Assets or Retained Liabilities, and (iv) the employer portion of any withholding or payroll Taxes imposed on or with respect to any amount payable in relation to the pre-Closing period pursuant to this Agreement (and expressly excluding Purchaser’s post-Closing obligations pursuant to Section 6.5 and Section 6.6 hereof); and (h) all Liabilities that a Seller Party has expressly assumed or agreed to retain pursuant to the terms of this Agreement or any Ancillary Agreement, including those Liabilities retained by the Seller Parties pursuant to Section 6.5 and Section 6.6 hereof. Notwithstanding anything to the contrary herein, no Liability shall be a Retained Liability, and Seller shall have no obligation to pay or satisfy any Liability, to the extent such Liability (or the facts, matters or circumstances giving rise to such Liability) reduced the Final Purchase Price in accordance with Section 2.8, including with respect to the calculation of the Preliminary Purchase Price, the Final Closing Indebtedness, the Closing Seller Transaction Expenses, the True-Up Amount or any other component of the purchase price adjustment mechanism set forth in Section 2.8. Section 2.5 Purchase Price. In consideration of the sale and transfer of the Purchased Assets by the Seller Parties to Purchaser and the Purchaser Designated Affiliates (the “Sale”), and for the Seller Parties’ other undertakings hereunder, on the terms and subject to the conditions hereof, Purchaser shall pay an aggregate purchase price of One Hundred Forty-Two Million Dollars ($142,000,000) (the “Base Purchase Price”), as adjusted by Section 2.8, and shall assume the Assumed Liabilities. Section 2.6 Payments at Closing. At the Closing, Purchaser shall pay to: (a) Seller or its designee, on behalf of the Seller Parties without reduction for any Tax (unless otherwise permitted in accordance with Section 2.10), in immediately available funds, by wire transfer of immediately available funds to the Seller Account(s), the amount (the “Preliminary Purchase Price”) equal to: (i) the Base Purchase Price, plus (ii) the Estimated Working Capital Surplus, if any; plus (iii) the Estimated Working Capital Deficit, if any; minus (iv) the Adjustment Escrow Amount; minus (v) the Indemnity Escrow Amount; minus (vi) the Estimated Closing Seller Transaction Expenses; minus (vii) the Estimated Net Revenue Reduction; minus (viii) the Estimated Closing Indebtedness.

-32- (b) the Escrow Agent the Adjustment Escrow Amount for deposit in the Adjustment Escrow Account, the Indemnity Escrow Amount for deposit in the Indemnity Escrow Account, and the Tax Lien Escrow Amount for deposit in the Tax Lien Escrow Account; (c) the relevant payee set forth in final invoices delivered two (2) Business Days prior to the Closing the Estimated Closing Seller Transaction Expenses to the corresponding account(s) designated by Seller in the Funds Flow Agreement, dated as of the Closing Date by and between Purchaser and Seller (the “Funds Flow Agreement”); (d) the relevant payees set forth in payoff letters (excluding the Tax Lien Payoff Letter) in form and substance reasonably satisfactory to Purchaser delivered two (2) Business Days prior to the Closing the outstanding amount of Estimated Closing Indebtedness (excluding the Tax Lien Payoff Amount) to the corresponding account(s) designated by Seller in the Funds Flow Agreement; and (e) except in the case of the delivery of Tax Lien Release Documentation in accordance with Section 8.2(g)(i), the IRS, the Tax Lien Payoff Amount reflected in the applicable Tax Lien Payoff Letter, in each case delivered in accordance with Section 8.2(g), by payment: (i) if acceptable to Purchaser’s Debt Financing Source in its sole discretion, directly by Seller in connection with the Closing in accordance with a process mutually agreed by Seller and Purchaser, and (ii) otherwise, via check issued by Purchaser to the IRS and distributed, together with the applicable IRS Instruction Letter, in accordance with address and attention information set forth in such IRS Instruction Letter, via FedEx Overnight mailing, return receipt requested. The Preliminary Purchase Price shall be subject to the post-Closing adjustment provisions of Section 2.8 and shall be allocated as described in Section 2.9. Section 2.7 Estimated Closing Statement. No fewer than five (5) Business Days prior to the Closing Date, Seller shall deliver to Purchaser the Estimated Closing Statement, together with reasonable supporting detail and a balance sheet of the Business as of the Measurement Time. The Estimated Closing Statement shall be prepared in accordance with the Accounting Principles. Seller shall consider in good faith any comments or objections to any amounts set forth in the Estimated Closing Statement notified by Purchaser to Seller in writing at least three (3) Business Days prior to the Closing Date. If Seller and Purchaser agree to make any modification to the Estimated Closing Statement, then the Estimated Closing Statement as so modified shall be deemed to be the Estimated Closing Statement for purposes of calculating the Preliminary Purchase Price. If Seller and Purchaser fail to agree upon the amounts set forth in the Estimated Closing Statement at least two (2) Business Days prior to the Closing Date, then, subject to the satisfaction or waiver (to the extent permitted by Law) of the conditions set forth in Article VIII at the Closing, the Closing shall proceed at such time and on such date as otherwise contemplated by Section 3.1 and the Preliminary Purchase Price set forth in the Estimated Closing Statement delivered by Seller pursuant to this Section 2.7 (as adjusted to reflect any modifications agreed to by the Parties) shall be paid by Purchaser at the Closing in accordance with Section 3.1(c). For the avoidance of doubt, no failure by Purchaser to raise any objection or dispute pursuant to this Section 2.7, and no agreement by Purchaser to proceed with the Closing based on the Estimated

-33- Closing Statement, shall in any way prejudice, limit or otherwise affect Purchaser’s right to raise any matter pursuant to the provisions of Section 2.8. Section 2.8 Purchase Price Adjustment. (a) Within ninety (90) days after the Closing Date, Purchaser shall deliver to Seller a statement (the “Proposed Closing Statement”) setting forth, without duplication of any items Purchaser’s calculation of the Closing Working Capital, Working Capital Deficit, if any, and Working Capital Surplus, if any, Closing Indebtedness, Closing Seller Transaction Expenses and the Net Revenue Reduction, in each case, together with reasonable supporting detail. The Proposed Closing Statement shall be unaudited but shall be prepared in accordance with the Accounting Principles. The Proposed Closing Statement will entirely disregard (i) any and all purchase accounting effects on the assets or liabilities of the Business as a result of the transactions contemplated hereby or of any financing or refinancing arrangements entered into at any time by Purchaser or any other transaction entered into by Purchaser in connection with the consummation of the transactions contemplated hereby (except to the extent set forth in the definitions of the terms Closing Working Capital), and (ii) any of the plans, transactions, or changes which Purchaser initiates or makes or causes to be initiated or made after the Closing with respect to the Business or the Purchased Assets. From the Closing until the delivery of the Proposed Closing Statement, Seller shall, and shall cause its Affiliates and Representatives to, reasonably cooperate with and assist Purchaser and its Representatives in the preparation of the Proposed Closing Statement, including by providing Purchaser and its Representatives with reasonable access during normal business hours to the books, records, working papers, personnel and facilities of Seller and its Affiliates to the extent relevant to the preparation of the Proposed Closing Statement, and shall promptly respond to all reasonable requests for information from Purchaser in connection therewith. If Purchaser fails to deliver the Proposed Closing Statement to Seller, within such ninety (90) day period, then Seller will have the option to, upon at least fifteen (15) days’ prior written notice to Purchaser with an opportunity to cure, either (x) elect to treat the Final Purchase Price as being equal to the Preliminary Purchase Price or (y) deliver its own Proposed Closing Statement to Purchaser. In the event Seller delivers its own Proposed Closing Statement to Purchaser in accordance with clause (y) above, the provisions below regarding finalization of the Proposed Closing Statement will apply with Purchaser having the right to review and make objections to such Proposed Closing Statement of Seller, mutatis mutandis. (b) During the thirty (30)-day period (“Review Period”) following Seller’s receipt of the Proposed Closing Statement, Seller may dispute the amounts reflected on the Proposed Closing Statement (a “Disputed Item”); provided, however, that Seller shall notify Purchaser in writing of each Disputed Item, and specify the amount in dispute and the specific basis therefor, within the Review Period. Any such notice shall specify (i) in reasonable detail the nature of any disagreement so asserted (with reasonable supporting documentation, including the specific line items disputed, the specific dollar amounts in dispute and the reasons for each such disagreement) and (ii) the amount that Seller reasonably believes is the correct Closing Working Capital, Working Capital Deficit, if any, Working Capital Surplus, if any, Closing Indebtedness, Closing Seller Transaction Expense and/or the Net Revenue Reduction, as applicable, based on the disagreements set forth in the notice of Disputed Items, including a reasonably detailed description of the adjustments applied to the Proposed Closing Statement in calculating such amount. Seller’s notice of Disputed Items shall be deemed effective if it substantially complies

-34- with the foregoing requirements and reasonably apprises Purchaser of the Disputed Items being asserted and the basis therefor, and no such notice shall be deemed ineffective solely because it omits, misstates, or does not include all supporting detail or documentation required by this Section. Seller shall be deemed to have agreed with all other items and amounts contained in the Proposed Closing Statement not so objected to in a notice of Disputed Items within the Review Period, and the failure by Seller to provide a notice of Disputed Items to Purchaser within the Review Period will constitute Seller’s acceptance (on behalf of the Seller Parties) of all of the items in the Proposed Closing Statement, which shall become the conclusive and binding Final Closing Statement. For the avoidance of doubt, absent Fraud, Seller may not raise any new Disputed Items or expand the scope of any Disputed Items after the expiration of the Review Period. (c) If a notice of Disputed Items is timely delivered pursuant to Section 2.8(b), Seller and Purchaser shall, during the forty-five (45) days following the date of such delivery (the “Resolution Period”), negotiate in good faith to resolve the Disputed Items. During the Resolution Period, Purchaser and its Representatives shall be permitted to review the relevant portions of the working papers of Seller and its independent auditors relating solely to the notice of Disputed Items (provided, that Purchaser and its Representatives have executed all release letters reasonably requested by such independent auditors in connection therewith). To the extent the Disputed Items are so resolved in writing within the Resolution Period, then the Proposed Closing Statement, as revised to incorporate such changes as have been agreed between Purchaser and Seller, shall be conclusive and binding upon the Parties as the Final Closing Statement. (d) If during such Resolution Period the Parties (which for purposes of this Section 2.8(d) shall mean only Purchaser and Seller (and thus not the other Seller Parties), except where context may otherwise require) are unable to reach agreement, Seller and Purchaser shall refer all unresolved Disputed Items to the Independent Accountant. The Independent Accountant shall make a determination with respect to each unresolved Disputed Item within forty-five (45) days after its engagement by Seller and Purchaser to resolve such Disputed Items, which determination shall be made in accordance with the rules set forth in this Section 2.8 and such other rules (to the extent not in conflict with the rules set forth in this Section) that may be set forth in the engagement agreement. The Independent Accountant may conduct such proceedings as the Independent Accountant believes, in its sole discretion, will assist in the determination of the unresolved Disputed Items; provided, however, that, except as Seller and Purchaser may otherwise agree, all communications between Seller and Purchaser or any of their respective Representatives, on the one hand, and the Independent Accountant, on the other hand, will be in writing with copies simultaneously delivered to the non-communicating Party. The Parties may not disclose to the Independent Accountant and the Independent Accountant may not consider for any purpose, any settlement discussions, settlement offers or offers to compromise made by or on behalf of the Parties during the negotiation period or otherwise, unless mutually agreed by the Parties in writing. The Independent Accountant shall act as an expert and not as an arbitrator. The Independent Accountant shall make its determination solely (i) on the Proposed Closing Statement and notice of Disputed Items that will be submitted, and presentations made, by Seller and Purchaser (provided, that any such documentation or presentation must be provided to the other Party prior to its submission or presentation to the Independent Accountant) (i.e., not on the basis of an independent review), (ii) on the definitions of Preliminary Purchase Price, Closing Working Capital, Working Capital Deficit, Working Capital Surplus, Closing Indebtedness, Closing Seller

-35- Transaction Expenses and the Net Revenue Reduction (and each of the defined terms used in each of those terms) and (iii) in accordance with the Accounting Principles. The Independent Accountant will not be instructed to investigate any matter independently (unless such investigation is limited to the terms of this Agreement, including the definitions and procedures set forth herein) and no additional documentation or calculations will be submitted unless expressly requested by the Independent Accountant in writing. With respect to each Disputed Item, the decision of the Independent Accountant if not in accordance with the position of either Purchaser or Seller, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by Purchaser in the Proposed Closing Statement or Seller in the notice of Disputed Items with respect to each Disputed Item. The Parties shall instruct the Independent Accountant to deliver to Seller and Purchaser, within such 45-day period, a written report setting forth its adjustments, if any, to the Proposed Closing Statement and the calculations supporting such adjustments. Such report shall be final, binding on the Parties, non-appealable and conclusive on Seller and Purchaser, absent manifest error or fraud, and enforceable in a court of law, effective as of the date the Independent Accountant’s written determination is received by Seller and Purchaser. The costs incurred in connection with the engagement of the Independent Accountant shall be allocated between Seller and Purchaser in the same proportion that the aggregate amount of the Disputed Items submitted to the Independent Accountant that is unsuccessfully disputed by each such Party (as finally determined by the Independent Accountant) bears to the total amount of such Disputed Items so submitted, such that the prevailing Party pays the lesser proportion of such costs. As used herein, (A) “Final Closing Working Capital” means (1) if no notice of Disputed Items with respect to the Closing Working Capital is delivered by Seller to Purchaser within the Review Period, the Closing Working Capital as shown in the Proposed Closing Statement as prepared by Purchaser or (2) if such a notice of Disputed Items with respect to the Closing Working Capital is delivered by Seller, either (a) the Closing Working Capital as agreed to in writing by Seller and Purchaser or (b) the Closing Working Capital as shown in the Independent Accountant’s calculation delivered pursuant to this Section 2.8(d), (B) “Final Closing Indebtedness” means (1) if no notice of Disputed Items with respect to the Closing Indebtedness is delivered by Seller to Purchaser within the Review Period, the Closing Indebtedness as shown in the Proposed Closing Statement as prepared by Purchaser or (2) if such a notice of Disputed Items with respect to the Closing Indebtedness is delivered by Seller, either (a) the Closing Indebtedness as agreed to in writing by Seller and Purchaser or (b) the Closing Indebtedness as shown in the Independent Accountant’s calculation delivered pursuant to this Section 2.8(d), (C) “Final Closing Seller Transaction Expenses” means (1) if no notice of Disputed Items with respect to the Closing Seller Transaction Expenses is delivered by Seller to Purchaser within the Review Period, the Closing Seller Transaction Expenses as shown in the Proposed Closing Statement as prepared by Purchaser or (2) if such a notice of Disputed Items with respect to the Closing Seller Transaction Expenses is delivered by Seller, either (a) the Closing Seller Transaction Expenses as agreed to in writing by Seller and Purchaser or (b) the Closing Seller Transaction Expenses as shown in the Independent Accountant’s calculation delivered pursuant to this Section 2.8(d), and (D) “Final Net Revenue Reduction” means (1) if no notice of Disputed Items with respect to the Net Revenue Reduction is delivered by Seller to Purchaser within the Review Period, the Net Revenue Reduction as shown in the Proposed Closing Statement as prepared by Purchaser or (2) if such a notice of Disputed Items with respect to the Net Revenue Reduction is delivered by Seller, either (a) the Net Revenue Reduction as agreed to in writing by Seller and Purchaser or (b) the Net Revenue Reduction as shown in the Independent Accountant’s calculation delivered pursuant to

-36- this Section 2.8(d). If, before the Independent Accountant renders its determination with respect to the Disputed Items in accordance with this Section 2.8(d), (x) Seller notifies Purchaser of its agreement with any items in the Proposed Closing Statement or (y) Purchaser notifies Seller of its agreement with any Disputed Items, then in each case such items as so agreed will be conclusive and binding on the Parties immediately upon such notice. (e) From the Closing until the date on which the Proposed Closing Statement shall become final and binding on the Parties pursuant to Section 2.8(b), Section 2.8(c) or Section 2.8(d), as applicable, Purchaser and Seller each agree that it shall preserve the accounting books and records solely to the extent relating to the Business on which the Proposed Closing Statement is to be based and shall not take any actions with respect to such books and records that would obstruct, prevent or otherwise affect the procedures or the results of the procedures set forth in this Section 2.8 (including the Closing Working Capital, Closing Indebtedness, Closing Seller Transaction Expenses, Closing Net Revenue Reduction or the Proposed Closing Statement or the preparation of the Proposed Closing Statement). (f) From the Closing until the date on which the Proposed Closing Statement shall become final and binding on the Parties pursuant to Section 2.8(b), Section 2.8(c) or Section 2.8(d), as applicable, Purchaser agrees that it shall afford and cause to be afforded to Seller and its Affiliates and the Representatives retained by Seller in connection with the review of the Proposed Closing Statement and any adjustment to the Preliminary Purchase Price contemplated by this Section 2.8, access (in person or electronically, as determined by Purchaser) upon reasonable notice during normal business hours to the properties, books, contracts, personnel and records of the Business and Purchaser’s and its accountants’ work papers (provided, that Seller and its Representatives, including its independent auditors, have executed all release letters reasonably requested by Purchaser’s independent auditors in connection therewith) relevant to the review of the Proposed Closing Statement and the adjustment contemplated by this Section 2.8, including any notice of Disputed Items, and shall provide Seller and its Affiliates, upon Seller’s reasonable request and reasonable advance notice, with copies of any such books, contracts, records and work papers. (g) Within five (5) Business Days after the Final Closing Statement becomes conclusive and binding on the Parties in accordance with the provisions of this Section 2.8: (i) If the True-Up Amount is positive or zero, (A) Purchaser and Seller shall deliver a joint written notice to the Escrow Agent in accordance with the Escrow Agreement directing the Escrow Agent to transfer to Seller the Adjustment Escrow Funds, and (B) Purchaser shall pay the True-Up Amount (if not zero) to Seller. (ii) If the True-Up Amount is negative (the absolute value of such amount, the “Shortfall Amount”), (A) Purchaser and Seller shall deliver a joint written notice to the Escrow Agent in accordance with the Escrow Agreement directing the Escrow Agent to transfer to Purchaser the Shortfall Amount from the Adjustment Escrow Funds and to Seller the portion of the Adjustment Escrow Funds (if any) that exceeds the Shortfall Amount and (B) if the Shortfall Amount exceeds the Adjustment Escrow Funds, the Seller Parties, jointly and severally, shall pay such excess to Purchaser.

-37- (h) Any payment due by a Party under Section 2.8(g) shall be paid by wire transfer of immediately available funds within five (5) days of the date on which the Final Closing Statement becomes conclusive and binding on the Parties in accordance with the provisions of this Section 2.8 to the account specified in writing by Seller or Purchaser, as applicable, and, if not paid within such period, shall bear interest at the per annum rate of eight percent (8.0%). (i) The “Final Purchase Price” shall be equal to (i) the Preliminary Purchase Price, plus (ii) the True-Up Amount (which may be a negative number) as determined pursuant to this Section 2.8. (j) Notwithstanding anything the contrary in this Section 2.8, nothing in this Section 2.8 shall be construed to limit Purchaser’s right to seek indemnification pursuant to the terms set forth in Article VII for any breach of any representation, warranty, covenant, agreement or other obligation contained in this Agreement. Section 2.9 Allocation of the Purchase Price. The Parties hereto agree to allocate the Final Purchase Price (together with any related Assumed Liabilities and other amounts treated as purchase price for income Tax purposes under the Laws of each jurisdiction in which the applicable Purchased Assets are used in connection with the Business conducted in such jurisdiction) among the Purchased Assets and per the jurisdiction in which the applicable Purchased Assets are used in connection with the Business conducted in such jurisdiction in accordance with Section 1060 of the Code (and any similar provisions of non-U.S. Law) and consistent with the methodology (the “Allocation Methodology”) set forth on Schedule 2.9 (such allocation the “Purchase Price Allocation”). Within sixty (60) days after the determination of the Final Closing Adjustment, Purchaser shall prepare a draft Purchase Price Allocation and deliver such draft Purchase Price Allocation to Seller for Seller’s review and comment. If Seller does not notify the Purchaser in writing of any reasonable objection to the draft Purchase Price Allocation within thirty (30) days after receipt of such draft Purchase Price Allocation, then such draft Purchase Price Allocation shall be final and binding on the Parties. If Seller notifies Purchaser in writing that Seller objects to one or more items reflected in the draft Purchase Price Allocation within such 30-day review period, Seller and Purchaser shall negotiate in good faith to resolve any disputed items. Any written resolution by Seller and Purchaser shall be conclusive and binding on the Parties. If Seller and Purchaser are unable to resolve all disputed items within thirty (30) days after the delivery of Seller’s written objection to Purchaser, the Parties shall jointly retain the Independent Accountant to resolve any disputed item(s) in accordance with the procedures described in Section 2.8 applied mutatis mutandis (including the provisions set forth therein for the sharing of costs), provided that the Independent Accountant’s determination shall be consistent with the Allocation Methodology. The Independent Accountant’s determination shall be final and binding on the Parties. The Purchase Price Allocation, as finally determined under the foregoing provisions (the “Final Purchase Price Allocation”), shall be binding on the Parties for all Tax reporting (including, reporting on an IRS Form 8594) and accounting purposes, and the Parties (or any of their respective Affiliates) shall not take any position (whether in Tax Returns, Tax audits, or other administrative or court proceedings with respect to Taxes) which is inconsistent with the Final Purchase Price Allocation unless required to do so by a final determination within the meaning of Section 1313 of the Code; provided that no Party shall be required to litigate the Final Purchase Price Allocation in any court. Notwithstanding anything in the foregoing to the contrary, for international, U.S. federal, state and local income Tax purposes, the Parties hereto agree that

-38- the transactions contemplated by this Agreement shall not be treated as giving rise to any deemed payments to Purchaser as a result of assuming any obligations with respect to prepaid amounts or deferred revenue and shall report consistently therewith on all Tax Returns, and the Purchase Price Allocation shall be prepared in a manner consistent therewith. Section 2.10 Withholding Taxes. Purchaser and its Affiliate, and any other applicable withholding agent, each shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement any amount required to be deducted and withheld with respect to the making of such payment under the Code and any other applicable Law; provided, however, if Purchaser determines that an amount is required to be deducted and withheld, then, at least three (3) Business Days prior to the date the applicable payment is scheduled to be made, Purchaser shall use commercially reasonable efforts to (a) provide Seller with written notice of the intent to deduct and withhold (which notice shall include a copy of the calculation of the amount to be deducted and withheld), and (b) cooperate in good faith with the recipient of such payment to reduce or eliminate any such amounts required to be deducted and withheld to the extent required by applicable Law (including providing the recipient a reasonable opportunity to provide forms or other evidence that would reduce or eliminate any such amounts otherwise required to be deducted and withheld). The obligations set forth in the preceding sentence shall not apply to (i) any deduction or withholding attributable to the failure of any Seller Party to timely deliver a properly completed and duly executed IRS Form W-9 or IRS Form W-8BEN-E, as applicable, or (ii) any deduction or withholding with respect to any compensatory payments that are subject to payroll or similar withholding. Any amounts so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Section 2.11 Tax Lien Escrow. (a) If, from and after the Closing, Purchaser incurs any Losses that are indemnifiable pursuant to Section 7.2(a)(iii) or Section 7.2(a)(v) arising from the Federal Tax Lien or the YP Tax Liability, excluding any (i) internal costs, overhead, or indirect expenses, or (ii) third-party monitoring fees (e.g., attorneys fees) to the extent incurred during the thirty (30) day period following the Closing Date, which, in each case, shall not be deemed Losses for purposes of this Section 2.11, then Purchaser shall be entitled to recover from the Tax Lien Escrow Funds (a “Tax Lien Escrow Claim”) the lesser of the amount of such Loss(es), and the balance of the Tax Lien Escrow Funds then remaining. Any distributions from the Tax Lien Escrow Account pursuant to this Section 2.11 shall be made by delivery to the Escrow Agent of joint written instructions of Purchaser and Seller no later than three (3) Business Days following delivery by Purchaser to Seller of a written notice (a “Tax Lien Escrow Claim Notice”) respecting Tax Lien Escrow Claim setting forth the nature and basis for such claim, the amount of Losses incurred or reasonably expected to be incurred (the “Claimed Amount”), and supporting documentation for such Losses; provided, if Seller fails to deliver such joint written instructions within such three (3) Business Day period, the Purchaser shall be entitled to seek an Order (as defined in the Escrow Agreement) with respect to the Claimed Amount and deliver such Order to the Escrow Agent in accordance with Section 4 of the Escrow Agreement. (b) Subject to the provisions of this Agreement and the Escrow Agreement, within seven (7) days after delivery to Purchaser of the Tax Lien Release Documentation,

-39- Purchaser and Seller shall instruct the Escrow Agent to deliver to Seller an amount equal to the remainder, if any, of the Tax Lien Escrow Funds; provided, however, that if a Tax Lien Escrow Claim Notice has been duly delivered by Purchaser to Seller prior to such seventh (7th) day, then the Escrow Agent shall retain in the Tax Lien Escrow Account the Claimed Amount until resolution of such claim, and Purchaser and Seller shall instruct the Escrow Agent to release to Seller any Tax Lien Escrow Funds in excess of such Claimed Amount. (c) Nothing in this Section 2.11 is intended to limit or restrict the Purchaser’s right to indemnification pursuant to Article VII hereof. ARTICLE III CLOSING Section 3.1 Closing. (a) The closing of the transactions contemplated by this Agreement (the “Closing”) shall be effected by the exchange of documents and signatures by electronic transmission at 10:00 a.m. (Central time) on the third (3rd) Business Day following the satisfaction or waiver of the applicable conditions set forth in Article VIII (other than the conditions to be satisfied on the Closing Date, but subject to the waiver or satisfaction of such conditions), or at such other times and places as the Parties may mutually agree; provided, unless otherwise agreed in writing by Purchaser, the Closing Date shall be no earlier than September 30, 2026. The date on which the Closing occurs is referred to as the “Closing Date.” Unless the Parties agree otherwise in writing, and notwithstanding the actual occurrence of the Closing at any particular time on the Closing Date, the Closing shall be deemed to occur and be effective as of 12:01 a.m. (Central time) on the Closing Date (the “Effective Time”). All documents delivered and actions taken at the Closing shall be deemed to have been delivered or taken simultaneously, and no such delivery or action shall be considered effective or complete unless or until all other such deliveries or actions are completed or waived in writing by the party against whom such waiver is sought to be enforced. (b) At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser: (i) the instruments and documents set forth in Exhibit D, duly executed by the applicable Person (other than Purchaser or any Affiliate thereof), in each case in a form reasonably acceptable to Purchaser; (ii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of each Seller Party certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors (or equivalent body) of such Seller Party authorizing the execution, delivery and performance of this Agreement (if applicable) and each Ancillary Agreement to which it is a party and the consummation of the transactions hereby and thereby, (ii) that all such resolutions are in full force and effect, and (iii) the names and signatures of the officers of such Seller Party authorized to sign this Agreement and each such Ancillary Agreement;

-40- (iii) a good standing certificate of Seller from the secretary of state of the state of Delaware, together with (i) equivalent proof with respect to any Seller Entity domiciled in the Dominican Republic who will transfer Purchased Assets at Closing and (ii) Current ASIC company extract and ASIC Certificate of Registration to any Seller Entity domiciled in Australia who will transfer of Purchased Assets at Closing; and (iv) the Shared IP License duly executed by the applicable Seller Party. (c) At the Closing, Purchaser shall deliver: (i) to Seller, as agent for the Seller Parties, and to the Escrow Agent the amounts set forth in Section 2.6; (ii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Purchaser and its subsidiaries to be formed in Australia and New Zealand and the Dominican Republic prior to the Closing Date (the “Purchaser Entities”) certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors (or, in the case of Purchaser, the written consent of its sole member, or other equivalent body) of each of the Purchaser Entities authorizing the execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the transactions hereby and thereby, (ii) that all such resolutions or written consent are in full force and effect, and (iii) the names and signatures of the officers of the Purchaser Entities authorized to sign this Agreement and each such Ancillary Agreement; (iii) a good standing certificate of Purchaser from the secretary of state of the state of the Delaware, together with (i) equivalent proof with respect to any Purchaser Affiliate domiciled in the Dominican Republic who will receive transfer of Purchased Assets at Closing and (ii) a current ASIC company extract and ASIC Certificate of Registration to any Purchaser Affiliate domiciled in Australia who will receive transfer of Purchased Assets at Closing; (iv) to Seller, as agent for the Seller Parties, the instruments and documents set forth in Exhibit E, duly executed by Purchaser or the applicable Affiliate thereof (and, in the case of the Escrow Agreement, the signature page of the Escrow Agent), in each case in a form reasonably acceptable to Seller; (v) the Shared IP License duly executed by the applicable Purchaser Entity; and (vi) to Seller a final copy of the conditionally bound Primary R&W Insurance Policy. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER Seller represents and warrants to Purchaser that the statements contained in this Article IV are true, correct and complete as of the date hereof and will be true, correct and complete as of the

-41- Closing Date as if made thereon (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except as set forth in the correspondingly numbered section of the Seller Disclosure Schedule. Section 4.1 Organization. (a) Each Seller Party is a corporation or limited company or private limited company, as applicable, duly incorporated or organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or formation, as applicable, has requisite corporate or other power and authority to own, lease and operate the Purchased Assets and to carry on the Business and is duly qualified to do business and is in good standing in each jurisdiction where the operation of the Business as conducted by such Seller Party requires such qualification. (b) Section 4.1(b) of the Seller Disclosure Schedule sets forth each jurisdiction in which the Business operates as well as the applicable Seller Party or Seller Parties that operates the Business in such jurisdiction. (c) Except as set forth on Section 4.1(c) of the Seller Disclosure Schedule, no Affiliate of Seller other than a Seller Entity currently or at any time during the past five (5) years has been involved in any material respect in the operation of the Business. No Seller Party is a participant in any joint venture, partnership, or similar arrangement with respect to the Business. Section 4.2 Authority; Binding Effect. (a) Each Seller Party has all requisite corporate or other power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller Party of this Agreement and each Ancillary Agreement to which it is or will be a party, the performance by such Seller Party of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been, or will have been at the Closing, duly authorized by all requisite corporate or other action, and no other corporate or other proceedings on the part of such Seller Party are necessary to authorize the execution, delivery and performance of this Agreement or any Ancillary Agreement to which it is or will be a party or to consummate the transactions contemplated hereby and thereby, and such authorization has not been, or will not have been at the Closing, subsequently modified or rescinded. (b) This Agreement has been duly executed and delivered by Seller and, assuming this Agreement has been duly executed and delivered by Purchaser, constitutes a legal, valid and binding obligation of each Seller Party, enforceable against such Seller Party in accordance with its terms, and each Ancillary Agreement has been or will be duly executed and delivered by Seller that is or will be a party thereto and, assuming such Ancillary Agreement has been duly executed and delivered by Purchaser or the applicable Affiliate(s) of Purchaser, constitutes, or when executed by such Seller Party will constitute, a valid and binding obligation of such Seller Party, enforceable against such Seller Party in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions.

-42- Section 4.3 No Conflicts; Consents. The execution, delivery and performance by each Seller Party, as applicable, of this Agreement and each Ancillary Agreement(s) to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the organizational documents of any Seller Party, (b) subject to obtaining the consents set forth in Section 4.3 of the Seller Disclosure Schedule, conflict with, constitute a default under, or result in the breach or termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of any Seller Party under, or a loss of any benefit to which any Seller Party is entitled under, any Transferred Contract to which any Seller Party is a party or to which any Purchased Asset is subject, or result in the creation of any Lien upon any Purchased Asset, (c) cause any of the Purchased Assets to be reassessed or revalued by any Governmental Authority or subject to a Lien (other than a Permitted Lien), or (d) assuming compliance with the matters set forth in Section 4.4, violate or result in a material breach of or constitute a material default under any Law or other restriction of any Governmental Authority to which any Seller Party is subject or by which any Seller Party or any of its properties or assets (including the Purchased Assets or any Assumed Liability). Section 4.4 Governmental Authorization. The execution, delivery and performance by each Seller Party of this Agreement and each Ancillary Agreement to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby do not require any Governmental Authorization of, or Filing with, any Governmental Authority, except for any Governmental Authorizations and Filings required solely due to the regulatory obligations of Purchaser or any Purchaser Designated Affiliate. Section 4.5 Financial Information. (a) Section 4.5(a) of the Seller Disclosure Schedule contains true, correct and complete copies of (i) the unaudited consolidated balance sheets of the Business as of December 31, 2024, December 31, 2025, and March 31, 2026 (the balance sheet as of March 31, 2026, the “Interim Balance Sheet”), and (ii) the related consolidated statements of operations of the Business for the 12-month periods ended December 31, 2024, December 31, 2025, and the three-month period ended March 31, 2026 (collectively the items set forth in clause (i) and (ii), the “Financial Statements”). The Financial Statements were derived from the historical consolidated financial statements of Parent and from the books and records of Seller and its Affiliates relating to the Business, which necessarily departs from GAAP in the respects described in Section 4.5(b) of the Seller Disclosure Schedule. Subject to the matters set forth on Section 4.5(a) of the Seller Disclosure, the absence of footnotes and other presentation items required by GAAP, normal year- end adjustments, and the fact that the Business has not been operated as a separate stand-alone entity, the Financial Statements present fairly in all material respects (a) the financial condition, assets and liabilities of the Business as of the dates therein specified and (b) the results of operations of the Business for the periods indicated. Each Seller Party is solvent. (b) The books of account and financial records of the Business are true and correct in all material respects and except as set forth in Section 4.5(b) of the Seller Disclosure Schedule have been prepared and are maintained on a consistent basis throughout the period involved. Except as set forth in Section 4.5(b) of the Seller Disclosure Schedule, the Business maintains a standard system of accounting established and administered in a manner consistent

-43- with the historical practices of the Business, subject to the departures from GAAP described in Section 4.5(b) of the Seller Disclosure Schedule. The Business maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting and record-keeping controls that provide reasonable assurance that (i) it maintains no off-the-book accounts and its assets and properties are used only in accordance with management’s directives, (ii) transactions are executed in accordance with management’s authorizations, (iii) transactions are recorded as necessary to permit preparation of financial statements and to maintain asset accountability, (iv) access to assets is permitted only in accordance with management’s authorization, (v) the recorded accounting for assets is compared with the existing assets at regular intervals and appropriate action is taken with respect to any differences, (vi) accounts, notes and other receivables are recorded accurately and do not include any amounts for which there is no written contractual commitment to pay, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis, and (vii) it maintains records in accordance with statutory records retention requirements. Section 4.6 No Undisclosed Liabilities; Indebtedness. (a) There are no Liabilities of the Business of any kind, other than (a) Liabilities incurred in the Ordinary Course of Business since April 30, 2026, and which do not relate to or arise from any breach of contract or violation of applicable Law by any Seller Party, (b) Retained Liabilities, (c) Liabilities reflected or reserved against in the Interim Balance Sheet, (d) Liabilities incurred in connection with the transactions contemplated hereby, (e) executory Liabilities arising under the terms of any Contract or permit binding upon the Business that are required to be performed after the date hereof (and not arising from any breach or default thereunder) and (f) any Liability that has not been, and would not reasonably be expected to be, material. (b) Section 4.6(b) of the Seller Disclosure Schedule sets forth all Indebtedness of the Business or otherwise binding on the Purchased Assets, in each case as of the date hereof. All Indebtedness of the Business or otherwise binding on the Purchased Assets may be prepaid at any time without notice and without premium or penalty. All Indebtedness of the Business or otherwise binding on the Purchased Assets that constitutes an Assumed Liability may be paid in full at the Closing without the consent of the holders thereof, and upon such payment all rights therein or with respect thereto will be extinguished. Section 4.7 No Litigation; No Governmental Order. (a) In the past five (5) years, there has been no Action pending or, to the Knowledge of Seller, threatened against any Seller Party, or relating to, arising out of or resulting from the Business, the Purchased Assets, the Assumed Liabilities or any properties or rights of the Business, other than Actions that, individually and in the aggregate, are not material. To the Knowledge of Seller, no event has occurred or circumstances exist that would reasonably be expected to give rise to, or serve as a reasonable basis for, any such Action. (b) As of the date hereof, there are no, nor in the past five (5) years have there been, any outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting any Seller Party, or relating to, arising out of or resulting from the Business, the Purchased Assets or the Assumed Liabilities or any of the properties or assets of the Business.

-44- To the Knowledge of Seller, no event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a material violation of any such Governmental Order. (c) No Seller Party is a party to or bound by any settlement, conciliation or other similar agreement relating to the Business, the Purchased Assets or the Assumed Liabilities pursuant to which (i) any Seller Party may have any outstanding obligations after the date of this Agreement or (ii) any terms or conditions thereof would continue to apply to the Business, the Purchased Assets or the Assumed Liabilities after the Closing. (d) There are no Actions pending or, to the Knowledge of Seller, threatened against or by any Seller Party that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Knowledge of Seller, no event has occurred, or circumstances exist that would reasonably be expected to give rise to, or serve as a reasonable basis for, any such Action. Section 4.8 Compliance with Laws; Governmental Authorizations. (a) Except as set forth in Section 4.8(a) of the Seller Disclosure Schedule: (i) each Seller Party is, and in the past five (5) years has been, in compliance in all material respects with all Laws and Governmental Orders; (ii) no Seller Party has in the past five (5) years (i) received any written or, to the Knowledge of any Seller Party, oral notice from any Governmental Authority regarding any violation of applicable Law by a Seller Party or (ii) filed with, or otherwise provided to, any Governmental Authority any notice regarding any violation of applicable Law by any Seller Party; and (iii) the Governmental Authorizations are valid and in full force and effect and none of the Governmental Authorizations will be terminated or impaired or become terminable as a result of the transactions contemplated hereby. (b) Each Seller Party (i) holds each Governmental Authorization it is required to hold, all of which are listed on Section 4.8(b) of the Seller Disclosure Schedule, and is in material compliance with all requirements of each such Governmental Authorization, (ii) has not received any written or, to the Knowledge of any Seller Party, oral notice of the institution of any Action to revoke any such Governmental Authorization or alleging that a Seller Party fails to hold a Governmental Authorization, (iii) has not received any written, or, to the Knowledge of any Seller Party, oral notice that any loss or expiration of any Governmental Authorization is pending, other than expiration in accordance with the terms thereof, and (iv) has not received any written or, to the Knowledge of any Seller Party, oral notice of any threatened or reasonably foreseeable loss or expiration of any Governmental Authorization, other than expiration in accordance with the terms thereof. Section 4.9 Absence of Certain Changes. Since December 31, 2025, (a) the Business has been operated in the Ordinary Course of Business, (b) no event, occurrence or development has occurred that, individually or in the aggregate, constitutes a Material Adverse Effect and (c)

-45- there has not been any action or inaction which would be prohibited under Section 6.2 if taken or failed to be taken, as applicable, after the date hereof and prior to the Closing. Section 4.10 Contracts. (a) Section 4.10(a) of the Seller Disclosure Schedule sets forth as of the date of this Agreement a list of the following Contracts of each Seller Party or that a Seller Party or any of the Purchased Assets are bound, in each case that are Exclusive to the Business or is a Shared Contract (and such Section of the Seller Disclosure Schedule shall indicate which Contract is a Shared Contract) (the “Business Material Contracts”) identified in such Section of the Seller Disclosure Schedule by reference to the applicable subsection below: (i) all Contracts involving aggregate payments to or from any Seller Party in excess of Five Hundred Thousand Dollars ($500,000) and which, in each case, cannot be cancelled by any Seller Party without penalty or without more than thirty (30) days’ notice; (ii) all Contracts with any Top Customer or Top Supplier; (iii) all Contracts that require any Seller Party to purchase its total requirements of any product or service from a third party; (iv) all Contracts providing for any Seller Party to be the exclusive provider of any product or service to any Person, or that otherwise involve the granting by any Person to any Seller Party or any Seller Party to any Person of exclusive rights of any kind; (v) all Contracts that provide for the assumption of any environmental or other similar Liability of any Person; (vi) all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise); (vii) all Contracts with distributors and sales representatives; (viii) all broker, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts; (ix) all Contracts with employees and independent contractors and consultants (including any Contracts containing restrictive covenants); (x) all Contracts relating to Indebtedness; (xi) all construction, fidelity, performance and other bonds, guaranties in lieu of bonds and letters of credit posted by or on its behalf; (xii) all Seller Guarantees and Seller LCs;

-46- (xiii) all Contracts with (A) any Governmental Authority, (B) any prime contractor to any Governmental Authority and (C) to the Knowledge of Seller, any subcontractor with respect to any Contract described in clause (A) or (B); (xiv) all Contracts that limit or purport to limit the ability of any Seller Party to compete in any line of business or with any Person or in any geographic area or during any period of time, that limits the ability of any Seller Party to solicit, employ, hire or engage any Person, that restricts the ability of any Seller Party to do business with any Person or hire or solicit any Person, or that restricts the right of any Seller Party to sell to or purchase from any Person, or that grants the other party or any third person “most favored nation” status or any type of special discount rights; (xv) all Contracts pursuant to which any Seller Party is the lessee or sublessee or lessor or sublessor of, or holds, uses, or makes available for use to any Person, (A) any real property or (B) any tangible personal property; (xvi) all Contracts providing for indemnification to or from any Person and that was not entered into in the Ordinary Course of Business; (xvii) all Contracts for any joint venture, partnership or similar arrangement by any Seller Party; (xviii) all collective bargaining agreements or Contracts with any Union; (xix) all Contracts that provide any other Person with “most favored nation” or similar pricing or contain any special warranty, rebate arrangement, “take or pay” arrangement, mark-down or discount arrangement, agreement to take back or exchange goods, consignment arrangement or similar understanding with a customer or supplier of any Seller Party; (xx) all powers of attorney granted by any Seller Party to any Person for any purpose whatsoever; (xxi) all Contracts granting any rights of first refusal, rights of first negotiation or similar rights to any Person; (xxii) all Contracts that contain any covenant limiting the right of any Seller Party to solicit or employ any Person; (xxiii) all Contracts that involve payments based, in whole or in part, on profits, revenues, fee income or other financial performance measures; and (xxiv) any bids, proposals or quotations, which if accepted would constitute a Business Material Contract. (b) Each Business Material Contract is in full force and effect, and is a valid and binding agreement of the relevant Seller Party in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions. None of the relevant Seller Parties or, to the Knowledge of Seller, no other party thereto is in breach of or default under (or is alleged

-47- to be in breach of or default under) any Business Material Contract in any respect. No party to any Business Material Contract has exercised any termination rights with respect thereto, and no party has given notice of any dispute with respect thereto or of any intention to cancel, terminate, reduce the level of services under, or not renew any Business Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Business Material Contract or result in a termination thereof or would cause or permit the acceleration or other change of any right or obligation or the loss of any benefit thereunder. (c) True, correct and complete copies of each Business Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Purchaser in the Dataroom. (d) Each party to any Business Material Contract has performed in all material respects all obligations thereunder required to be performed by it. No party to a Business Material Contract is renegotiating any material amount paid or payable under, or any other material term of, any Business Material Contract. (e) No Business Material Contract (i) would, after the Closing, restrict or purport to restrict Purchaser or any of its Affiliates from conducting any business in any territory or market, (ii) contains any provision that permits the counterparty to modify, amend, or terminate such Business Material Contract in the event that the services of one or more employees of any Seller Party are modified or terminated, or (iii) would bind Purchaser or any of its Affiliates (other than with respect to the Business) with respect to Purchaser’s or its Affiliates’ own customers, products or services. Section 4.11 Sufficiency of and Title to Assets. (a) Except as set forth on Section 4.11(a)(i) of the Seller Disclosure Schedule, the Purchased Assets, together with the rights granted to Purchaser under the Ancillary Agreements, constitute all of the assets, properties and rights necessary for the conduct of the Business immediately following the Closing and until the expiration of the applicable Service Terms set forth in the Management Services Agreement as currently conducted by the Seller Parties in all material respects. Except as set forth on Section 4.11(a)(ii) of the Seller Disclosure Schedule, the services to be provided by Seller and its Affiliates pursuant to the Management Services Agreement constitute all of the services and resources that Seller and its Affiliates have been providing to the Business in the past twelve (12) months and, together with those services that will be provided by Continuing Employees after the Closing (assuming the applicable Business Employees’ accept Purchaser’s offer of employment), will be sufficient to permit Purchaser to operate the Business during the term of the Management Services Agreement in substantially the same manner as the Business has been conducted during the twelve (12) month period prior to the Closing in all material respects. (b) Each Seller Party has good and marketable title to, or (as indicated in Section 4.11(b) of the Seller Disclosure Schedule) a valid and binding leasehold or license interest in, all of the Purchased Assets purported to be owned or used by it, free and clear of all Liens other

-48- than Permitted Liens as of Closing and other than the Liens set forth in Section 4.11(b) of the Seller Disclosure Schedule (which Liens will be terminated at or prior to the Closing). (c) Except as set forth in Section 4.11(c) of the Seller Disclosure Schedule, the items of tangible personal property constituting the Purchased Assets are in all material respects in good operating condition and repair, subject to ordinary wear and tear, and are adequate for the uses to which they are currently being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Section 4.12 Intellectual Property. (a) Section 4.12(a) of the Seller Disclosure Schedule contains a complete and correct list of all Business IP owned by a Seller Party or its Affiliates that is the subject of a registration or an application for registration, including, as applicable (i) for each Patent the jurisdiction in which it is filed, the patent number or application serial number for each jurisdiction in which filed, date issued and/or filed and present status thereof; (ii) for each Trademark the jurisdiction in which it is filed, the application serial number or registration number, by country, province and state, and the class of goods or services covered, the nature of the goods or services, the date issued and/or filed and the present status thereof; (iii) for each Domain Name the renewal date and name of registry; (iv) for each Copyright the number and date of each registration or Copyright application by country, province and/or state; (v) for each Social Media Account, the platform, account name or handle, and the Seller Party that owns or controls such account; and (vi) any actions that must be taken within ninety (90) days after the date hereof for the purposes of obtaining, maintaining, perfecting, preserving or renewing the any of the foregoing, including the payment of any registration, maintenance or renewal fees or the filing of documents, responses applications or certificates or any responses to office actions. (b) All Business IP is valid, enforceable and subsisting. All necessary registration and renewal fees and filings in connection with applications and registrations for any Business IP have been timely made, and all necessary documents and certificates in connection with such applications and registrations have been filed, with the relevant Governmental Authorities and Domain Name registrars in all applicable jurisdictions. No application or registration for any Business IP is subject to any pending cancellation, interference, reissue, reexamination, post-grant review or other adversarial proceeding, and neither has any such Business IP been abandoned, revoked, or otherwise allowed to lapse. (c) Except as set forth in Section 4.12(c)(1) of the Seller Disclosure Schedule, the Seller is the sole and exclusive owner of, free and clear of all Liens (other than Permitted Liens), all right, title, and interest in and to the Business IP. No Seller Party has ever assigned ownership rights to any Person in, or granted an exclusive license to any Person under, any Business IP that is used in the conduct of the Business. Except as set forth on Section 4.12(c)(2) of the Seller Disclosure Schedule, there are no third-party licenses that are Excluded Assets pursuant to which any material third-party Intellectual Property is used in or reasonably necessary for the conduct of the Business as currently conducted.

-49- (d) The Business IP constitutes all Intellectual Property used in or reasonably necessary for the continued conduct of the Business as currently conducted, including the Exploitation of any and all Purchased Assets (including any and all Seller Products). (e) There are no inventorship challenges, opposition, cancellation or nullity proceedings or interferences declared, commenced or provoked, or proceedings pending at the Trademark Trial and Appeal Board or Patent Trial and Appeal Board, or to the Knowledge of Seller, threatened, with respect to any Business IP. There are no existing circumstances that would preclude Purchaser from having title to the Business IP (other than Permitted Liens). (f) Except for the potential right of compensation solely as required under applicable Law in non-United States jurisdictions concerning employee-made inventions, if any, no current or former director, officer, employee, contractor or consultant of any Seller Party owns any rights in or to any Business IP. No current or former directors, officers, employees, contractors or consultants of any of the Seller Parties (each, an “Author”) has made a written claim, or threatened in writing (or, to the Knowledge of Seller, otherwise threatened) to make any claim, of ownership or right, in whole or in part, to any Business IP or to any remuneration in connection therewith. Complete and accurate copies of all proprietary information, confidentiality, and assignment agreements entered into by any Seller Party with all Authors, including all executed versions of the applicable Seller Party’s standard form proprietary information and invention assignment agreement for employees (the “Employee PIIA”) and consulting agreements containing similar provisions (each, a “Consulting Agreement”, and together with the Employee PIIA, the “Personnel Agreements”), have been made available to Purchaser. Except as set forth in Section 4.12(f) of the Seller Disclosure Schedule, each Author has executed and delivered to the applicable Seller Party a valid, enforceable, written Personnel Agreement. Each such agreement, in compliance with applicable Law, (i) effectively assigns to the applicable Seller Party full, effective, exclusive, and original ownership of all rights, title, and interest in and to all such Business IP (including by a present-tense assignment), and includes a waiver, to the fullest extent permitted by applicable Law, of any moral rights in any works of authorship relating to the Business (including rights of attribution, anonymity, and integrity), and (ii) includes confidentiality provisions protecting all Trade Secrets of the applicable Seller Party and of any third party that such Seller Party is obligated to maintain in confidence. No Author is in violation of any Contract relating to invention disclosure, assignment, confidentiality, or non-competition by virtue of such Author’s employment by, or performance of services for, any Seller Party, or through any unauthorized use of third-party Trade Secrets. (g) The operation of the Business as currently conducted (including the Exploitation of any Purchased Assets) does not, infringe, misappropriate, dilute, or otherwise violate, and has not infringed, misappropriated, diluted or otherwise violated the Intellectual Property of any other Person. No claims are pending or, to the Knowledge of Seller, threatened, alleging that the operation of Business or any Purchased Asset is or was infringing, misappropriating, diluting, or otherwise violating the Intellectual Property of any Person. No Seller Party has received any written communication alleging any such infringement, misappropriation, dilution, or other violation, including any request or demand that any Seller Party cease using, or take a license under, any Intellectual Property rights of any Person. To the Knowledge of Seller, there is no reasonable basis for any such claim.

-50- (h) To the Knowledge of Seller, no Person is misappropriating, infringing, diluting or otherwise violating, and no Person has misappropriated, infringed, diluted or otherwise violated, any Business IP or any Seller Party’s rights in any Intellectual Property licensed to any Seller Party for use in the Business. No Seller Party has brought or, to the Knowledge of Seller, threatened any Action alleging any past or present infringement, misappropriation, dilution or violation of any Business IP (including any request or demand that such Person refrain from using any, or that such Person take a license under any, Business IP). (i) Except for the Business IP set forth on Section 4.12(i) of the Seller Disclosure Schedule, all assignments of Business IP to a Seller Party have been properly executed and recorded in the United States or other appropriate jurisdiction, in all material respects, other than items that can be remediated without material cost or expense or which otherwise do not materially detract from title. (j) Except as set forth in Section 4.12(j) of the Seller Disclosure Schedule, none of the Business IP has been, or is required to be, licensed, or contributed to any industry standards bodies, special interest group, patent pools, or standard setting organization of which a Seller Party has been a founder, member or promoter of, or a contributor to. (k) Each Seller Party has at all times taken, and continues to take, all reasonable measures to protect the secrecy, confidentiality, and value of all Trade Secrets that are included in the Business IP, including requiring all Persons with access to such Trade Secrets to execute written non-disclosure agreements. Such Trade Secrets (i) have not been disclosed except to Affiliates, employees, representatives, and agents of the applicable Seller Party or its Affiliates who are bound by written non-disclosure agreements, (ii) are not part of the public domain or publicly available literature, and (iii) have not been used, disclosed, or misappropriated for the benefit of any other Person or to the detriment of any Seller Party. There has been no disclosure of any such Trade Secrets in a manner that has resulted in, or is likely to result in, the loss of trade secret protection or other rights in such information. (l) Section 4.12(l) of the Seller Disclosure Schedule separately lists and identifies all Software that is owned by, or created specifically for, or exclusively licensed to any Seller Party for use in the Business or that is included in the Purchased Assets (the “Business Software”). All right, title and interest in and to Business Software is owned by the applicable Seller Party free and clear of all Liens (other than Permitted Liens). No Seller Party has disclosed, released, or escrowed for the benefit of others, any of the source code or system documentation relating to any Business Software. The Business Software performs in all material respects in accordance with the documentation and other written materials related thereto. The Business Software and, to the Knowledge of Seller, the other Software used in the Business, is free from any disabling codes or instructions and any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” “malware,” “spyware” or other software routines or hardware components (“Malicious Code”) designed or intended to, or that could reasonably be expected to, (A) permit unauthorized access or the unauthorized disruption, impairment, disablement or erasure of the Business Software or any computer, system, hardware, firmware, network or device on which the Business Software is installed or connected to or (B) damage, destroy or prevent the access to or use of any data or file without the user’s consent. Each Seller Party has taken all reasonable steps to prevent the introduction of Malicious Code into the Business Software.

-51- (m) Section 4.12(m) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all Open Source Software that is or has been incorporated into, linked with, combined with, distributed with, made available to any third party with, used to host or otherwise provide, or used in the development of, any Business Software or Seller Products, including for each item of Open Source Software: (A) the name and version of such Open Source Software, (B) the applicable Open Source Software license(s) (including version), and (C) the Seller Product(s) or Business Software in which such Open Source Software is incorporated or with which it is distributed. Except as set forth on Section 4.12(m) of the Seller Disclosure Schedule, to the Knowledge of Seller, no Seller Party has used any Open Source Software in any manner that (i) requires or has required, or could require, any Business Software or Business IP (or any portion thereof) to be disclosed, distributed, made available or licensed in source code form, (ii) requires or has required, or could require, the licensing of any Business Software or Business IP (or any portion thereof) for the purpose of making derivative works, (iii) imposes or has imposed, or could impose, any restriction on the consideration to be charged for the distribution or licensing of any Business Software, Seller Product or Business IP, (iv) creates or has created, or could create, an obligation for any Seller Party or Purchaser to grant to any third party any rights or immunities under any Business IP (including any Patent), (v) imposes or has imposed, or could impose, any limitation on the right to use, decompile, disassemble or reverse-engineer any Business Software, or (vi) otherwise imposes any material limitation, restriction or condition on the right of any Seller Party or Purchaser to use, distribute, modify, sublicense or otherwise Exploit any Business Software, Seller Product or Business IP in any manner. To the Knowledge of Seller, each Seller Party has at all times been, and is currently, in compliance with all applicable Open Source Software licenses with respect to all Open Source Software used in connection with the Business, the Business Software and the Seller Products. (n) No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution was used, directly or indirectly, to create, in whole or in part, any Business IP, except for any such funding or use of facilities or personnel that does not (i) result in such Governmental Authority or institution obtaining any ownership of any Business IP or (ii) place any restriction or obligation on the ownership or use by Seller of any Business IP. (o) No Seller Party has developed, owned, or trained any proprietary AI Technologies, and no Seller Product, Business IP or Purchased Asset was created by, incorporates the outputs of, or is dependent upon any AI Technologies for its operation or exploitation. (p) The Seller Parties have used only commercially available third-party AI- enabled productivity tools, which are Microsoft Copilot, Anthropic Claude and a custom AskGPT interface utilizing OpenAI technology. Such tools are used solely for internal productivity, research, drafting, summarization, search, workflow assistance and other end-user support functions, and not as part of any Seller Product. The applicable agreements governing all use of such third-party AI-enabled tools prohibit the applicable vendor from using any Confidential Information or Personal Data submitted to such tools for purposes of training the vendor’s generally available AI models. The Seller Parties’ use of the AI-enabled productivity tools described above in connection with the Business has complied in all material respects with the applicable terms of use, license agreements, Privacy and Data Security Laws and internal policies applicable to such use. The Seller Parties have not used any Confidential Information, Trade

-52- Secrets, Personal Data or other proprietary information to train, fine-tune or develop any AI Technology. (q) None of the AI-enabled productivity tools described above are being transferred to Purchaser as Purchased Assets, except to the extent any individual documents, records or work product created using such tools otherwise constitute Purchased Assets. No Seller Product is marketed, sold or offered as an artificial intelligence software, product or service, and no Seller Product contains customer-facing AI functionality that is material to the operation of the Business. (r) Except as set forth on Section 4.12(r) of the Seller Disclosure Schedule, with respect to the Business IP, the Business has (i) used commercially reasonable efforts to protect the confidentiality, integrity, and security of Personal Data and other data that the Business collects, stores, uses or maintains for the conduct of the Business and to prevent unauthorized use, disclosure, loss, processing, transmission or destruction of or access to such data by any other Person, (ii) the Business has not been legally required to provide any notices to any Person in connection with a disclosure of Personal Data, nor has the Business provided any such notice and (iii) there are no legal proceedings or inquiries or audits by data protection authorities pending or threatened against the Business alleging a violation of any Person’s Personal Data or privacy rights or any other violations of Privacy and Data Security Policies. Section 4.13 Real Property. Except as set forth in Section 4.13 of the Seller Disclosure Schedule, no Seller Party owns, and has never owned any real property in connection with the operation of the Business. Section 4.14 Inventory; Orders; Warranty Obligations. Each item of Inventory reflected on the Interim Balance Sheet or arising after the date thereof is in good and saleable condition, fit for the purpose for which it was procured or manufactured, and consists of a quality and quantity reasonably usable and salable in the Ordinary Course of Business, except for obsolete, damaged or defective items that have been written off or written down to fair market value or for which adequate reserves have been established in the Interim Balance Sheet. No such item Inventory is held on a consignment basis. No such Inventory are damaged and/or defective, are contained in damaged and/or defective packaging; or have an expired warranty period. The quantities of each item of such Inventory are not excessive, but are reasonable in the present circumstances of the Business. The Inventory reflected in the Interim Balance Sheet or arising after the date thereof and reflected on the books and records of each Seller Party are stated thereon in accordance with GAAP, on a lower of cost or market basis. Reserves for markdowns, shortage, salvage, obsolete, excess, damaged or otherwise unsalable and unusable Inventory have been reflected on the Interim Balance Sheet in accordance with GAAP. (b) The aggregate of all accepted and unfilled orders for the sale of products or services of the Business does not exceed an amount which can reasonably be expected to be filled in the Ordinary Course of Business, and the aggregate of all contracts or commitments for the purchase of products by the respective Seller Party does not exceed an amount which is reasonable for its anticipated volumes of business (all of which orders, contracts and commitments were made in the Ordinary Course of Business). There are no asserted claims to return products sold or distributed by the Business by reason of alleged over-shipments, other than returns and claims

-53- arising in the Ordinary Course of Business that are not, individually or in the aggregate, material to the Business. All sales by any Seller Party to its respective customers with respect to the Business have been made pursuant to bona fide written purchase orders or Contracts validly issued by such customers and no Seller Party has recognized revenue in respect of any sale that was not made at the behest of a customer. To Seller’s Knowledge, neither the execution of this Agreement or the other Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will result in any cancellations or withdrawals of accepted and unfilled orders for the sale of any Seller Party’s products with respect to the Business. (c) Seller has provided to Purchaser true and correct copies of all written warranties currently in effect covering the products and services of the Business. No Seller Party has in any of the past three (3) years incurred Liabilities under express and implied warranties in excess of the reserve for warranty liability set forth in the balance sheet included in the Financial Statements for such year, and no Seller Party will have Liabilities under express and implied warranties with respect to any products (including any part or component and regardless of the date of manufacture) designed, manufactured, assembled, sold or distributed by a Seller Party with respect to the Business in excess of the reserve for warranty liability set forth on the Interim Balance Sheet. Section 4.15 Accounts Receivable; Accounts Payable. (a) Except as set forth in Section 4.15 of the Seller Disclosure Schedule, the Accounts Receivable reflected in the Interim Balance Sheet or arising after the date thereof (i) have arisen from bona fide transactions entered into by the applicable Seller Party involving the sale of goods or the rendering of services in the Ordinary Course of Business, (ii) constitute only valid, undisputed claims of the applicable Seller Party not subject to claims of set-off or other defenses or counterclaims other than as reserved against in the Interim Balance Sheet, and (iii) to the Knowledge of Seller, subject to a reserve for bad debts shown in the Interim Balance Sheet or, with respect to Accounts Receivable arising after the date of the Interim Balance Sheet, on the accounting records of the applicable Seller Party, are collectible in the Ordinary Course of Business in accordance with their terms. The reserve for bad debts shown in the Interim Balance Sheet has been determined in accordance with GAAP and on a basis consistent with the Business’ historical practice. To the Knowledge of Seller, no account debtor has refused or threatened to refuse to pay its obligations for any reason, and no Account Receivable is pledged to any third party other than pursuant to Permitted Liens. (b) The accounts payables reflected in the Interim Balance Sheet or arising after the date thereof have arisen from bona fide transactions entered into by the applicable Seller Party in the Ordinary Course of Business. No Seller Party has written off or reversed any accounts payable or liability reserves in a manner inconsistent with prior practice. The accrued expenses reflected in the Interim Balance Sheet or accrued after the date thereof have arisen from bona fide transactions entered into by the applicable Seller Party in the Ordinary Course of Business. Section 4.16 Taxes. (a) All income and other material Tax Returns required to be filed on or before the date hereof with respect to the Business, the Purchased Assets and the Assumed Liabilities

-54- have been timely filed (taking into account any applicable extensions). All such Tax Returns are true, correct and complete in all material respects. (b) All Taxes with respect to the Business, the Purchased Assets and the Assumed Liabilities due and payable on or before the date hereof have been timely paid (whether or not shown on any Tax Returns). (c) Each Seller Party has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, customer, supplier or other third party with respect to the Business, Purchased Assets and the Assumed Liabilities. (d) Except as set forth in Section 4.16(d) of the Seller Disclosure Schedule, there are no audits, administrative or judicial proceedings, assessments, notices of deficiency, deficiencies, investigations, claims or demands for Taxes or proposed deficiencies against any Seller Party for any federal, state or local Taxes relating to the Business, the Purchased Assets or the Assumed Liabilities. (e) Except as set forth in Section 4.16(e) of the Seller Disclosure Schedule, no consent has been requested or given with respect to a Seller Party to extend the time in which any Tax may be assessed or collected by any taxing authority with respect to the Business, Purchased Assets or the Assumed Liabilities. No Seller Party has extended the date on which any Tax Return was or is to be filed with respect to the Business, Purchased Assets or the Assumed Liabilities. (f) No written claim has ever been made by an authority in a jurisdiction where any Seller Party files a Tax Return related to the Business, the Purchased Assets or the Assumed Liabilities that such Seller Party or may be subject to taxation by that jurisdiction related to the Business, the Purchased Assets or the Assumed Liabilities. (g) No Seller Party waived any statute of limitations in respect of Taxes relating to the Business, Purchased Assets or the Assumed Liabilities where such statute of limitations remains open and will be in effect after the Closing Date. (h) Except as set forth in Section 4.16(h) of the Seller Disclosure Schedule, there are no Liens for a material amount of Taxes upon any of the Purchased Assets except for Taxes not yet due and payable. (i) None of the Purchased Assets constitutes a “United States real property interest” within the meaning of Section 897(c)(1) of the Code and Treasury Regulations promulgated thereunder. (j) None of the Purchased Assets is (i) “tax exempt use property” within the meaning of Section 168(h)(1) of the Code or Section 470(c)(2) of the Code, (ii) tax-exempt bond financed property within the meaning of Section 168(g) of the Code, or (iii) subject to a lease under Section 7701(h) of the Code or any predecessor provision. (k) Except as set forth on Section 4.16(k) of the Seller Disclosure Schedule, there is no Tax ruling, request for ruling or settlement, compromise, closing or Tax collection

-55- agreement in effect or pending which does affect the Liability of a Seller Party for Taxes with respect to the Purchased Assets, the Business or the Assumed Liabilities for any period after the Closing Date. (l) No Seller Party has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1). (m) Each Seller Party has collected from each receipt from any of the past and present customers relating to the Business, and the Purchased Assets the amount of all sales and use, value-added, goods and services and similar Taxes required to be collected and has paid and remitted such Taxes when due, in each case to the extent required under appropriate Laws. Section 4.17 Employee Benefits; Labor and Employment. (a) Set forth in Section 4.17(a) of the Seller Disclosure Schedule is a true, correct and complete list of each Company Plan (other than a Foreign Plan) in effect as of the date hereof. (b) With respect to each Company Plan intended to qualify under Section 401(a) of the Code, Seller has made available to Purchaser the most recent determination, advisory, or opinion letter received from the IRS regarding the tax-qualified status of such Plan. With respect to each material Company Plan (other than the Foreign Plans), Seller has made available to Purchaser true, correct and complete copies of (i) each such Company Plan and any amendments thereto (or a written summary of all material terms if the Company Plan has not been reduced to writing), (ii) the most recent summary plan descriptions and each related summary of material modifications with respect to each such Company Plan, to the extent applicable, (iii) each related trust or other funding vehicle and (iv) the most recent annual report on IRS Form 5500, to the extent applicable. (c) Each Company Plan intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination, advisory, or opinion letter from IRS with respect to its qualification, and, to the Knowledge of Seller, no event has occurred that would reasonably be expected to result in disqualification or adversely affect such exemption. (d) Except as set forth in Section 4.17(d) of the Seller Disclosure Schedule, no Company Plan is a “multiemployer plan,” as such term is defined in Section 3(37) of ERISA, or is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Section 4.17(d) of the Seller Disclosure Schedule will also identify any such Plan required to be disclosed that is applicable to the Business Employees or in which any Business Employees participate or accrue any benefits. (e) Each Company Plan (other than a Foreign Plan) has been maintained, operated and administered in compliance with its terms and applicable Law, including ERISA and the Code, except for such instances of noncompliance that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (f) Each Company Plan that is a Foreign Plan has been maintained, operated and administered in compliance with its terms and the applicable Laws of the relevant jurisdiction,

-56- except for such instances of noncompliance that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (g) No Company Plan provides for health, medical or other welfare benefits coverage after retirement, other than (i) health care continuation coverage required by Section 4980B of the Code (“COBRA”) or other applicable Law, (ii) coverage through the end of the calendar month in which a termination of employment occurs or (iii) pursuant to employment agreement or severance agreement, plan or policy providing for COBRA premiums for an employee whose employment has terminated or the employee’s beneficiaries for a specified period of time following the employee’s termination. (h) Each Company Plan that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been maintained and operated in all material respects in documentary and operational compliance with Section 409A of the Code and the Treasury Regulations promulgated thereunder. (i) Except as set forth in Section 4.17(i), neither the execution of this Agreement nor the consummation of the transactions contemplated hereby, will (either alone or upon occurrence of any additional or subsequent events): (i) increase the amount of compensation or benefits due to any Business Employee; (ii) accelerate the time of payment or vesting, or trigger any funding or payment of any compensation to any Business Employee; or (iii) entitle any Business Employee to any other material compensation or benefit. Without limiting the generality of the foregoing, there is no Plan or Contract that, individually or collectively, could give rise to the payment of any amount or receive any other benefit in connection with the consummation of the transactions contemplated by this Agreement that would not be deductible pursuant to the terms of Section 280G of the Code or subject to the tax described in Section 4999 of the Code. No Business Employee is entitled to any gross-up, make-whole or other additional payment from Seller or any of its Affiliates in respect of any Tax imposed under Sections 409A or 4999 of the Code. (j) Section 4.17(j) of the Seller Disclosure Schedule (the “Business Employee List”) sets forth with respect to each Business Employee as of the date hereof (including any Business Employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, including disability, family, military, or other leave, sick leave or on layoff status subject to recall): (i) the name, title, and location (city/state) of such Business Employee; (ii) the date of hire of such Business Employee or seniority date (if different) of such Business Employee; (iii) whether such Business Employee is classified as exempt or non-exempt for purposes of overtime compensation under federal and state applicable law; (iv) current annualized compensation, including current base salary or hourly wage rate; (v) current target bonus, incentive, commissions and/or other compensation beyond current base salary or hourly wage rate; (vi) leave status of such Business Employee (including basis for leave, leave commencement date, and anticipated leave end date, if known) or disability status; and (vii) full or -part-time status of such Business Employee. (k) Section 4.17(k) of the Seller Disclosure Schedule sets forth a list of all independent contractors and consultants providing services to the Business, showing for each such Person: (i) name; (ii) description of services performed; (iii) employer, if not self-employed; (iv)

-57- compensation rate; (v) date of initial retention/engagement; (vi) duration of retention/engagement; (vii) location where services performed (city/state); and (viii) total compensation received for 2025 and thus far in 2026; and (ix) average number of hours per week services are performed for any Seller Party. (l) Except as set forth on Section 4.17(l) of the Seller Disclosure Schedule, none of the Seller Parties is a party to any collective bargaining agreement or any agreement with any Union applicable to the Business Employees. (m) Except as set forth on Section 4.17(m) of the Seller Disclosure Schedule, the Seller Parties are, and for the past three (3) years have been, in compliance in all material respects with all applicable labor- and employment-related Laws, including those Laws governing wages, hours, eligibility for and payment of overtime compensation, worker classification (including the proper classification of employees, independent contractors and consultants), Tax withholding, collective bargaining and labor relations, unemployment insurance, severance, workers’ compensation, pay equity, occupational health and safety, immigration (including Form I-9s), employment discrimination, harassment, retaliation, disability rights, equal employment opportunity, leaves of absence, affirmative action, plant closing and mass layoff issues, pay transparency, background checks, privacy, drug testing, meal periods and rest breaks, employee trainings and postings, recordkeeping, paid sick leave and restrictive covenants. (n) Except as set forth in Section 4.17(n) of the Seller Disclosure Schedule, there are no pending, or to the Knowledge of Seller, threatened, and for the past three (3) years there have been no: (i) strikes, work stoppages, work slowdowns, lockouts, organizing activity or labor disputes involving Business Employees and with respect to the Seller Parties, or (ii) unfair labor practice charges, grievances, or complaints pending before the NLRB involving any Business Employee and with respect to the Seller Parties. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or violation of any employment agreement, consulting agreement, or any other labor-related Contract applicable to the Business Employees. No Seller Party has received any demand for recognition from any collective bargaining representative with respect to any Business Employee. (o) No Seller Party has taken, with respect to any Business Employee, any action during the one (1) year period prior to the date hereof that would constitute a “mass layoff,” “plant closing,” or other triggering event as defined by WARN, or that would require advance employee notice to any Business Employee. (p) Except as set forth in Section 4.17(p) of the Seller Disclosure Schedule, there is not now, nor in the past three (3) years has there been, any labor-, immigration- or employment-related Action involving any Business Employee, candidate for employment with respect to the Business, including, without limitation, Actions related to unfair labor practices, wage and hour, classification, discrimination, retaliation, harassment, wrongful discharge or other alleged unlawful employment practice. No Seller Party has been subject to any material Action related to or written allegation or complaint of sexual harassment, sexual misconduct or sexual abuse involving any Business Employee.

-58- (q) Except as set forth in Section 4.17(q) of the Seller Disclosure Schedule, no Business Employee is on a visa sponsored by any Seller Party which visa will require continued sponsorship following the Closing. No Seller Party has, within the past three (3) years, received a “no match” letter from the Social Security Administration concerning any current Business Employee that remains unresolved as of the date hereof. A USCIS Form I-9 has been prepared and retained in accordance with applicable Law for each Business Employee. No Seller Party has Knowledge that any Form I-9 was prepared in a manner that does not comply in any material respect with the applicable Law. Each Seller Party uses E-Verify where required to do so by applicable Law. (r) No Seller Party is delinquent in any payment or is liable for any arrears to any Business Employee or independent contractor, for any wages, salaries, commissions, incentive pay, bonuses, severance, or other compensation, as may be applicable, or any Taxes or penalty for failure to comply with withholding or reporting all such amounts as required by applicable Law. (s) Except as set forth in Section 4.17(s) of the Seller Disclosure Schedule or as otherwise provided in any Plan or any Contract set forth in Section 4.10 of the Seller Disclosure Schedule, no Seller Party has entered into any agreement, arrangement or understanding that would restrict its ability to terminate the employment of any or all of the Business Employees or the services of any independent contractor or consultant currently providing services to the Business. As of the date hereof, no Business Employee has delivered a written resignation, or to the Knowledge of Seller, intends to terminate employment with any Seller Party. (t) To Seller’s Knowledge, no current Business Employee or independent contractor or consultant providing services to the Business is in any material respect in violation of any term of any employment or services agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation owed to any Seller Party or any third-party with respect to such Person’s right to be employed or engaged by any Seller Party. Section 4.18 Customers and Suppliers. (a) Section 4.18 of the Seller Disclosure Schedule contains a true, correct and complete list of (i) the five (5) largest customers of the Business by aggregate dollar value of sales during each of the twelve (12) month periods ended December 31, 2025 and December 31, 2024 (each, a “Top Customer”) and (ii) with respect to each Top Customer for each such period, the aggregate dollar value of such sales. Section 4.18 of the Seller Disclosure Schedule also sets forth with respect to each Top Customer, the aggregate dollar value of sales by the Business to such Top Customer during the three (3)-month period ended on the date of the Interim Balance Sheet. No Seller Party has received any written (or, to the knowledge of Seller, oral) notice, and, to the Knowledge of Seller, has no reasonable basis to believe, that any Top Customer (A) has ceased, or intends to cease, to purchase goods or services from the Business or to otherwise terminate or materially reduce its relationship with the Business; (B) intends to change or otherwise modify its pricing terms in any material respect, or has disputed pricing terms or conditions or has requested a change in pricing or payment terms; (C) has filed or is subject to any bankruptcy, insolvency or receivership proceedings; (D) of any event, occurrence or fact that has occurred which, individually or in the aggregate, would reasonably be expected to materially and adversely affect

-59- any Seller Party’s relationship with such Top Customer; (E) intends to utilize, or is exploring the use of, alternative or additional sources for the goods, products or services provided by the Business to such Top Customer (including any in-sourcing) in a manner that would be material to the Business; or (F) has notified any Seller Party about a product or service quality issue. No Seller Party is or has during the past twelve (12) months been involved in any Action or material dispute or controversy with any Top Customer. (b) Section 4.18(b) of the Seller Disclosure Schedule contains a true, correct and complete list of (i) the ten (10) largest suppliers of the Business by aggregate dollar value of purchases during each of the twelve (12) month periods ended December 31, 2025 and December 31, 2024 (each, a “Top Supplier”) and (ii) with respect to each Top Supplier for each such period, the aggregate dollar value of such purchases. Section 4.18(b) of the Seller Disclosure Schedule also sets forth with respect to each Top Supplier, the aggregate dollar value of purchases by the Business during the three (3)-month period ended on the date of the Interim Balance Sheet. No Seller Party has received any written (or, to the knowledge of Seller, oral) notice, and, to the Knowledge of Seller, has no reasonable basis to believe, that any Top Supplier (A) has ceased, or intends to cease, to supply goods or services to the Business or to otherwise terminate or materially reduce its relationship with the Business, (B) intends to discontinue, modify or substitute any goods or services (or component thereof) in a manner that would be material to the Business, or (C) intends to change or otherwise modify its pricing terms in any material respect. No Seller Party has received any written (or, to the Knowledge of Seller, oral) notice that any of the goods or services needed to fulfill the obligations of the Business will not be available at substantially similar cost and on substantially similar terms as the current cost and terms in the time frame needed to fulfill such obligations. There are no suppliers of products or services to the Business that are material to the Business with respect to which practical alternative sources of supply are not generally available on comparable terms and conditions in the marketplace. No Seller Party is or has during the past twelve (12) months been involved in any Action or material dispute or controversy with any Top Supplier. Section 4.19 Insurance. Section 4.19 of the Seller Disclosure Schedule sets forth a true, correct and complete list of all active and unexpired policies or binders of fire, liability, product liability, umbrella liability, errors and omissions, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by any Seller Party or Affiliate thereof with respect to the Business or the Purchased Assets (collectively, the “Business Insurance Policies”). Section 4.19 of the Seller Disclosure Schedule also specifies as to each Business Insurance Policy whether the applicable Seller Party or Affiliate is a named insured or an additional insured and, if an additional insured, pursuant to what Contract it has been named as an additional insure and if a claim has been made under such Business Insurance Policy in the last two (2) years, the claim number and a copy of all correspondence related to such claim. True, correct and complete copies of the Business Insurance Policies have been made available to Purchaser. The Business Insurance Policies are in full force and effect. No Seller Party has received any notice of cancellation of, premium increase with respect to, or material alteration of coverage under, any of the Business Insurance Policies. All premiums due on the Business Insurance Policies have either been paid or, if due and payable prior to the Closing, will be paid prior to the Closing in accordance with the payment terms of each Business Insurance Policy. There are no claims related to the Business pending under any of the Business Insurance Policies as to which coverage has been questioned,

-60- denied or disputed or in respect of which there is an outstanding reservation of rights. No Seller Party or Affiliate thereof is in default under, and has not otherwise failed to comply with, in any material respect, any provision contained in any of the Business Insurance Policies. The Business Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Business and are sufficient for compliance with all applicable Laws and Contracts to which each Seller Party is a party or by which it is, or the Purchased Assets are, bound. Section 4.19 of the Seller Disclosure Schedule describes (i) any self-insurance arrangement of each Seller Party, including any reserves established thereunder; (ii) any Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk to which a Seller Party is a party; and (iii) all obligations of a Seller Party to provide insurance coverage to third parties or to maintain a certain level of insurance coverage and identifies the policy under which such coverage is provided and the contract requiring such coverage. Section 4.20 Environmental Matters. (a) The Seller Parties’ operations are, and for the past five (5) years have been, in material compliance with all applicable Environmental Laws. (b) Each Seller Party has obtained and is, and for the past five (5) years has been, in material compliance with all Environmental Permits (each of which is disclosed on Section 4.20(b) of the Seller Disclosure Schedule) necessary for the operation of the Business or the ownership, lease, operation or use of their respective assets and properties. (c) None of the Seller Parties has received nor is party to any Environmental Claim, including but not limited to any notice of actual or potential responsibility for any Release or threatened Release regarding any Hazardous Materials, in each case which remains pending or unresolved. (d) No Seller Party has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, Released, nor, to the Knowledge of Seller, exposed any Person to, any Hazardous Materials except in compliance in all material respects with Environmental Laws. (e) The Seller Parties, to the extent in the reasonable possession or under the reasonable control of the Seller Parties or their Affiliates, have delivered or made available to Purchaser complete copies of all environmental reports and other material investigations, studies, audits, tests, reviews or other analyses regarding Hazardous Materials or compliance with Environmental Laws commenced or conducted by or on behalf of the Business. (f) The manufacturing operations of the Business are outsourced to third-party vendors and contract manufacturers, and no Seller Party owns, leases, operates or controls any manufacturing facility used by such third-party vendors or contract manufacturers in connection with the Business. The Seller Parties have maintained reasonable minimum requirements with respect to the environmental standards of all providers of contract manufacturing services to the Business.

-61- Section 4.21 Import Compliance. Except as set forth in Section 4.21 of the Seller Disclosure Schedule: (a) For the past five (5) years, all imports into the United States made by or on behalf of any Seller Party in connection with the Business were made in full compliance with the Laws enforced by U.S. Customs and Border Protection, and the Laws of any other U.S. Governmental Authority (including any applicable Laws relating to recordkeeping requirements) that are responsible for regulating the goods being imported by such Seller Party. (b) Each Seller Party is in full compliance with U.S. Customs and Border Protection reasonable care requirements to the extent they relate to or would affect the Business, the Purchased Assets and/or the Assumed Liabilities. (c) In the past five (5) years, no Seller Party has been subject to any fines or penalties, and no Seller Party has any pending, or to the Knowledge of Seller, threatened claims, actions or proceedings that would reasonably be expect to result in any fines or penalties under the provisions of 19 USC §§ 1592 and 1595a, or under any other applicable U.S. Law regulating the importation of goods into the United States. (d) The imported products for which each Seller Party is, or has been for the past five (5) years, the importer of record or otherwise legally responsible, are not subject to, and, to the Knowledge of Seller, are not reasonably expected to become subject to: (i) any detention, seizure or forfeiture; (ii) any notice of redelivery or claim for liquidated damages; (iii) any country of origin marking notice; or (iv) any other fine or penalty. Section 4.22 Export Controls. Except as set forth in Section 4.22 of the Seller Disclosure Schedule: (a) For the past five (5) years, each Seller Party has been in compliance with all Export Control Laws applicable to it in connection with the Business. “Export Control Laws” means all Laws relating to U.S. export control and trade embargo statutes, regulations, Governmental Orders, guidelines and policies of the United States Government and each applicable Governmental Authority of any country in which each Seller Party conducts business, including, but not limited to EU Export Control and EU Sanctions Laws, the International Traffic In Arms Regulations (22 C.F.R. Parts 120-130 (2011)) of the U.S. Department of State; the Export Administration Regulations (“EAR”) (15 C.F.R. Parts 730-774 (2011)) of the U.S. Department of Commerce; the U.S. antiboycott regulations and guidelines, including those under EAR and U.S. Department of the Treasury regulations; the various economic sanctions regulations and guidelines of the U.S. Department of the Treasury, Office of Foreign Assets Control, and the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001), as amended; and restrictions against dealings with certain prohibited, debarred, denied or specially designated entities or individuals under statutes, regulations, and Governmental Orders of various agencies of the federal government of the United States. (b) For the past five (5) years, no Seller Party has received from any Governmental Authority a request for information relating to the sale or delivery of any product or service of the Business or any disclosure of technical data based on a potential violation of any

-62- Export Control Law. There are no Actions pending or, to the Knowledge of Seller, contemplated by any Governmental Authority against or involving any Seller Party based on an alleged violation of any Export Control Law. (c) Without limiting the foregoing paragraphs (a) and (b) of this Section 4.22, no Seller Party in the past five (5) years: (i) has exported any items or services directly or indirectly to any country subject to economic sanctions, including Cuba, Iran, North Korea, Sudan or Syria, or permitted access to technical data of any persons located in such countries in violation of applicable Export Control Laws; (ii) has exported any items or services directly or indirectly to, or permitted access to technical data of, any individuals or entities listed on any U.S. or EU government list of parties subject to sanctions or export prohibitions, including the list of Specially Designated Nationals, the Denied Parties List, the Unverified List, the Entity List, the Nonproliferation Sanctions list, or the UK Treasury Consolidated List of Sanctions Targets in violation of applicable Export Control Laws; or (iii) has exported any items directly or indirectly to, or permitted access to technical data of, any individuals or entities of the People’s Republic of China, Russia or Venezuela in violation of applicable Export Control Laws. (d) Each Seller Party is in full compliance with all applicable recordkeeping requirements of Export Control Laws. Section 4.23 Anti-Corruption. Except as set forth in Section 4.23 of the Seller Disclosure Schedule: (a) For the past five (5) years, each Seller Party is, and has been, in compliance with all applicable foreign, federal, state and local anti-bribery, anticorruption and anti-money laundering Laws, including the U.S. Foreign Corrupt Practices Act, as amended. Neither any Seller Party nor any Representative thereof or any other Person authorized to act for or on behalf of any Seller Party has directly or indirectly, (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, public or private, regardless of form, whether in money, property or services (A) to obtain favorable treatment in securing business; (B) to pay for favorable treatment of business secured; (C) to obtain special concessions or for special concessions already obtained; or (D) in violation of any Law, or (ii) established or maintained any fund or asset that has not been recorded in the books and records of any Seller Party. (b) No (i) owner, officer, director, employee, appointee or official representative of a Governmental Authority, (ii) political party or party official, or (iii) candidate for political or judicial office has any legal, financial or beneficial interest in any Seller Party’s rights in this Agreement or any of the Ancillary Agreements. (c) Neither any Seller Party nor any owner or Representative thereof is a Person with whom dealings are restricted or prohibited under applicable Export Control Laws.

-63- (d) For the past five (5) years, no Seller Party has committed any violation, nor has any Seller Party been investigated by any Governmental Authority with respect to any potential or actual violation of applicable Export Control Laws. (e) For the past five (5) years, no Seller Party has engaged in a transaction or dealing with any Person with whom transactions or dealings are prohibited or restricted by applicable Export Control Laws. Section 4.24 Transactions with Related Persons. Except as set forth on Section 4.24 of the Seller Disclosure Schedule, no Affiliate of any Seller Party (other than another Seller Party), nor any officer, director or manager of any Seller Party: (a) owns any direct or indirect interest of any kind in, or controls or has controlled, or is a manager, officer, director, shareholder, member or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, vendor, customer, landlord, tenant, creditor or debtor of the Business; (b) owns or has an interest in, directly or indirectly, any Purchased Asset, other than any interest arising solely from such Person’s equity ownership in any Seller Party; (c) owes any money to or is owed any money by any Seller Party (other than accrued compensation, expense reimbursement or similar amounts arising in the ordinary course of employment) in respect of the Business; (d) provides goods or services to the Business (other than as an employee, officer or director of a Seller Party); (e) is a party to a Contract, or is involved in any business arrangement or other relationship, with any Seller Party (whether written or oral) that is primarily related to the Business other than any ordinary course compensation or indemnification arrangements in such Person’s capacity as an officer, director or employee of any Seller Party; (f) has pledged any assets, posted any letters of credit or guaranteed any obligations on behalf of any Seller Party (nor has any Seller Party pledged any assets, posted any letters of credit or guaranteed any obligations on behalf of any such Person) with respect to the Business; or (g) has any claim or cause of action against any Seller Party with respect to the Business, other than any claim for indemnification, expense reimbursement or advancement of expenses pursuant to any Seller Party’s organizational documents or any indemnification agreement with any officer or director. Section 4.25 Data Security and Privacy (a) Each Seller Party has materially complied with applicable Privacy and Data Security Laws and Privacy and Data Security Policies pertaining to the privacy and security of Personal Data in connection with the Seller Parties’ operation of the Business and the Purchased Assets. There has been no material complaint relating to an improper disclosure of, or a material

-64- breach in the security of, any Personal Data, nor has (solely with respect to the Business) such complaint been made in writing, or the Knowledge of the Seller, threatened against any Seller Party. There has been no: (i) material unauthorized disclosure of any Personal Data or proprietary or confidential information in the custody any Seller Party in connection with the Seller Parties’ operation of the Business or the Purchased Assets or (ii) material Personal Data Breach related to the Purchased Assets. (b) The Seller Parties have (i) used commercially reasonable efforts designed to protect the confidentiality, integrity, and security of Personal Data that the Business collects, stores, uses or maintains for the conduct of the Business and to prevent unauthorized use, disclosure, or access to such data by any other Person, (ii) implemented and maintained a written information security program that includes administrative, technical, and physical safeguards reasonably designed to protect Personal Data against security incidents, and have taken commercially reasonable steps to ensure their personnel receive appropriate privacy and security training, and (iii) not been required by applicable Law to provide any notices to any Governmental Authority or Person in connection with a breach of Personal Data, nor have any Seller Parties been provided any such notice. (c) Except as set forth on Section 4.25(c) of the Seller Disclosure Schedule, there have been no Personal Data Breaches (or other data the unauthorized access to which would reasonably be expected to be material to the Business) that have required (or would reasonably be expected to require) notice by Seller or any Affiliate thereof to any Person or any Governmental Authority, remediation, credit monitoring, identity-theft protection services, or material indemnification obligations as required by applicable Law or Contract. (d) There are no legal proceedings or inquiries or audits by data protection authorities pending or, to the Knowledge of Seller, threatened against the Seller Parties with respect to the Business alleging a material violation of any Person’s Personal Data or privacy rights or any other violations of Privacy and Data Security Policies, and the Seller Parties have not received any written claims, complaints, or notices from any Person (including any consumer, employee, contractor, or Governmental Authority) alleging that the Business’s Processing of Personal Data violates applicable Privacy and Data Security Laws or the Privacy and Data Security Policies. (e) The Seller Parties have not, with respect to the Business, sold (as “sale” is defined under applicable Privacy and Data Security Laws), rented, or otherwise commercialized Personal Data in a manner that would subject Purchaser or the Business following Closing to opt- out obligations, “do not sell/share” requirements, or similar restrictions under applicable Law. (f) All consents, notices, and rights (including opt-in/opt-out preferences) required under applicable Privacy and Data Security Laws and the Privacy and Data Security Policies for the collection, use, processing, sharing, storage, transfer, and disclosure of Personal Data by the Seller Parties with respect to the Business have been obtained, provided, and honored in all material respects, and the execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not, by themselves, violate any such consents, notices, or rights, and no Personal Data is collected from or knowingly processed with respect to minors under the age of 16.

-65- (g) To the extent required by applicable Law, all third parties that Process Personal Data on behalf of the Seller Parties with respect to the Business (including hosting providers, SaaS vendors, and other service providers) do so pursuant to written agreements that include confidentiality obligations and data protection terms required by applicable Privacy and Data Security Laws in all material respects, and no such third party has notified the Seller Parties of any material Security Incident affecting such Personal Data. To the extent required by applicable Law, the Seller Parties have implemented appropriate mechanisms for cross-border transfers of Personal Data and maintained records of Processing activities or equivalent documentation. (h) The Seller Parties have maintained with respect to the Business complete and accurate records, to the extent required by applicable Privacy and Data Security Laws in all material respects, of (1) consumer/data subject requests and responses, (2) consents and revocations, and (3) privacy impact assessments / data protection impact assessments, if applicable. Section 4.26 Brokers. Except for Kroll Securities, LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any of the Seller Parties. Seller is solely responsible for the fees and expenses of Kroll Securities, LLC. Section 4.27 No Other Representations or Warranties. The representations and warranties contained in this Article IV, are the sole and exclusive representations and warranties of the Seller Parties. No Seller Party, nor any of their respective Affiliates or Representatives, has made, makes, has been authorized to make or shall be deemed to have been made any express or implied representation or warranty with respect to any Seller Party, any of their respective Subsidiaries or Affiliates, the Purchased Assets, the Assumed Liabilities or the Business or with respect to any other information provided, or made available, to Purchaser or any of its Affiliates or Representatives in connection with the transactions contemplated hereby, including as to the prospects of the Business or its profitability for Purchaser, or with respect to any forecasts, projections or business plans prepared by or on behalf of the Seller Parties and delivered to Purchaser in connection with Purchaser’s review of the Business and the negotiation and execution of this Agreement. No Seller Party nor any of their respective Affiliates or Representatives or any other Person will have, or be subject to, any Liability to Purchaser, its Affiliates or Representatives, the Equity Investor, or any other Person resulting from Purchaser’s use of, or the use by any of its Affiliates or Representatives of, any information, including information, documents, projections, forecasts or other material made available to Purchaser, its Affiliates or any of its or its Affiliates’ Representatives in a virtual data room, confidential information memorandum, management presentations, offering materials, site tours or visits, diligence calls or meetings or any documents prepared by, or on behalf of, Seller or its Affiliates, unless any such information is expressly included in a representation or warranty contained in this Article IV. Each Seller Party and their respective Affiliates and Representatives disclaims any and all other representations and warranties, whether express or implied, except to the extent any such representation or warranty is expressly set forth in this Article IV. Notwithstanding anything to the contrary contained in this Agreement, none of the Seller Parties or any of their respective Affiliates or Representatives has made, makes, has been authorized to make or shall be deemed to have been made any express or

-66- implied representation or warranty with respect to Excluded Assets, Retained Business or Retained Liabilities. Nothing in this Section 4.27 shall limit the Liability of any Seller Party for Fraud. ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents and warrants to Seller as of the date hereof as follows: Section 5.1 Organization. Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of Delaware, with full power and authority to enter into this Agreement and to perform its obligations hereunder. Equity Investor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into the Limited Guarantee and to perform its obligations thereunder. Purchaser has made available to Seller the true, correct and complete copies of the organizational documents of Purchaser and Equity Investor. Section 5.2 Authority; Binding Effect. (a) Purchaser has all requisite corporate or other power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and by Purchaser and each Purchaser Designated Affiliate of each Ancillary Agreement to which it is or will be a party, the performance by Purchaser and such Purchaser Designated Affiliates of their obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been, or will have been at the Closing, duly authorized by all requisite corporate or other action and such authorization has not been, or will not have been at the Closing, subsequently modified or rescinded. No vote or other action of the equity holders of Purchaser or the ultimate parent of Purchaser is required pursuant to any requirement of Law, the organizational documents of Purchaser or otherwise in order for Purchaser to consummate the transactions contemplated by this Agreement or the Ancillary Agreements. (b) This Agreement has been duly executed and delivered by Purchaser and, assuming this Agreement has been duly executed and delivered by each other party hereto, constitutes a valid and binding obligation of Purchaser, and each Ancillary Agreement has been or will be duly executed and delivered by Purchaser and each Purchaser Designated Affiliate that is or will be a party thereto and, assuming such Ancillary Agreement has been duly executed and delivered by the other parties thereto (other than Purchaser or any Affiliate thereof), constitutes, or when executed by Purchaser or the applicable Purchaser Designated Affiliate that is or will be a party thereto will constitute, a valid and binding obligation of Purchaser and such Purchaser Designated Affiliate, in each case enforceable against Purchaser and such Purchaser Designated Affiliate in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions. Section 5.3 No Conflicts; Consents. The execution, delivery and performance by Purchaser of this Agreement and each Ancillary Agreement to which it is or will be a party and

-67- the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the certificate of incorporation, bylaws or other organizational documents of Purchaser, (b) require the consent of any Person or conflict with, constitute a default under, or result in the breach or termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Purchaser or any of its Affiliates under any material Contract to which Purchaser or its Affiliates is a party or is subject, or (c) assuming compliance with the matters set forth in Sections 4.4 and 5.4, violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Authority, or any material Contract, agreement or instrument, or any license, franchise or permit, or any order, injunction, judgment or decree to which Purchaser or any of its Affiliates is subject, except, in each case, as would not reasonably be expected to be, individually or in the aggregate, materially adverse to, or materially delay, the ability of Purchaser to perform its obligations under this Agreement or to consummate the Closing. Section 5.4 Governmental Authorization. Assuming the accuracy of the representations and warranties contained in Article IV, the execution, delivery and performance by Purchaser of this Agreement and each Ancillary Agreement to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby do not require any Governmental Authorization of, or Filing with, any Governmental Authority, except and otherwise as would not reasonably be expected to be, individually or in the aggregate, materially adverse to, or materially delay, the ability of Purchaser to perform its obligations under this Agreement or to consummate the Closing. Section 5.5 Available Funds. It is Purchaser’s good faith belief that it shall have, at or prior to the Closing, sufficient funds available (through a combination of equity contributions, debt financing or, if necessary, debt or equity financing alone) to pay and satisfy all of its obligations under this Agreement and the Ancillary Agreements. Purchaser hereby acknowledges and agrees that its obligations to either consummate the Closing or pay the Reverse Termination Fee hereunder are not subject to any conditions regarding (or in any way contingent upon) its or any other Person’s ability to obtain or fund any equity financing, Debt Financing or any other financing for the consummation of the transactions contemplated hereby. The failure to obtain financing shall not relieve Purchaser of its obligations under this Agreement or Equity Investor of its obligations under the Limited Guarantee, or limit any Seller Party’s rights or remedies under this Agreement or the Limited Guarantee, including Seller’s right to receive the Reverse Termination Fee pursuant to Section 9.3 and, if necessary, the Limited Guarantee. Section 5.6 No Litigation. There is no Action pending or, to the Knowledge of Purchaser, threatened in writing against Purchaser or any of its Affiliates, at law or in equity, that seeks to materially delay or prevent the consummation of the transactions contemplated hereby or would, if adversely determined, materially impair or delay the ability of Purchaser or any of its Affiliates to consummate the transactions contemplated by this Agreement or the Ancillary Agreements or perform its obligations hereunder or thereunder. Neither Purchaser nor any of its Affiliates is subject to any outstanding Governmental Order that would reasonably be expected to, individually or in the aggregate, materially impair or delay the ability of Purchaser to consummate

-68- the transactions contemplated by this Agreement or the Ancillary Agreements or perform its obligations hereunder or thereunder. Section 5.7 Solvency. Assuming the accuracy of the representations and warranties contained in Article IV, immediately after the Closing, and after giving effect to the transactions contemplated by this Agreement and the Ancillary Agreements, Purchaser will be solvent. No transfer of property is being made, and no obligation is being incurred, in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Purchaser, any Seller Party, the Business, or any of their respective Subsidiaries. Section 5.8 Independent Investigation; No Reliance. (a) Purchaser is an informed and sophisticated purchaser, and has engaged advisors experienced in the evaluation and purchase of companies and assets such as the Business. Purchaser acknowledges and agrees that it is not relying on, and that no Seller Party, any of their respective Affiliates or Representatives nor any other Person has made, any representation or warranty, other than those representations and warranties of the Seller Parties expressly set forth in Article IV. Purchaser acknowledges and agrees that it believes it has conducted to its satisfaction an independent investigation of the financial condition, results of operations and projected operations of the Business and the nature and condition of its properties, assets, liabilities and businesses, including that it (i) has had an opportunity to discuss the business and affairs of the Seller Parties with respect to the Business with the management of Seller, (ii) has had what it deems to be adequate and sufficient access to (A) with respect to the Business, the books and records of the Seller Parties and (B) the Dataroom, and (iii) has been afforded the opportunity to ask questions of and receive answers with respect to the Business from management of Seller. In making the determination to proceed with the transactions contemplated hereby, Purchaser has relied on the results of its own independent investigation and the representations and warranties set forth in Article IV. In light of these inspections and investigations and the representations and warranties made to Purchaser in Article IV, Purchaser is relinquishing any right to any claim based on any representations and warranties other than those specifically included in Article IV. No Seller Party, any of their respective Affiliates or Representatives nor any other Person will have or be subject to any Liability to Purchaser or any other Person resulting from the distribution to Purchaser or its Representatives, or Purchaser’s use of, any information or documents, including any confidential memoranda distributed on behalf of Seller Parties relating to the Business or other publication provided to Purchaser or its Representatives, or any other document or information provided to Purchaser or its Representatives in connection with the sale of the Purchased Assets and Assumed Liabilities (including in a virtual data room, confidential information memorandum, management presentations, offering materials, site tours or visits, diligence calls or meetings or otherwise). (b) Purchaser expressly disclaims any reliance on (in each case except to the extent such information is also expressly set forth in Article IV (as qualified by the disclosure in the Seller Disclosure Schedule)), (A) any information included in information packages delivered to Purchaser related to the Business (including the Purchased Assets) or other matters; (B) any information, written or oral and in any form provided, made available to it or any of its agents, advisors, employees or representatives; (C) any projections, estimates or budgets delivered to or

-69- made available to it or any of its agents, advisors, employees or representatives, or which is made available to it or any of its agents, advisors, employees or representatives after the date hereof, or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of any Seller Party, the Business or the Purchased Assets or the future business and operations of the Business or the Purchased Assets; (D) the condition of any of the Purchased Assets being transferred hereunder; (E) the operation of the Business by Purchaser after the Closing in any manner; (F) the probable success or profitability of the ownership, use or operation of the Business (including the Purchased Assets) by Purchaser after the Closing; or (G) the accuracy or completeness of any other information, written or oral and in any form provided, or documents previously made available or which is made available after the date hereof to it or any of its agents, advisors, employees or representatives with respect to any Seller Party, the Purchased Assets or their respective businesses and operations or other related matters, whether in expectation of the transactions contemplated by this Agreement or otherwise. (c) Notwithstanding the foregoing, nothing in this Agreement shall be construed to limit or waive any right or remedy of Purchaser with respect to (i) any breach of any representation or warranty set forth in Article IV, (ii) any breach of any covenant, agreement or other obligation of any Seller Party contained in this Agreement or any Ancillary Agreement, or (iii) Fraud. Section 5.9 No Foreign Person. Purchaser is not a “foreign person,” as defined in 31 C.F.R. 800.224. Section 5.10 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser. Section 5.11 Limited Guarantee. Concurrently with the execution of this Agreement, the Equity Investor has delivered to Seller the duly executed Limited Guarantee, dated as of the date hereof. The execution, delivery and performance by the Equity Investor of the Limited Guarantee, and the consummation of the transactions contemplated thereby, are within the organizational powers of the Equity Investor and have been duly authorized by all necessary action on the part of the Equity Investor. The Limited Guarantee is in full force and effect and constitutes a valid and binding obligation of the Equity Investor, enforceable against the Equity Investor in accordance with its terms, subject to the Enforceability Exceptions. As of the date hereof, no event has occurred that, with or without notice, lapse of time or both, would constitute a default on the part of the Equity Investor under the Limited Guarantee. Section 5.12 HSR Act. At the time of, and in connection with, the transactions contemplated by this Agreement, Purchaser and its Ultimate Parent Entity (“UPE,” as such term is defined in 16 C.F.R. § 801.1) (i) will not be controlled by any other entity as “control” is defined by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the regulations promulgated thereunder, and (ii) will not have total assets of $26.8 million or more

-70- or annual net sales of $26.8 million or more for purposes of reportability under the HSR Act and related regulations. ARTICLE VI COVENANTS Section 6.1 Information and Documents. (a) From the date hereof until the earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Section 9.1, upon reasonable advance notice in writing, to the extent permitted by applicable Law, each Seller Party shall (i) afford Purchaser and its Representatives reasonable access to and the right to inspect all of the properties, assets, premises, books and records, Contracts and other documents and data related to the Business, the Purchased Assets or the Assumed Liabilities, (ii) furnish Purchaser and its Representatives with such financial, operating and other data and information related to the Business as Purchaser or any of its Representatives may reasonably request (including for Purchaser to confirm whether the conditions to Closing have been satisfied), and (iii) instruct the Representatives of each Seller Party to cooperate with Purchaser in its investigation of the Business; provided that (A) all requests for access pursuant to this Section 6.1 shall be made in writing and shall be directed to and coordinated with a person or persons designated by Seller in writing, (B) no such access shall unreasonably and materially interfere with any Seller Party’s operation of their respective businesses, including the Business, (C) any Seller Party may restrict the foregoing access to the extent that (1) in the reasonable judgement of Seller, applicable Law requires Seller to restrict or prohibit access to such information, (2) such information is subject to confidentiality obligations to a third party, (3) in the reasonable judgment of Seller, such disclosure would result in the disclosure of any proprietary information or any information that is competitively or commercially sensitive, in each case, that does not primarily relate to Business; (4) the information relates to the Strategic Process, including projections or other financial or other information relating thereto and information with respect to bids, the identity of any bidder, letters of intent, expressions of interest or other proposals received in connection with transactions comparable to the transactions contemplated hereby, or (5) disclosure of any such information could result in the loss or waiver of the attorney-client or other applicable privilege (provided that Seller shall use commercially reasonable efforts to provide such information in a manner that does not result in the loss of such privilege, including through the use of a common interest agreement or other arrangement), (D) such access shall be conducted during normal business hours and (E) Purchaser and its Representatives shall comply with all reasonable safety, security and confidentiality requirements set forth by the Seller Parties. Prior to the Closing, Purchaser and its Representatives shall not contact any of the employees, customers, distributors, suppliers or other material business relations of any Seller Party or any Affiliate of any Seller Party in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior authorization by Seller (which authorization shall not be unreasonably withheld, conditioned or delayed) except as described in Section 6.15. Notwithstanding anything to the contrary contained herein, in no event shall any Seller Party be required to, or to cause any other Person to, (w) provide financial or operating data or other information that is unduly burdensome to prepare and has not previously been prepared by the applicable Seller Party or its advisors, or that is not otherwise prepared in the ordinary course of operating the Business, (x) provide any information as and to the extent it relates to Retained Business, any Excluded Assets

-71- or any Retained Liabilities or (y) provide any copies of the Tax Returns of any Seller Party or any of its Affiliates. Purchaser acknowledges that all such information provided pursuant to this Section shall be subject to the terms of the Confidentiality Agreement. (b) All information received by Purchaser and given by or on behalf of the Seller Parties in connection with this Agreement and the transactions contemplated hereby will be held by Purchaser and its Affiliates and Representatives as “Confidential Information,” as defined in the Confidentiality Agreement, pursuant to the terms of each of the Confidentiality Agreement, and as Confidential Information for purposes of Section 6.10. (c) From the date hereof until the Closing, each Seller Party shall furnish Purchaser with unaudited monthly financial statements and information of the type and detail currently and customarily prepared by any Seller Party in the Ordinary Course of Business and such other financial, operating and other data and information related to the Business and such other financial, operating and other data and information related to the Business as Purchaser or any of its Representatives may reasonably request; provided, however, that no Seller Party shall be obligated to provide audited financial statements or to modify its existing financial reporting practices, systems or procedures in connection with its obligations under this Section. (d) No investigation by Purchaser or other information received by Purchaser pursuant to this Section 6.1 or otherwise shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any Seller Party in this Agreement, and shall not be deemed to amend or supplement the Seller Disclosure Schedule. (e) Within five (5) Business Days of the date hereof, Seller shall deliver to Purchaser a flash drive or memory stick (all of which shall be permanent and accessible, without the need for any password, with readily and commercially available software) containing, in electronic format, the true, accurate and complete contents of the Dataroom as such contents were posted therein three (3) Business Days prior to the date hereof. Between the third (3rd) Business Day prior to the date hereof and the Closing, Seller shall not, nor shall it permit any other Person to, add or remove or otherwise change the contents of the Dataroom without the prior written consent of Purchaser. In no event shall Seller remove or add any documents or other information to the Dataroom following such third Business Day prior to the date hereof without the prior written consent of Purchaser. Within three (3) Business Days following the Closing Date, Seller shall deliver to Purchaser a flash drive or memory stick (all of which shall be permanent and accessible, without the need for any password, with readily and commercially available software) containing, in electronic format, the true, accurate and complete contents of the Dataroom as such contents were posted as of the Closing Date. Section 6.2 Conduct of Business (a) From the date hereof until the earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Section 9.1, except (i) as set forth in Schedule 6.2(a) or as otherwise expressly contemplated hereby, (ii) as Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), or (iii) as required by applicable Law or the terms of any Contract delivered to Purchaser or any of its Representatives (including by upload to the Dataroom), the Seller Parties shall (A) conduct the

-72- Business in the Ordinary Course of Business, (B) use commercially reasonable efforts to maintain and preserve intact the current organization, operations, goodwill and relationships of the Business with its employees, customers, suppliers, regulators and other Persons having business relationships with the Business, (C) pay all debts, Taxes and other obligations of the Business when due in the Ordinary Course of Business, (D) maintain all Purchased Assets in good repair and operating condition, subject to ordinary wear and tear, (E) use commercially reasonable efforts to maintain in full force and effect all Business Insurance Policies (or substantially equivalent replacement policies), (F) comply in all material respects with all applicable Laws with respect to the Business, (G) maintain the Books and Records of the Business in accordance with past practice, (H) not take any action that would, or would reasonably be expected to, (1) have a Material Adverse Effect, (2) materially and adversely affect the Business relatively to readily available alternatives or the reasonably anticipated consequence of inaction, the Purchased Assets or the Assumed Liabilities, or (3) prevent, materially impair or materially delay the ability of any Seller Party to consummate the transactions contemplated by this Agreement, and (I) not take any of the following actions with respect to the Business (it being agreed that if Seller Parties deliver written notice to Purchaser requesting consent to take any action set forth in this Section and Purchaser does not respond in writing within five (5) Business Days after receipt of such notice, Purchaser shall be deemed to have consented to such action): (i) sell, pledge, transfer, dispose of or otherwise directly or indirectly subject to any Lien (other than Permitted Liens) any asset, property or right that would be a Purchased Asset if the Sale occurred on the date hereof, other than the sale of Inventory in the Ordinary Course of Business or dispositions of obsolete, worn-out or surplus assets in the Ordinary Course of Business; (ii) abandon, withdraw, terminate, permit the lapse of, or take any action that would reasonably be expected to result in the revocation, suspension, cancellation or material modification of, any Governmental Authorization material to the conduct of the Business or the ownership or operation of the Purchased Assets; (iii) acquire any corporation, partnership, limited liability company, other business organization or division thereof or any material amount of assets, or enter into any joint venture, strategic alliance, exclusive dealing, noncompetition or similar contract or arrangement, in each case, solely to the extent such act would (i) require any additional material consents to approve this Agreement or the transactions contemplated hereby and thereby, (ii) violate any other term of this Agreement, (iii) adversely affect the Business, the Purchased Assets or the Assumed Liabilities in any material respect, or (iv) prevent, materially impair or materially delay the ability of any Seller Party to consummate the transactions contemplated by this Agreement; (iv) adopt (x) a plan of complete or partial liquidation or dissolution, or (y) any plan of merger, consolidation, restructuring, recapitalization or other reorganization of any Seller Party, or otherwise alter the corporate structure of any Seller Party, in each case which would (i) require any additional third-party consents to approve this Agreement or the transactions contemplated hereby and thereby, (ii) violate any other term of this Agreement, (iii) adversely affect the Business, the Purchased Assets or the Assumed Liabilities in any material respect, or

-73- (iv) prevent, materially impair or materially delay the ability of any Seller Party to consummate the transactions contemplated by this Agreement; (v) enter into or amend, waive, modify or consent to the termination of any Business Material Contract or any other Contract that would be a Business Material Contract if entered into on the date hereof, or amend, waive, modify or consent to the termination of any of the rights of any Seller Party thereunder, in each case other than in the Ordinary Course of Business; provided that any such action that would reasonably be expected to adversely affect the Business, the Purchased Assets or the Assumed Liabilities in any material respect shall require Purchaser’s prior written consent regardless of whether such action is in the Ordinary Course of Business; (vi) enter into any new Contract that relates to any Business IP, in each case other than non-exclusive licenses entered into in the Ordinary Course of Business; (vii) out license (other than non-exclusive licenses entered into in the Ordinary Course of Business), sell, transfer, assign or otherwise dispose of, or enter into any Contract for the out license, sale, transfer, assignment or other disposition of, any material Business IP or any other material Purchased Asset in excess of a sales price of $500,000; (viii) permit the lapse of any material right relating to any material Business IP or any other Purchased Asset, including by failing to make any filing, pay any fee or take any other action necessary to maintain or prosecute any such Business IP; (ix) initiate, settle or compromise any Action that relates to any of the Business, the Purchased Assets or the Assumed Liabilities and that involves (A) payments in excess of $100,000 individually or $500,000 in the aggregate, (B) any injunctive, equitable or non- monetary relief that is binding on the Business, the Purchased Assets and/or the Assumed Liabilities after Closing or (C) the admission of any wrongdoing by any Seller Party and/or their Affiliates with respect to the Business, the Purchased Assets and/or the Assumed Liabilities; (x) incur, assume, guarantee or otherwise become liable for any Indebtedness, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities, in each case that would constitute an Assumed Liability, that is secured by any Purchased Asset, or which will not be satisfied in full at Closing; (xi) except as required by applicable Law or the terms of any Company Plan or Foreign Plan in effect as of the date hereof, (i) increase the compensation or benefits payable or to become payable to any Business Employee by more than five percent (5%) (or such other annual or periodic merit increases, cost-of-living adjustments, or promotions conducted in the Ordinary Course of Business), (ii) grant any new equity or equity-based awards to any Business Employee, (iii) pay or commit to pay any bonus, incentive compensation, retention, change in control, transaction or similar payment to any Business Employee, other than payments required under any existing Company Plan or Contract or annual bonus payments made in the Ordinary Course of Business, (iv) establish, adopt, enter into, amend or terminate any Company Plan or Foreign Plan (other than amendments required to maintain compliance with applicable Laws or amendments that do not materially increase the cost to the Business), (v) take any action to

-74- accelerate the vesting or payment of any compensation or benefit to any Business Employee, (vi) hire any new Business Employee with annual base compensation in excess of One Hundred Thousand Dollars ($100,000) (other than seasonal hires or replacement hires for departed employees in the Ordinary Course of Business), or (vii) terminate the employment of any Business Employee other than for cause; (xii) make, change or revoke any material Tax election, adopt or change any method of Tax accounting or accounting period, file any amended Tax Return, enter into any closing agreement with a Governmental Authority with respect to Taxes, settle or compromise any material Tax claim or assessment, surrender any right to claim a material Tax refund, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, in each case to the extent relating to the Business, the Purchased Assets or the Assumed Liabilities and that could reasonably be expected to materially increase the Tax liability of Purchaser or the Business after the Closing; (xiii) enter into, amend or modify any transaction or arrangement between any Seller Party, on the one hand, and any Affiliate of any Seller Party (other than another Seller Party), on the other hand, to the extent relating to the Business, the Purchased Assets or the Assumed Liabilities, other than transactions or arrangements in the Ordinary Course of Business on arm’s-length terms or as set forth on Section 6.2(a)(xiii) of the Seller Disclosure Schedule; (xiv) cancel, terminate, fail to renew or materially reduce the coverage under any Business Insurance Policy, or take any action that would cause any Business Insurance Policy to be cancelled or terminated or that would result in any material reduction in the coverage thereunder; (xv) accelerate the collection of, or offer any discount with respect to, any Accounts Receivable of the Business, or delay the payment of any accounts payable of the Business, in each case in a manner inconsistent with the Ordinary Course of Business or in a manner intended to affect the calculation of Closing Working Capital; (xvi) modify, amend, extend, negotiate, terminate or enter into any labor agreement or recognize or certify any Union or group of employees as the bargaining representative for any Business Employees; (xvii) implement or announce any Business Employee layoffs, furloughs, reductions in force, plant closings, reductions in compensation or other similar actions that may trigger notice obligations under the WARN Act; (xviii) waive or release any non-competition, non-solicitation, confidentiality, non-disclosure, or other restrictive covenant obligation of any current or former Business Employee or independent contractor or consultant primarily providing services to the Business; (xix) fail to pay any wages or compensation due to any Business Employee or independent contractor or consultant providing services to the Business when due, change the exempt or non-exempt status of any Business Employee for any purpose, or change the

-75- employment or contractor classification of any Business Employee or independent contractor or consultant providing services to the Business other than as required by Applicable Law; (xx) transfer the employment of any employee who is or would be Business Employee in a manner that would impact their status as a Business Employee, other than in the Ordinary Course of Business. (xxi) enter into, amend, modify or terminate any employment, severance, change in control, retention, consulting or similar agreement, plan, or policy with respect to any Business Employee; or (xxii) authorize, commit or agree to take any of the foregoing actions in respect of which it is restricted by the provisions of this Section 6.2. (b) Seller shall promptly (and in any event within three (3) Business Days) notify Purchaser in writing of: (A) any fact, circumstance, event or action the existence, occurrence or taking of which has had a Material Adverse Effect; (B) any material breach or anticipated breach of any covenant, agreement or other obligation of any Seller Party under this Agreement; (C) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby; (D) any notice or other communication from any Governmental Authority in connection with the transactions contemplated hereby; (E) any material Action commenced or, to the Knowledge of Seller, threatened against, relating to or involving or otherwise affecting the Business or any Purchased Asset; or (F) any loss, damage or destruction of any assets, properties or rights related to the Business that individually or in the aggregate are of material value. Purchaser’s receipt of information pursuant to this Section 6.2(b) shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any Seller Party in this Agreement and shall not be deemed to amend or supplement the Seller Disclosure Schedule. No failure by any Seller Party to provide timely notice to Purchaser under this section shall constitute a breach of this Agreement unless such failure results in actual and material prejudice to Purchaser. (c) Notwithstanding any provision herein to the contrary, prior to the Closing, without the consent of Purchaser, Seller and each of its Affiliates will be permitted to (i) declare and pay dividends and distributions of, or otherwise transfer or advance, to Seller or any Affiliate thereof (x) any amount of retained earnings accrued through the Closing Date, (y) any Excluded Assets (including, with respect to cash, in connection with any “cash sweep” or cash management practices) or (z) any other assets (including accounting books and records) that but for such distribution would be a Purchased Asset, (ii) continue to conduct their activities regarding cash management matters relating to the Business (including the collection and transfer of accounts receivable and disbursement of funds by Seller) in accordance with the practice in effect as of the date hereof, including as may be necessary to settle intercompany payables and receivables and to effect intercompany funding, (iii) make any payments under, or repay (in part or in full), any Indebtedness in the Ordinary Course of Business, and (iv) take any action contemplated pursuant to Section 2.2(b). (d) Nothing contained in this Agreement shall be construed to give to Purchaser, directly or indirectly, rights to control or direct the Business’s operations prior to

-76- Closing; provided, however, that the foregoing shall not limit or restrict any right of Purchaser under this Agreement, including the right to withhold consent to any action requiring Purchaser’s consent hereunder. Prior to Closing, consistent with the terms and conditions of this Agreement, Seller (and Affiliates thereof) shall exercise sole and complete control and supervision over the Business and the Retained Business, both on an individualized basis and as a whole. (e) Notwithstanding anything set forth in this Agreement to the contrary, Seller and its Affiliates, at their sole cost and expense, shall have sole control over, and shall be entitled to take all action reasonable or necessary to satisfy, the closing condition set forth in Section 8.2(g), including entering into settlement negotiations with the IRS with respect to the full or partial satisfaction of the YP Tax Liability. Seller shall keep Purchaser reasonably informed of (i) its efforts to procure the Tax Lien Release and/or the Tax Lien Payoff Letter; (ii) material submissions, communications and other developments relating to the Civil Enforcement Advice and Support Operations process currently undertaken by Seller (or other administrative proceeding) involving the YP Tax Liability (the “CEASO Process”), if any; and (iii) any pending or threatened Foreclosure Action of which Seller has Knowledge (including any communication, notice, act or occurrence believed by Seller or any of its Affiliates to constitute an “informal foreclosure or seizure action”) as soon as reasonably practicable, and in any event within one (1) Business Day of Seller’s Knowledge of the occurrence of such Foreclosure Action. Purchaser shall keep Seller reasonably informed of any pending or threatened Foreclosure Action of which Purchaser has knowledge (including any communication, notice, act or occurrence believed by Purchaser or any of its Affiliates to constitute or precede an “informal foreclosure or seizure action”) as soon as reasonably practicable, and in any event within one (1) Business Day of Purchaser’s knowledge of the occurrence the same. Purchaser shall have the right, at its own expense and with counsel of its choosing, to attend and observe (but not control) any hearing related to the CEASO Process and to confer with Seller regarding the strategy and conduct of the IRS resolution process; provided, that Seller shall retain sole control over, and shall make all final decisions with respect to, the defense, compromise and settlement of the YP Tax Liability. Each of Seller and Purchaser acknowledge and agree that for the purposes of this Section 6.2(e) and Section 9.1(h), an “informal foreclosure or seizure action” with respect to the Purchased Assets shall require an act by the IRS to presently recover Purchased Assets, and not merely a notice or inquiry regarding the status of the Purchased Assets or the existence of the Federal Tax Lien. Section 6.3 Reasonable Best Efforts; Further Assurances. (a) Under the terms and subject to the conditions set forth herein, except as otherwise provided in this Agreement or any Ancillary Agreement, each of the Parties agrees to use its reasonable best efforts before and, as may be applicable, after the Closing Date to take or cause to be taken all reasonable action, to do or cause to be done, and to assist and cooperate with the other Party in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement and the Ancillary Agreements, including (i) the satisfaction of the conditions precedent to the obligations of any of the Parties (including Section 8.2(g)), (ii) the obtaining of all required Governmental Authorizations under applicable Law (other than with respect to tender and public procurement Laws, which are the subject of Section 6.17), (iii) the execution, acknowledgment and delivery of such assignments, transfers, consents, assumptions and other documents and instruments and the taking of such other reasonable actions as may reasonably be

-77- requested by the other Party in order to carry out the intent of this Agreement and any Ancillary Agreements, (iv) the conveyance, assignment and transfer to, and vesting in, Purchaser and the Purchaser Designated Affiliates of the Purchased Assets and the Assumed Liabilities, as contemplated by this Agreement, and the transactions contemplated hereby, (v) the prompt notification to the other Party of any fact, event or circumstance that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby, and (vi) in the case of Purchaser, providing to Seller and its Affiliates all information, documentation and registrations with respect to Purchaser and its Affiliates reasonably necessary for Seller or its Affiliates to provide all services contemplated by the Human Resources, Payroll and Benefits Administration provisions of the annexes to the Management Services Agreement (including, without limitation, Annex II) at least ten (10) Business Days prior to Closing. (b) After the Closing, each of Seller and Purchaser, subject to the terms of any Ancillary Agreement, shall use its commercially reasonable efforts from time to time to execute and deliver, or cause to be executed and delivered by its respective applicable Affiliate, at the reasonable request of the other Party, such additional documents and instruments, including any assignment or assumption agreements, bills of sale, instruments of assignment, consents and other similar instruments in addition to those required by this Agreement, as may be reasonably required to give effect to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and to provide any documents or other evidence of ownership as may be reasonably requested by Purchaser to confirm Purchaser’s and Purchaser’s Designated Affiliates, as applicable, ownership of the Purchased Assets and the assumption of the Assumed Liabilities. (c) Notwithstanding anything to the contrary herein, in connection with the exercise of any reasonable commercial efforts, commercially reasonable efforts or other standard of conduct pursuant to this Agreement, Purchaser shall not be required, in respect of any provision of this Agreement, to pay any fees, expenses or other amounts to any Governmental Authority or any party to any Contract, commence or participate in any Action or offer, agree to or grant any accommodation (financial, conduct or otherwise) to any Governmental Authority (including any Governmental Antitrust Authority) or third party, dispose of any assets, incur any obligations or agree to any of the foregoing. (d) Upon the request of Purchaser, Seller shall reasonably consider any comments received from Purchaser’s Debt Financing Sources with respect to the forms of Ancillary Agreements attached as Exhibits to this Agreement; provided, that Seller shall not be obligated to agree to any modification, amendment, or supplement (a “Material Modification”) that would (A) modify or expand the substantive economic or legal terms of any Ancillary Agreement, (B) impose additional obligations, liabilities, or restrictions on Seller or any of its Affiliates beyond those contemplated by the applicable Exhibit as of the date hereof, other than in a de minimis manner, (C) reduce, limit, or condition any right, benefit, or protection of Seller or any of its Affiliates under any Ancillary Agreement, or (D) modify any provision of this Agreement, and any Material Modification to shall be documented by a written amendment to this Agreement or the applicable Exhibit signed by both Parties.

-78- Section 6.4 Tax Matters. (a) Notwithstanding anything to the contrary in this Agreement, each of Seller and Purchaser shall bear, and be responsible for, fifty percent (50%) of any and all applicable Transfer Taxes; provided, however, that Purchaser’s responsibility for Transfer Taxes under this Section 6.4(a) shall not exceed One Hundred and Fifty Thousand Dollars ($150,000) (the “Purchaser Transfer Tax Cap”), and Seller shall bear and be responsible for any Transfer Taxes that would otherwise be allocated to Purchaser in excess of the Purchaser Transfer Tax Cap. The party responsible under applicable Law for filing the Tax Returns with respect to such Transfer Taxes shall, at such party’s expense, prepare and timely file such Tax Returns. Each of the Parties shall, and shall cause their respective Affiliates to, reasonably cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes, and shall take all commercially reasonable steps to minimize any such Transfer Taxes. (b) For purposes of this Agreement, in the case of any Straddle Period, the amount of any Taxes with respect to the Business and the Purchased Assets that is allocable to the portion of a Straddle Period ending on the Closing Date shall (i) in the case of Taxes based on or measured by income or receipts, sales or use, employment, or withholding, be determined based on an interim closing of the books as of the close of business on the Closing Date and (ii) in the case of any other Taxes with respect to the Business and the Purchased Assets, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period prior to and including the Closing Date and the denominator of which is the number of days in such Straddle Period. Notwithstanding anything herein to the contrary, Seller shall not be required to provide Purchaser with a copy of, or otherwise disclose the contents of, any income Tax Return or any other Tax Returns not solely relating to the Purchased Assets, the Business or the Assumed Liabilities, in each case of any Seller Party or any of its respective Affiliates. (c) Each of Purchaser and Seller shall undertake commercially reasonable efforts to provide the other with such information and records, and make such of its officers, directors, employees and agents available, as may reasonably be requested by such other Party, in connection with the preparation of any Tax Return or the conduct of any audit or other proceeding relating to Taxes of the Purchased Assets, the Business or the Assumed Liabilities for any Pre- Closing Tax Period, including without limitation with respect to the YP Tax Liability and the Federal Tax Lien. Following the Closing, each of Parent and Seller shall, and shall cause their respective Affiliates to, provide to Purchaser any power of attorney or similar authorization necessary to permit Purchaser to communicate directly with the IRS regarding the Federal Tax Lien and to pursue the release of such Federal Tax Lien; provided, that (i) any such power of attorney or authorization shall be limited to (A) making status inquiries regarding the Federal Tax Lien and the YP Tax Liability, (B) requesting and obtaining Tax Lien Release Documentation and related IRS correspondence, and (C) pursuing administrative release or discharge of the Federal Tax Lien from the Purchased Assets, and shall not authorize Purchaser to negotiate, compromise, settle, or make any binding commitments with respect to the YP Tax Liability or the Federal Tax Lien on behalf of any Seller Party or any of its Affiliates, (ii) Seller shall retain exclusive control over all negotiations, settlement discussions, and substantive communications with the IRS regarding the YP Tax Liability and any compromise, installment agreement, or other resolution

-79- thereof, and (iii) Purchaser shall not make any representation, statement, or commitment to the IRS on behalf of any Seller Party or any of its Affiliates without the prior written consent of Seller. Except with respect to any expenses covered by Section 2.11, any expenses incurred in furnishing such information or assistance shall be borne by the Party requesting it. (d) For Australian and New Zealand tax purposes, both Purchaser and Seller agree the Purchased Assets constitute the supply of a going concern for the purposes of the Australian A New Tax System (Goods and Services Tax) Act of 1999, Subdivision 38-J and the New Zealand Goods and Services Tax Act 1985, Section 11(1)(m) and shall cause each of their respective Affiliates that transfers or acquires any Purchased Assets in Australia or New Zealand to (i) agree in writing prior to Closing that such transfer constitutes the supply of a going concern for such purposes, and (ii) be registered for goods and services tax in the relevant jurisdiction at Closing. Section 6.5 Employees and Employee Benefits. (a) Subject to Purchaser’s normal employment screening procedures, at least five (5) Business Days prior to the Closing, Purchaser shall deliver, in writing, an offer of employment with Purchaser (or an Affiliate) (on terms and conditions consistent with this Section 6.5) to each then-current Business Employee (other than ANZ Business Employees) (the “US/DR Employees”) to commence such employment immediately after the Closing; provided, that each such offer shall be subject to the applicable US/DR Employee’s continued employment with Seller until immediately prior to the Closing; provided, further, that, with respect to each US/DR Employee who is not actively employed as of immediately prior to the Closing due to an authorized leave of absence (each, an “Inactive Employee”), any such offer shall (i) be contingent on such US/DR Employee presenting himself or herself to Purchaser for active employment during the six (6) month period immediately following the Closing (or such longer period as specified by applicable Law), and presenting reasonable evidence to Purchaser of such readiness for active employment, and (ii) be effective on the date that such US/DR Employee presents himself or herself to Purchaser for active employment, which date shall be such US/DR Employee’s Applicable Transfer Time for purposes of this Agreement. Seller will provide Purchaser with a then-current list of Inactive Employees within fifteen (15) Business Days prior to the Closing Date, indicating such Inactive Employee’s expected date of return. Each such offer of employment shall be consistent with the obligations of Purchaser set forth in this Section 6.5. Such individuals who accept such offer by the Closing Date and commence employment with Purchaser (or an Affiliate) by such individual’s Applicable Transfer Time shall be “US/DR Continuing Employees”, and shall form part of the “Continuing Employees”. Seller shall be solely responsible for the payment of all compensation and benefits, including all termination costs, severance, charges and liabilities of any nature incurred with respect to the termination of employment of any US/DR Employee upon or prior to their Applicable Transfer Time. In the event that any US/DR Employee is not offered employment by Purchaser on the terms set forth herein, Purchaser shall be solely responsible for, and shall indemnify and hold harmless Seller Parties and their Affiliates from and against, any and all Liabilities arising from Purchaser’s failure to offer employment or the terms of any such offer (including, as applicable, any WARN Act liability triggered by Purchaser’s actions or inactions with respect to such US/DR Employee).

-80- (b) Continued Employee Benefits. From the Applicable Transfer Time through the date immediately following the first (1st) anniversary of the Applicable Transfer Time (or until termination of employment, if earlier), Purchaser agrees to continue the employment of the Continuing Employees in the same or a Comparable Position, at a base rate of pay no less favorable than such Continuing Employee’s base rate of pay in effect as of immediately prior to the Applicable Transfer Time and with benefits that are substantially comparable in the aggregate to the employee benefits that are in effect on the Applicable Transfer Time; provided, however, that the foregoing shall not apply with respect to any defined benefit pension benefits, retiree medical entitlements, non-qualified deferred compensation benefits, transaction-based or change in control bonuses, or equity-based incentives (Subject to Section 6.5(c)). A “Comparable Position” is a position with Purchaser or its Affiliates in which (i) the Continuing Employee’s level of responsibilities would not be significantly reduced, and (ii) the Continuing Employee is not required to relocate more than 25 miles from the Continuing Employee’s principal business location immediately prior to such relocation. Notwithstanding anything to the contrary in this Agreement, including in this Section 6.5(b), to the extent required by applicable Law with respect to any Continuing Employee employed outside of the United States of America, Purchaser or its Affiliates shall maintain terms and conditions of employment for such Continuing Employees to the extent necessary to comply with applicable Law. Purchaser shall bear any costs related to, and shall indemnify and hold harmless Seller from and against, any claims made by, or Liabilities to, any US/DR Continuing Employee for any severance obligations, in each case, arising out of, relating to or in connection with any of the following: (A) the failure of Purchaser or any of its Affiliates after Closing, to make offers of employment to any US/DR Employee in accordance with this Agreement, or to continue, as required by the first sentence of this Section 6.5(b), the employment of any US/DR Continuing Employee who accepts such offer of employment; (B) any action taken after the Applicable Transfer Time by Purchaser or any of its Affiliates to terminate the employment of any US/DR Continuing Employee; or (C) any action or omission by Purchaser or any of its Affiliates with respect to any US/DR Continuing Employee that does not comply with the terms of this Agreement. (c) Key Executive Employment Agreements. Notwithstanding any provision of this Section 6.5, with respect to each individual identified on Section 6.5(c) of the Seller Disclosure Schedule who becomes a Continuing Employee (each, a “Key Executive”), Purchaser shall, or shall cause the applicable Affiliate to, offer to enter into a written employment agreement with such Key Executive at or prior to the Closing (each, a “Key Executive Employment Agreement”). Each Key Executive Employment Agreement shall (i) comply with the requirements of this Section 6.5 with respect to Continuing Employees generally, (ii) include severance provisions entitling such Key Executive, upon a termination of employment by Purchaser or its Affiliate without Cause (as defined in such Key Executive Employment Agreement) (whenever such termination may occur), to receive, subject to execution of a general release of claims and continued compliance with any restrictive covenants, (A) continued payment of base salary equal to the period currently provided for under Seller’s severance program (subject to a maximum of 12 months) and (B) company-paid reimbursement for the full monthly COBRA premiums for a period of not less than twelve (12) months following such termination, and (iii) remain in effect for a period of not less than thirty-six (36) months following the date hereof; provided, that nothing hereunder shall prevent Purchaser or its Affiliate from agreeing to different terms with any Key Executive now or in the future.

-81- (d) Purchaser Assumed Liabilities. Except as otherwise specifically set forth in Section 6.5(f), Purchaser shall assume all Liabilities to the extent incurred following the Closing with respect to any US/DR Continuing Employee or any other Liabilities incurred by Seller or any of its Affiliates on or following the Closing solely as a result of Purchaser and its Affiliates failing to comply with the requirements of this Agreement (collectively, the “Purchaser Assumed Employee Liabilities”). (e) Service Credit. US/DR Continuing Employee shall be provided credit by Purchaser and its Affiliates for all service with Seller and its Affiliates and their predecessors, to the same extent as such service was credited for such purpose by Seller and its Affiliates and any predecessor employer with respect to the Company Plan, under all analogous employee benefit plans, programs, policies and fringe benefits of Purchaser and its Affiliates for purposes of eligibility, vesting and benefit accrual (other than accruals under any defined benefit plan), except to the extent that such service recognition would result in the duplication of benefits. (f) Welfare Plan Obligations. Commencing as of immediately following the Applicable Transfer Time, Purchaser shall include the US/DR Continuing Employee in its welfare plans and agrees to take commercially reasonable efforts to (i) waive any waiting periods or limitations for pre-existing conditions under its group health plans and (ii) credit US/DR Continuing Employees with any payments made by such US/DR Continuing Employee under any Company Plan that is a group health plan for purposes of determining deductibles, copays and other applicable limits under its group health plans during the plan year in which the Closing occurs. Seller or its Affiliates, as applicable, and each Company Plan shall retain responsibility and liability for all claims of the Business Employees and their respective eligible spouses and dependents that are incurred prior to the Applicable Transfer Time. Purchaser and its Affiliates and Purchaser’s group health plans will be liable for all claims of any US/DR Continuing Employee and their respective eligible spouses and dependents incurred on or after the Applicable Transfer Time. For purposes of this paragraph, a claim is deemed to be incurred (i) with respect to medical, dental, vision or prescription drug benefits, upon the rendering of health services giving rise to such claim, (ii) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim, and (iii) with respect to disability benefits, upon the first date of the event resulting in the individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim. (g) 401(k). Effective as of the Closing, the US/DR Continuing Employee shall cease active participation in each Plan that is intended to comply with Sections 401(a) and 401(k) of the Code (each, a “Seller 401(k) Plan”). Seller or its Affiliates shall cause any US/DR Continuing Employee who participated in the Seller 401(k) Plan immediately prior to the Closing to become fully vested in their accounts under the Seller 401(k) Plan to the extent that they are not then already 100% vested in their accounts. Purchaser shall designate a tax-qualified defined contribution retirement plan of Purchaser or one of its Affiliates with a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Purchaser 401(k) Plan”) that will cover the US/DR Continuing Employees as soon as administratively practicable following the Closing. Purchaser shall take commercially reasonable efforts to cause the Purchaser 401(k) Plan to accept from the Seller 401(k) Plan the “direct rollover” of the account balance (including the in-kind rollover of promissory notes evidencing outstanding loans) of each US/DR Continuing

-82- Employee who participated in the Seller 401(k) Plan prior to the Closing Date and who elects such direct rollover in accordance with the terms of the Seller 401(k) Plan and the Code. (h) Vacation. To the extent required under any Contract or applicable Law, Seller shall pay to each US/DR Continuing Employee all amounts in respect of vacation days and other paid time off accrued but not taken by such Continuing Employee on or prior to their Applicable Transfer Time. Following the Applicable Transfer Time, each US/DR Continuing Employee’s eligibility for vacation and other paid time off shall be determined under Purchaser’s (or an Affiliate’s) vacation and paid time off policies. (i) Employee Communications. The Parties shall cooperate in communications with Business Employees with respect to employee benefit and compensation matters addressed in this Section 6.5, Section 6.6 and with respect to other matters arising in connection with the transactions contemplated hereby. Prior to communicating or distributing any communications to any Business Employees or their representatives that relate to the application of the covenants contained in this Section 6.5 and Section 6.6 to the compensation or benefits to be provided to the Continuing Employees following the Applicable Transfer Time, Purchaser shall provide such communication to Seller for its prior review and approval (such approval not to be unreasonably withheld, conditioned or delayed), and Seller shall have the right to provide reasonable comments to such communications, which will be considered by Purchaser in good faith. (j) WARN Act. Seller shall give all necessary WARN notices, and any notices required under any similar Laws applicable in jurisdictions where Business Employees are employed, with respect to any “employment losses” (as defined by WARN) or any “plant closing” or “mass layoff” or similar event (as such terms are defined under WARN) affecting the Business Employees that occur on or prior to the Closing Date. Purchaser (or an Affiliate) shall give all necessary WARN notices, and any notices required under any similar Laws applicable in jurisdictions where Business Employees are employed, with respect to any “employment losses” (as defined by WARN or any similar applicable Law) or any “plant closing” or “mass layoff” or similar event (as such terms are defined under WARN or any similar applicable Law) among the Continuing Employees or otherwise affecting Business Employees that occur after the Closing Date, and otherwise to comply with WARN with respect to any such events occurring after the Closing Date. Seller shall bear all Liabilities, Losses and expenses incurred in connection with any WARN obligations of Seller prior to or on the Closing Date. Purchaser shall bear all Liabilities, Losses and expenses incurred in connection with any WARN obligations of Purchaser following the Closing Date. (k) No Third-Party Beneficiaries. Nothing contained herein, expressed or implied, is intended to confer upon any Business Employee any benefits under any benefit plans, programs, policies or other arrangements, including severance benefits or rights to employment or continued employment with Purchaser or any Affiliate of Purchaser for any period by reason of this Agreement. In addition, the provisions of this Agreement, in particular this Section 6.5, are solely for the benefit of the Parties, and no current or former employee, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third- party beneficiary of this Agreement, and nothing herein shall be construed as an amendment to any Plan, Foreign Plan or other employee benefit plan for any purpose.

-83- (l) In the event of a conflict or inconsistency between this Section 6.5 and Section 6.6 with respect to the ANZ Business Employees, the latter shall control. (m) Notwithstanding anything set forth in this Section 6.5, or Section 6.6, Seller and Purchaser acknowledge and agree that certain payroll and/or benefits services shall be provided to certain Continuing Employees by Seller or its Affiliates for a limited period after the Closing Date pursuant to and in accordance with the Management Services Agreement, and nothing in this Section 6.5, or Section 6.6 is intended to limit any right or obligation of the parties set forth in the Management Services Agreement with respect to the Continuing Employees, or any one of them. Section 6.6 ANZ Business Employees (a) In respect of the ANZ Business Employees, at least 10 Business Days prior to the Closing, Purchaser (or its Affiliate or nominee) shall deliver, in writing, an offer of employment with Purchaser (or its Affiliate or nominee) to each then-current ANZ Business Employee to commence such employment immediately after the Closing (or such later date as agreed by the parties or required by applicable Law) (“ANZ Offer of Employment”). Each ANZ Offer of Employment must: (i) be on terms and conditions of employment (including superannuation) that are substantially similar to, and considered on an overall basis no less favorable than, the terms and conditions of employment that applied to that ANZ Business Employee immediately before Closing; (ii) be for a position that is comparable to, or no less favorable than, the position held by that ANZ Business Employee immediately before Closing; (iii) recognize the ANZ Business Employee’s period of continuous service with the Seller (or its Affiliate) (and any predecessor employer to the extent recognized by Seller (or its Affiliate)) solely to the extent required by applicable Law. For the avoidance of doubt, the ANZ Business Employees will not have service recognized by Purchaser (or its Affiliate or nominee) for any other purposes; (iv) provide that employment with Purchaser (or its Affiliate or nominee) commences on Closing (or such later date as agreed by the parties or required by applicable Law) and that continuity of employment is not broken, solely to the extent required by applicable Law, by reason of the ANZ Business Employee ceasing employment with Seller (or its Affiliate) and commencing employment with Purchaser (or its Affiliate or nominee); (v) provide that, upon such ANZ Business Employee accepting the ANZ Offer of Employment, such employee will be deemed to have resigned from their employment with the Seller; and (vi) be conditional on:

-84- (1) the ANZ Business Employee’s continued employment with Seller (or its Affiliate) until immediately prior to the Applicable Transfer Time, and (2) the Closing occurring. Each ANZ Business Employee who accepts an ANZ Offer of Employment by the Closing Date and commences employment with Purchaser (or its Affiliate or nominee) by the Applicable Transfer Time shall be a “Continuing Employee”. (b) Consultation and inquiries. Prior to Purchaser (or its Affiliate or nominee) making offers of employment to the ANZ Business Employees in accordance with Section 6.6(a), Purchaser must: (i) reasonably consult with Seller in relation to the terms and conditions of the offers of employment to be made to the ANZ Business Employees; and (ii) provide Seller with a copy of the template offer documents at least five (5) Business Days prior to Purchaser (or its Affiliate or nominee) making the offers of employment to the ANZ Business Employees. (iii) Purchaser’s Liability to Seller. From and after the Applicable Transfer Time, Purchaser hereby assumes any Liability arising from a Loss incurred by Seller due to any claim by any ANZ Business Employee for: (A) any wages, salary, commission, bonuses and other benefits or entitlements accruing to the ANZ Business Employee in respect of the period from and after the Applicable Transfer Time, and any breach by Purchaser (or its Affiliate or nominee) of its statutory, contractual or other legal obligations to an ANZ Business Employee from and after the Applicable Transfer Time or (B) In respect of termination of employment with Seller arising from any failure by Purchaser to comply with its obligations under this Section 6.6. (c) Assumption of certain entitlements. With effect from and after the Applicable Transfer Time, Purchaser (or its Affiliate or nominee) shall, for each ANZ Continuing Employee, solely to the extent required by applicable Law, credit their personal/carer’s leave and long service leave balances accrued with Seller (or its Affiliate) as at the Applicable Transfer Time and shall ensure such entitlements are paid or provided to the ANZ Continuing Employee as and when they fall due in accordance with applicable Law, any applicable modern award, enterprise agreement, or contract of employment from and after the Applicable Transfer Time. (d) Service Recognition. (i) Purchaser (or its Affiliate or nominee) shall recognize each ANZ Continuing Employee’s period of continuous service with Seller (or its Affiliate, and any predecessor employer to the extent recognized by Seller or its Affiliate) solely to the extent required by applicable Law. For the avoidance of doubt, the ANZ Business Employees will not have service recognized by Purchaser (or its Affiliate or nominee) for any other purposes.

-85- (ii) Continuity of employment of each ANZ Continuing Employee shall, solely to the extent required by applicable Law, be deemed not to be broken by reason of the ANZ Continuing Employee ceasing employment with Seller (or its Affiliate) and commencing employment with Purchaser (or its Affiliate or nominee) from the Applicable Transfer Time. (e) Transfer of business. The Parties acknowledge and agree that each ANZ Continuing Employee ceasing employment with Seller (or its applicable Affiliate) and commencing employment with Purchaser (or its Affiliate or nominee) from the Applicable Transfer Time will amount to a transfer of business under section 311 of the Fair Work Act 2009 (Cth). (f) Superannuation. (i) From and after the Applicable Transfer Time, Purchaser (or its Affiliate or nominee) shall make (or cause to be made) all required employer superannuation contributions in respect of each ANZ Continuing Employee in accordance with the KiwiSaver Act 2006 (NZ) or Superannuation Guarantee (Administration) Act 1992 (Cth) and any applicable modern award, enterprise agreement, or contract of employment. (ii) Seller (or its Affiliate) shall make (or cause to be made) all required employer superannuation contributions in respect of each ANZ Continuing Employee for the period up to and including the day immediately prior to the Applicable Transfer Time. (iii) Before Closing, Purchaser (or its Affiliate or nominee) will give notice to the Commissioner of Inland Revenue in New Zealand in accordance with section 11(3) of the KiwiSaver Act 2006 (NZ) so that New Zealand based ANZ Continuing Employees are excluded from the operation of the KiwiSaver automatic enrolment rules pursuant to section 11(1)(c) of that Act. (g) Seller’s Pre-Closing Obligations. On or before the Applicable Transfer Time, Seller (or its Affiliate) shall: (i) pay (or cause to be paid) to each ANZ Continuing Employee all wages, salary, commissions, bonuses, termination entitlements (including notice, redundancy pay, and annual leave/holiday pay) and other amounts due to be paid and accrued in respect of the period up to and including the period immediately prior to the Applicable Transfer Time (other than certain entitlements which are assumed by Purchaser (or its Affiliate or nominee) pursuant to Section 6.6(d)); (ii) release each ANZ Continuing Employee from employment with Seller (or its Affiliate) to enable the ANZ Continuing Employee to commence employment with Purchaser (or its Affiliate or nominee) with effect from the Applicable Transfer Time; and (iii) release each ANZ Continuing Employee from any post-employment restraints for the benefit of Seller.

-86- (h) Seller’s Liability to Purchaser. From and after the Closing, Seller hereby assumes any Liability arising from a Loss incurred by Purchaser (or its Affiliate or nominee) due to a claim arising from any of the following: (i) any information provided by Seller (or its Affiliate) in respect of the ANZ Continuing Employees or Other ANZ Business Employees being materially incorrect; (ii) any work-related injury or illness incurred by, or work-related grievance or complaint related to: (1) any ANZ Continuing Employee before the Applicable Transfer Time; or (2) any Other ANZ Business Employee before commencing employment with Purchaser (or its Affiliate or nominee); and/or (iii) the payment of wages, salary, commissions, bonuses, termination entitlements (including notice, redundancy pay, and annual leave/holiday pay) and other amounts due to be paid to the ANZ Business Employees during, and on the termination of, their employment with Seller (or its Affiliate). (i) Purchaser’s Post-Closing Payment Obligations. From and after the Applicable Transfer Time, Purchaser (or its Affiliate or nominee) shall be solely responsible for all wages, salary, allowances, superannuation contributions, commissions, bonuses, and all other employment-related costs and entitlements of each ANZ Continuing Employee incurred from and after the Applicable Transfer Time (and, for the avoidance of doubt, certain entitlements which are assumed by Purchaser (or its Affiliate or nominee) pursuant to Section 6.6(d)). (j) ANZ Business Employees who are not ANZ Continuing Employees. Seller (or its Affiliate) is solely responsible for the payment of any entitlements due to any ANZ Business Employees (other than an ANZ Continuing Employee) on the termination of their employment with Seller (or its Affiliate). (k) Employee Records. (i) At the Applicable Transfer Time, Seller (or its Affiliate) must provide Purchaser (or its Affiliate or nominee) with the following documents in respect of each ANZ Continuing Employee: (1) all Employee Records; and (2) any and all industrial instruments that covered, or employment agreements that bound, Seller (or its Affiliate) and the ANZ Continuing Employee during the ANZ Continuing Employee’s employment with Seller (or its Affiliate).

-87- (ii) After Closing, and on request from Purchaser (or its Affiliate or nominee), Seller (or its Affiliate) must provide Purchaser (or its Affiliate or nominee) with the following documents in respect of any Other ANZ Business Employee: (1) all Employee Records; and (2) any and all industrial instruments that covered, or employment agreements that bound, Seller (or its Affiliate) and the Other ANZ Business Employee during the Other ANZ Business Employee’s employment with Seller (or its Affiliate). Section 6.7 Intercompany Accounts and Arrangements. Except as otherwise expressly contemplated by this Agreement or the Ancillary Agreements, or as set forth in Section 6.7, each Seller Party shall, and shall cause its Affiliates to, execute and deliver, effective as of or prior to the Closing Date, such releases, termination agreements and discharges as are necessary to terminate, eliminate and release, as applicable (by way of capital contribution, cash settlement or as otherwise determined by Seller in its sole discretion), each and every arrangement, commitment, receivable, payable, claim, demand, right, loan and Contract solely between any Seller Party and any of its other Affiliates (including with respect to the Business) (collectively, “Terminating Intercompany Agreements”). Seller shall promptly provide Purchaser with a complete list and copies of all Terminating Intercompany Agreements and shall promptly notify Purchaser of any additions or changes thereto prior to the Closing. Each Seller Party shall, and shall cause its Affiliates to, fully and finally waive and release, effective as of the Closing Date, any claims, causes of action, Liabilities or other rights arising under any Terminating Intercompany Agreement (including such claims, causes of action, Liabilities or other rights that may arise as a result of the termination of such Terminating Intercompany Agreement). Section 6.8 Access to Records and Information. (a) From the Closing through the seventh (7th) anniversary of the Closing Date (other than books and records with respect to Taxes which shall be retained until the expiration of the relevant statute of limitations), or for such longer period as may be required by Law, without limiting any obligation of the Parties to preserve the accounting books and records solely to the extent relating to the Business pursuant to Section 2.8, each Party and its Affiliates shall retain the books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers Exclusive to the Business for periods prior to the Closing in their possession (the “Books and Records”). (b) Without limiting the generality of the foregoing, as of the Closing Date, Seller shall provide to Purchaser, to the extent permitted by applicable Law and Contract, all personnel and other records reasonably necessary to administer the compensation and benefits of the Continuing Employees under any employee benefit plan, agreement or arrangement. (c) From the Closing through the seventh (7th) anniversary of the Closing Date, the Parties will allow each other and their respective Representatives reasonable access to the Books and Records and to personnel having knowledge of the whereabouts and/or contents of the Books and Records, for legitimate business reasons, including in connection with any Tax matter,

-88- financial reporting, litigation, regulatory proceeding or other business purpose; provided, however, that (i) any such access shall be done or had in such a manner so as not to unduly interfere with the normal conduct of the businesses of the Party providing such access and (ii) no Party shall be required to provide such access where such access would violate any applicable Law or jeopardize the protection of attorney-client or other applicable privilege, and, in the event such provision of such access could reasonably be expected to violate any applicable Law, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. Each Party shall be entitled to recover from the other Party its reasonable out-of-pocket costs (including copying costs) incurred in providing the Books and Records and/or personnel to the other Party. The requesting Party will hold in confidence all Confidential Information obtained from the disclosing Party or any of its Representatives. Notwithstanding the foregoing, Seller shall not be required to provide Purchaser with a copy of, or otherwise disclose the contents of, any Tax Return of any Seller Party or any of its respective Affiliates. Purchaser’s right of access under this Section 6.8(c) shall be in addition to, and not in limitation of, any other right of access or discovery available to Purchaser under applicable Law. Section 6.9 Mail and Other Communications. After the Closing Date, each Seller Party and its Affiliates and Purchaser and its Affiliates may receive mail, packages and other communications properly belonging to the other (or the other’s Affiliates). Accordingly, at all times after the Closing Date, each of the Seller Parties and Purchaser authorizes the other and their respective Affiliates to receive and open all mail, packages and other communications received by it and not unambiguously intended for any other Party (or its Affiliates) or any other Party’s (or its Affiliates’) Representatives, and to retain the same to the extent that they relate to the business of the receiving Party or, to the extent that they do not relate to the business of the receiving Party, the receiving Party shall promptly deliver such mail, packages or other communications (or, in case the same relate to both businesses, copies thereof) to the other Party. The provisions of this Section 6.9 are not intended to, and shall not be deemed to, constitute an authorization by any Seller Party or Purchaser to permit the other to accept service of process on its behalf and neither Party is or shall be deemed to be the agent of the other for service of process purposes. Section 6.10 Confidentiality. (a) Purchaser acknowledges that certain of the information being made available to Purchaser and its Representative by any Seller Party or any of their respective Affiliates or Representatives is subject to the terms of a confidentiality agreement dated January 28, 2026, by and between Carolwood LP and Kroll Securities, LLC on behalf of Seller (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the terms of the Confidentiality Agreement will terminate solely with respect to information relating to the Business; provided, that Purchaser acknowledges that any and all other information provided or made available to it or its Representatives concerning any Seller Party or any of its Affiliates, or any of their respective Affiliates or Representatives that is not related to the Business will remain subject to the terms and conditions of the Confidentiality Agreement and all other provisions of the Confidentiality Agreement shall survive in accordance with its terms after the Closing. (b) Notwithstanding any provision of the Confidentiality Agreement, Seller hereby consents to the disclosure by Purchaser to actual or potential Debt Financing Sources of

-89- Confidential Information solely to the extent (i) reasonably necessary for Purchaser’s efforts to obtain Debt Financing, and (ii) related to the Business, the Purchased Assets and/or the Assumed Liabilities; provided, that each such Debt Financing Source shall be informed of Purchaser’s confidentiality obligations with respect thereto under the Confidentiality Agreement and shall agree in writing to be bound by confidentiality obligations at least as protective as those in the Confidentiality Agreement, and Purchaser shall remain responsible for any breach of those obligations by any such Debt Financing Source. (c) Notwithstanding any provision of the Confidentiality Agreement, Seller hereby agrees that any actions taken by Purchaser in accordance with Section 6.10 shall not be deemed in violation of Section 3(c) (Employment Solicitation) of the Confidentiality Agreement. Section 6.11 Guarantees; Letters of Credit. (a) Prior to the Closing Date, Seller and Purchaser shall cooperate and Seller shall use its commercially reasonable efforts to terminate, or cause Purchaser or one of its Affiliates to be substituted in all respects for any Seller Party, or Affiliate thereof, in respect of, all obligations of such Persons under Seller Guarantees on the Closing Date. (b) With respect to any Seller Guarantees that remain outstanding after the Closing Date, (i) Seller and Purchaser shall continue to cooperate and use their respective commercially reasonable efforts to terminate, or cause Purchaser or one of its Affiliates to be substituted in all respects for Seller or any Affiliate thereof in respect of, all obligations under Seller Guarantees, (ii) Purchaser shall defend, indemnify and hold harmless the Seller Parties and their respective Affiliates, and their respective Representatives, successors and assigns, from and against any Losses arising from, or relating to, such Seller Guarantees, (iii) Purchaser shall not, and shall cause its Affiliates (including the Business) not to: (A) renew or extend the term of or (B) increase its obligations under, or transfer to another third party, any loan, Contract or other obligation for which Seller or any Affiliate thereof is or would reasonably be expected to be liable under such Seller Guarantee, and (iv) Seller shall promptly notify Purchaser of any claim or demand made under any Seller Guarantee. To the extent that Seller or any Affiliate thereof has any performance obligations under any Seller Guarantee, Purchaser will use commercially reasonable efforts to (x) perform such obligations on behalf of Seller or such Affiliate thereof or (y) otherwise take such action as reasonably requested by Seller so as to put Seller or its applicable Affiliate(s) in the same position as if Purchaser, and not Seller or such Affiliate, had performed or were performing such obligations. (c) Prior to the Closing Date, Seller and Purchaser shall cooperate and Purchaser shall use commercially reasonable efforts to replace all letters of credit, bank guarantees or other similar instruments issued by Seller or any Affiliate thereof on behalf of or in favor of the Business, including those letters of credit set forth in Schedule 6.11(c) (the “Seller LCs”), as promptly as practicable with letters of credit from Purchaser or (if it is able to do so) one of its Affiliates as of the Closing Date. With respect to any Seller LCs that remain outstanding after the Closing Date, (i) Purchaser shall defend, indemnify and hold harmless the Seller Parties and their respective Affiliates, and their respective Representatives, successors and assigns, for any Losses arising from, or relating to, such letters of credit, bank guarantees or other similar instruments, including any fees in connection with the issuance and maintenance thereof, (ii) Purchaser shall

-90- pay to Seller a fee, payable at the end of each calendar quarter, at a rate per annum equal to the sum of (A) Term SOFR (or, if applicable, Daily Simple SOFR, as determined pursuant to this Agreement) plus (B) six and three-quarters percent (6.75%), calculated on the average outstanding balance of any outstanding Seller LCs during such quarter, and (iii) without the prior written consent of Seller, Purchaser shall not, and shall cause its Affiliates not to, enter into, renew or extend the term of, increase its obligations under, or transfer to a third party, any loan, lease, Contract or other obligation in connection with which Seller or any Affiliate thereof has issued any letters of credit, bank guarantees or other similar instruments that remain outstanding. The Parties agree that neither Seller nor any Affiliate thereof will have any obligation to renew any letters of credit, bank guarantees or other similar instruments issued on behalf of the Business after the expiration of any such letter of credit, bank guaranty or other similar instrument. Neither Seller Guarantees nor Seller LCs shall be deemed Purchased Assets hereunder. Section 6.12 Certain Ancillary Agreements; Retained Names; IP License. (a) At the Closing, Purchaser and Seller shall enter into, execute and deliver a management services agreement in the form set forth in Exhibit F (the “Management Services Agreement”). (b) Upon and following the Closing, except as expressly permitted under the Sell-Off License, Purchaser shall, and shall cause its Affiliates (including the Business) to, cease using any and all Retained Names and holding themselves out as having any affiliation with Seller or any of its Affiliates. As of the Closing or, with respect to each Thryv Mark in each applicable country, expiration of the Thryv Mark Transition Period, Purchaser shall, and shall cause its Affiliates to, remove, strike over, or otherwise obliterate all Retained Names from all assets and other materials owned by the Business, including any sales and business cards, schedules, stationery, packaging materials, displays, signs, promotional materials, manuals, forms, websites, email addresses, computer software and other materials and systems, in each case to the extent reasonably practicable, excluding passive or residual uses such as historical web pages, cached or archived materials, search engine results, third-party directory listings, customer-generated content, or materials not directly controlled by Purchaser, which Purchaser shall use commercially reasonable efforts to cause to be removed; provided that, for a period of one hundred eighty (180) days after the Closing (the “Thryv Mark Transition Period”), Seller hereby grants to Purchaser and the Business a limited, non-exclusive, royalty-free, non-sublicensable license to use the Retained Names and Thryv Marks solely to the extent necessary to (i) fulfill existing contractual obligations or customer commitments entered into prior to the Closing, (ii) otherwise sell off existing inventory, products, and other materials bearing any Retained Name or Thryv Mark that were produced or ordered prior to the Closing, and (iii) effectuate an orderly transition of customers, contracts, and services to Purchaser’s branding and systems (the “Sell-Off License”). Any use of the Thryv Marks by the Business as permitted in this Section 6.12(b) is subject to their use of each Thryv Mark in the same form and manner, to the same extent (without an increase in extent or type of uses of each Thryv Mark) and subject to standards of quality no less than those in effect as of the Closing. Purchaser shall not, and shall cause its Affiliates to not, use any Thryv Mark in any manner that would reasonably be expected to reflect negatively on such name and mark or on Seller or any of its Affiliates or that may dilute or otherwise harm the value, reputation or distinctiveness of or Seller’s or any of its Affiliates’ goodwill in any Thryv Mark. Purchaser shall, and shall cause its Affiliates to, in connection with written uses of the Thryv Marks permitted

-91- hereunder, include to the extent reasonably practicable a clear statement that the associated products or services emanate from Purchaser and its Affiliates and not from the Seller Parties or their Affiliates. Without limitation of any other rights or remedies, Seller shall have the right to terminate the foregoing license upon written notice to Purchaser if Purchaser or its Affiliates materially breaches the terms of this Section and fails to cure such breach within thirty (30) Business Days after receipt of written notice thereof from Seller. Purchaser and its Affiliates shall defend, indemnify and hold harmless Seller Parties and their Affiliates for any Losses to the extent arising solely from Purchaser’s or its Affiliates’ use of the Thryv Marks pursuant to this Section; provided that such indemnification obligation shall be limited to direct damages actually incurred by the Seller Parties and their Affiliates and shall not extend to Losses to the extent arising from (x) Seller’s ownership of or any defect in the Thryv Marks themselves, (y) Purchaser’s use of the Thryv Marks in the form and manner required or expressly authorized by Seller, or (z) any claim that would have arisen regardless of Purchaser’s use of the Thryv Marks. All goodwill associated with the Thryv Marks generated by use of the Thryv Marks pursuant to this Section 6.12(b) shall inure to the benefit of Seller and its Affiliates. (c) Effective as of the Closing Date, Purchaser and its Affiliates hereby grant to Seller and its Affiliates a perpetual, irrevocable, non-exclusive, sublicensable (to service providers acting on Purchaser’s behalf in connection with the operation of the Retained Business as currently conducted) and royalty-free license to use and Exploit all rights under any Patents, Copyrights (other than Copyrights in advertising and promotional materials) and Trade Secrets included in the Business IP as of the Closing Date that are used in Retained Business as of the Closing, solely to the extent reasonably necessary to operate the Retained Business as currently conducted (but in each case excluding Intellectual Property licensed or otherwise made available to Seller and its Affiliates pursuant to the Ancillary Agreements). The license excludes any improvements, enhancements, derivatives, or modifications developed by or for Purchaser after the Closing. No rights are granted by implication, estoppel, or otherwise. Seller acknowledges that the Trade Secrets licensed to Seller pursuant to this Agreement constitute valuable proprietary and confidential information of Purchaser and its Affiliates. Seller shall, and shall cause its Affiliates and sublicensees to, (i) maintain the confidentiality of such Trade Secrets, (ii) use such Trade Secrets solely as expressly permitted under the applicable license grant and for no other purpose, and (iii) protect such Trade Secrets using at least the same degree of care as Seller uses to protect its own Trade Secrets of a similar nature, but in no event less than a reasonable degree of care. Seller shall not disclose any such Trade Secrets to any third party except to its permitted sublicensees who have a bona fide need to know for purposes of exercising the license and who are bound by written confidentiality obligations no less protective than those set forth herein. These confidentiality obligations shall survive expiration or termination of the applicable license for so long as such information remains a Trade Secret under applicable Law. Purchaser may seek injunctive relief for any breach of this Section without posting bond. The foregoing license is assignable solely in connection with a sale of substantially all of the Retained Business assets, to a transferee not in competition with Purchaser, and subject to written assumption of these terms; provided that such licenses shall not be deemed to extend to any other businesses or Affiliates of any such Purchaser or transferee. (d) Seller hereby grants to Purchaser and its Affiliates, effective as of the Closing, a perpetual, irrevocable, worldwide, non-exclusive, royalty-free, transferable and sublicensable (to Purchaser’s Affiliates and service providers acting on Purchaser’s behalf) license

-92- to Exploit any and all Excluded IP that is embodied in or relating to the Purchased Assets or that is used in, held for use in, or reasonably necessary for the conduct of the Business as currently conducted or as contemplated to be conducted in the immediate aftermath of the transactions contemplated by this Agreement (such Intellectual Property, the “Shared Business IP”). The foregoing license shall include the right to make improvements, modifications and derivative works based on the Shared Business IP and to Exploit any such improvements, modifications and derivative works. The terms and conditions of the license granted pursuant to this Section 6.12(d) shall be further set forth in the Shared IP License in the form set forth hereto as Exhibit G (the “Shared IP License”). Seller shall not, and shall cause its Affiliates not to, take any action that would impair, diminish or otherwise adversely affect the rights of Purchaser or its Affiliates under the license granted pursuant to this Section 6.12(d). (e) Seller shall use its commercially reasonable efforts, at or prior to the Closing, to obtain from each applicable third-party licensor all consents, waivers and approvals necessary to assign and transfer to Purchaser (or the applicable Purchaser Designated Affiliate) all of Seller’s and its Affiliates’ rights under all third-party Intellectual Property licenses that constitute Licensed Intellectual Property (such licenses being Purchased Assets hereunder), on terms no less favorable to Purchaser than those applicable to Seller under such third-party licenses. In addition, with respect to any Intellectual Property that is licensed to any Seller Party or its Affiliates under any third-party license that does not constitute Licensed Intellectual Property but that is used in or reasonably necessary for the conduct of the Business as currently conducted or as contemplated to be conducted (such licenses, the “Shared Third-Party IP Licenses”), Seller shall use its commercially reasonable efforts, at or prior to the Closing, to obtain from each applicable third-party licensor all consents, waivers and approvals necessary to grant to Purchaser (or the applicable Purchaser Designated Affiliate) a sublicense under each Shared Third-Party IP License (including the right to further sublicense to Purchaser’s Affiliates and service providers), on terms no less favorable to Purchaser than those applicable to Seller under such Shared Third-Party IP Licenses. From and after the Closing, Seller shall continue to cooperate with Purchaser and use commercially reasonable efforts to obtain any consents, waivers and approvals contemplated by this paragraph that were not obtained prior to the Closing, and pending receipt of any such consent, the provisions of Section 6.17 shall apply mutatis mutandis with respect to each such third-party Intellectual Property license. In the event of a conflict between this Section 6.12(e) and Section 6.17, this Section 6.12(e) shall control. Section 6.13 Litigation Support; Seller’s Election to Control Specified Claims. (a) From and after the Closing Date, Purchaser and its Affiliates, on the one hand, and Seller and its Affiliates, on the other hand, shall cooperate with each other in the defense or settlement of any Liabilities or Actions involving the Business or the Retained Business for which the other Party has responsibility under this Agreement, including with respect to any Assumed Liabilities or Retained Liabilities, by providing the other Party and such other Party’s legal counsel access, upon reasonable notice during normal business hours, to current and former officers, directors, employees, contractors, records, documents, data, equipment, facilities, products, parts, prototypes and other information regarding the Business or the Retained Business, as applicable, and their respective products as such other Party may reasonably request, to the extent maintained or under the possession or control of the requested Party; provided that the requested Party may restrict the foregoing access to the extent that (A) in the reasonable judgment

-93- of such Party, applicable Law requires such Party to restrict or prohibit access to such information or document, (B) in the reasonable judgment of such Party, such information or document is subject to confidentiality obligations to a third party that cannot be waived or modified after commercially reasonable efforts, or (C) disclosure of any such information or document could result in the loss or waiver of the attorney-client or other applicable privilege (provided, that such Party and/or counsel for such Party shall use their reasonable best efforts to enter into such joint defense agreements or other arrangements, as appropriate, so as to allow for such disclosure in a manner that does not result in the loss of such privilege). The requesting Party shall reimburse the other Party for its reasonable out-of-pocket expenses paid to third parties in performing its obligations under this Section 6.13. (b) With respect to any Action with respect to the Business that would reasonably be expected to adversely affect and exclusively relate to any Retained Business or Excluded Asset or any Retained Liability (but expressly excluding Third-Party Claims that are subject to indemnification hereunder) (a “Specified Claim”), Seller shall have the right but not the obligation, at its option and at its own expense, to participate in (but not control) the defense, compromise or settlement of such Specified Claim and to employ counsel of its own choosing for such purpose; provided, however, that (A) Purchaser shall retain sole control over the defense, compromise and settlement of any Specified Claim, (B) Purchaser shall not settle or compromise any Specified Claim without the prior written consent of Seller (not to be unreasonably withheld, conditioned or delayed) if such settlement or compromise would impose any obligation, restriction or Liability on Seller or any of its Affiliates or would adversely affect any Excluded Asset, Retained Business or Retained Liability in any material respect, (C) Purchaser shall keep Seller reasonably informed of the status of any Specified Claim and shall promptly provide Seller with copies of all material pleadings, filings, correspondence and other documents relating thereto, and (D) Seller and its Affiliates shall promptly notify Purchaser of any third-party Action with respect to the Retained Business that would reasonably be expected to adversely affect the Business, the Purchased Assets or the Assumed Liabilities or may affect, in whole or in part, any Assumed Liability, and Seller shall keep Purchaser reasonably informed of the status of any such Action and shall promptly provide Purchaser with copies of all material pleadings, filings, correspondence and other documents relating thereto. (c) In furtherance of the foregoing, from and after the Closing Date, Seller and Purchaser shall use, and shall cause their respective Affiliates to use, commercially reasonable efforts to make available to each other, upon written request, its current and former officers, directors, employees, contractors, personnel and agents for fact finding, consultation and interviews and as witnesses to the extent that any such person may reasonably be required in connection with any Actions in which the requesting Party may from time to time be involved arising from, or relating to, the conduct of the Business or the Retained Business or with respect to any Assumed Liabilities or Retained Liabilities. Seller and Purchaser agree to reimburse each other for reasonable out-of-pocket expenses (other than officers’ or employees’ salaries) incurred by the other in connection with providing individuals and witnesses pursuant to this Section 6.13(c). (d) Notwithstanding anything to the contrary herein and except as otherwise set forth in this Section 6.13, (i) Seller or any Affiliate(s) designated by Seller shall have exclusive authority and control over all aspects of any investigation, prosecution, defense and appeal of any

-94- and all Actions arising from, or relating to the Excluded Assets, Retained Business or the Retained Liabilities and may negotiate, settle or compromise or consent to the entry of any judgment with respect to, any Retained Liability, without the consent of Purchaser or any Affiliate thereof; and (ii) Purchaser or any Affiliate(s) designated by Purchaser shall have exclusive authority and control over all aspects of any investigation, prosecution, defense and appeal of any and all Actions arising from, or relating to the Purchased Assets or the Assumed Liabilities and may negotiate, settle or compromise or consent to the entry of any judgment with respect to, any Assumed Liability, without the consent of Seller or any Affiliate thereof. Section 6.14 Insurance. Except with respect to claims that have been submitted prior to the Closing, from and after the Closing Date, the Business shall cease to be insured by the Seller Parties or any of its respective Affiliates’ current and prior insurance policies, including, any of their self-insured, fronted or captive insurance policies or programs, and neither Purchaser nor any of its Affiliates shall have any access, right, title or interest to or in any such insurance policies (including any right to make claims and receive proceeds thereunder) to cover any Liability arising from the Business, whether arising before, from or after the Closing. The Seller Parties and each of their Affiliates may, to be effective at the Closing, amend any insurance policies in the manner they deem appropriate to give effect to this Section 6.14. From and after the Closing, Purchaser shall be responsible for securing all insurance it considers appropriate for the Business. Section 6.15 Trade Notification; Other Disclosures. (a) Seller and Purchaser shall mutually agree on the method and content of the notifications to customers, suppliers and distributors of the Business of the transactions contemplated hereby, with the intent that such notifications are to provide sufficient advance notice of the transactions contemplated hereby and the plans associated therewith, with the objective of minimizing any disruption of the Business. (b) Except as otherwise expressly contemplated by this Agreement, no Seller Party shall, nor shall it permit any Affiliate thereof to, send any communication to any customer, supplier or distributor of the Business or any other third regarding the transactions contemplated hereby without Purchaser’s prior written approval (not to be unreasonably withheld, conditioned or delayed). (c) Following the execution of this Agreement, Parent may disclose the execution of this Agreement and matters related thereto in a Form 8-K to be filed with the Securities and Exchange Commission, and may disclose any matters required by the rules of any stock exchange on which Parent or any of its Affiliates are listed or in connection with any securities law, stock exchange, audit, regulatory, financing, board or similar reporting obligation; provided, however, that in any such event, Seller shall cause Parent to consult with Purchaser in advance as to the form, content and timing of any such disclosure. (d) Following the Closing, Seller shall, and shall cause the other Seller Parties and their respective Affiliates to, refer to Purchaser all inquiries relating to the Business received by Seller or any of its Affiliates.

-95- (e) Following the Closing, in connection with the Closing, the Parties shall issue a press release in a mutually agreeable form and at a mutually agreeable time. (f) Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no Party shall make or permit any of its Affiliates or Representatives to make, any disclosure in respect of this Agreement or the transactions contemplated hereby (other than to its Representatives on a need to know basis) without the prior written consent of the other Parties; provided that the foregoing shall not prohibit any disclosure that is consistent with the press release referenced in Section 6.15(e). Section 6.16 Shared Contracts. (a) Prior to the Closing, and until the expiration or termination date of the applicable Shared Contract, the Parties shall, and shall cause the other Seller Parties and their respective Affiliates to, use their respective commercially reasonable efforts to obtain from and to cooperate in obtaining, as applicable, and shall, and shall cause their respective Affiliates to, (i) enter into with, each third party to a Shared Contract, either (A) a new separate Contract (each, a “New Contract”) to which such third party, on the one hand, and a Seller Party or its Affiliate or Purchaser or a Purchaser Designated Affiliate, on the other hand, as applicable, is party, which New Contract either allocates (x) to a Seller Party or its Affiliate the rights and obligations of the applicable Seller Party arising under the Shared Contract respecting the Retained Business (a “New Seller Contract”), or (y) to Purchaser or a Purchaser Designated Affiliate the rights and obligations of the applicable Seller Party arising under the Shared Contract respecting the Business (a “New Business Contract”), and that is otherwise substantially similar in all material respects to such Shared Contract (and on terms that are otherwise reasonably acceptable to such Seller Party and Purchaser), or (B) a Contract effective as of the Closing (a “Partial Assignment and Release”) that (x) assigns to Purchaser or the applicable Purchaser Designated Affiliate the rights and obligations of the applicable Seller Party under such Shared Contract arising from or relating to the Business after the Closing (the “Purchaser Portion”) and (y) ensures that the applicable Seller Party remains the beneficiary of the rights and responsible for the performance of the obligations related to such Shared Contract relating to the Excluded Assets or Retained Liabilities (the “Seller Portion”). Any New Contracts to which Purchaser or a Purchaser Designated Affiliate becomes party shall allocate to Purchaser or such Affiliate (as applicable) all rights and obligations of the applicable Seller Party under the applicable Shared Contract being replaced to the extent such rights and obligations are Exclusive to the Business and arise after the Closing. All purchase commitments under the Shared Contracts shall be allocated under the New Business Contracts or the Partial Assignments and Releases as between the Business, on the one hand, and the Retained Business, on the other hand, in an equitable manner that is mutually and reasonably agreed to by the applicable Seller Party and Purchaser. In connection with the negotiation of a Partial Assignment and Release or New Business Contract, the Parties shall use their commercially reasonable efforts to ensure that each Seller Party and its Affiliates, and Purchaser and its Affiliates, as applicable, are released by the third party with respect to all Liabilities to the extent related to the Business or the Retained Business, respectively, and arising after the Closing. (b) In the event that any third party under a Shared Contract does not agree to enter into a New Business Contract, New Seller Contract, or Partial Assignment and Release consistent with Section 6.16(a), the Parties shall, until the expiration or termination date of the

-96- applicable Shared Contract, cooperate with each other and, following good faith discussions between the Parties, seek to obtain or structure mutually acceptable alternative arrangements (the “Alternative Arrangement”) for Seller and its Affiliates, and Purchaser and its Affiliates, as applicable, to receive rights and benefits, and bear Liabilities to the extent related to its respective business (provided that such Alternative Arrangement shall not result in a breach or violation of such Shared Contract by Seller or its applicable Affiliate); provided, however, any such Alternative Arrangement shall be on terms that are not materially adverse to Seller Parties or their Affiliates in any respect as compared to the terms of the applicable Shared Contract, and Seller Parties shall have no obligation to maintain the Alternative Arrangement beyond the earlier of (x) the expiration or termination date of the underlying Shared Contract and (y) six (6) months following the Closing Date (unless otherwise agreed in writing by Seller Parties). An Alternative Arrangement may include an agency, subcontracting, sublicensing, subleasing or other similar arrangement under which Purchaser or the applicable Purchaser Designated Affiliate would, in compliance with Law, obtain the benefits under, and, to the extent first arising after the Closing, assume the obligations and bear the economic burdens associated with, such Shared Contract solely to the extent related to the Business (or applicable portion thereof) and under which such Seller Party or its applicable Affiliates would, upon the request of Purchaser, enforce for the benefit (and at the expense) of Purchaser and its Affiliates any and all of such Seller Parties’ and its Affiliates’ rights against such third party under such Shared Contract solely to the extent related to the Business (or applicable portion thereof), and Seller and its Affiliates would promptly pay to Purchaser or the applicable Purchaser Designated Affiliate when received all monies received by them (in each case net of (A) a service fee to the extent provided for in the Management Services Agreement), and (B) any Taxes imposed upon such Seller Party or any of its Affiliates in connection with the arrangements under this Section 6.16, if any. Without limiting the foregoing, Purchaser hereby assumes all Liability of the Sellers and their Affiliates arising out of any action or inaction taken by Seller with respect an Alternative Arrangement, which action or inaction was taken by Seller at Purchaser’s written request. (c) Without limiting Section 6.16(a) and (b), with respect to Liabilities, rights and benefits pursuant to, under or relating to a given Shared Contract relating to occurrences from and after the Closing, as between Purchaser and the Seller Parties, each New Contract, Partial Assignment and Alternative Arrangement shall be allocated between Seller and Purchaser as follows: (i) If a Liability is incurred, or if a right or benefit is obtained, solely in respect of the Business or solely in respect of the Retained Business, such Liability, right or benefit shall be allocated to Purchaser or the applicable Purchaser Designated Affiliate (in respect of the Business) or Seller or its applicable Affiliate (in respect of the Retained Business); (ii) If a Liability, right or benefit cannot be so allocated under clause (i) above, such Liability, right or benefit shall be allocated to Seller or Purchaser or one or more of their respective Affiliates, as the case may be, based on the relative proportions of total benefit received (over the term of the Shared Contract remaining as of the Closing Date, measured as of the date of the allocation) by the Business or the Retained Business (as applicable) under the relevant Shared Contract. Notwithstanding the foregoing, each of Seller and Purchaser shall be responsible for any or all Liabilities to the extent related to, resulting from, or arising out of its (or

-97- its Affiliates’) direct or indirect breach of, or actions under, the relevant Shared Contract to which this Section 6.16 otherwise pertains. (d) If Seller or any of its Affiliates, on the one hand, or Purchaser or any of its Affiliates, on the other hand, receives any benefit or payment that under any Shared Contract was intended for the other, Seller and Purchaser will promptly deliver such benefit or payment to the other Party. (e) None of Seller or its Affiliates shall be required to commence any litigation or offer or pay any money or otherwise grant any accommodation (financial or otherwise) to any third Person to (i) obtain any New Contract or Partial Assignment and Release with respect to any Shared Contract, as the case may be, or (ii) obtain any Governmental Authorizations necessary to enter into an acceptable alternative arrangement contemplated by Section 6.16(b); provided, however, any Party to which the benefit of a New Contract, Partial Assignment and Release or acceptable alternative arrangement would inure pursuant to this Section 6.16(e) may request that the Party that is allocated such Shared Contract as a Purchased Asset or Excluded Asset commence litigation, which request shall be considered in good faith by such Party; provided, further, that such Party’s good faith determination not to commence litigation shall not in and of itself constitute a breach of this Section 6.16(e). Section 6.17 Consents. (a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to, directly or indirectly, sell, assign, transfer, convey or deliver any Transferred Contract or any claim, right or benefit arising thereunder or resulting therefrom if any such sale, assignment, transfer, conveyance or delivery thereof, without the consent, waiver or approval of any third party thereto, would constitute a breach or other contravention thereof or be ineffective with respect to any party thereto or would violate any applicable Law; provided, however, Seller shall use its commercially reasonable efforts to obtain all such consents as promptly as practicable from the date hereof through and following the Closing. (b) With respect to any such Transferred Contract referred to in Section 6.16(a), and any claim, right or benefit arising thereunder or resulting therefrom, Seller shall use its commercially reasonable efforts to obtain as expeditiously as it is reasonably able the written consent, waiver or approval of the other Party or parties to such Transferred Contract for the assignment or, if required, novation thereof to Purchaser or, alternatively, written confirmation from such parties mutually satisfactory in form and substance to Seller and Purchaser that such consent, waiver or approval is not required. In furtherance of the foregoing, as soon as reasonably practicable following the date hereof (and in any event within ten (10) Business Days of the date hereof), Seller or an Affiliate shall deliver to the other Party or parties to any such Transferred Contract documentation seeking the written consent, waiver or approval of such other contracting party or parties thereto to, or waiver of such party or parties in respect of, the transfer and assignment of all of (or the applicable portion of) Seller’s or its applicable Affiliate’s claims, rights, benefits and liabilities thereunder to Purchaser. Seller shall provide Purchaser with periodic written updates on the status of pending consent requests as reasonably requested, and shall promptly notify Purchaser of any consent that has been obtained or denied. In no event, however, shall Seller or its Affiliates or Purchaser be obligated to pay any money (other than a de minimis

-98- amount) to any Person or to offer or grant other financial or other accommodations to any Person in connection with obtaining any consent, waiver, confirmation, novation or approval with respect to any Transferred Contract; provided that Seller or its applicable Affiliate may, at its election, make accommodations and amendments to the Transferred Contracts in order to obtain any required counterparty consent, waiver, confirmation, novation or approval with respect to such Transferred Contracts; provided, however, that Seller shall obtain Purchaser’s prior written consent (not to be unreasonably withheld) prior to making any accommodations or amendments to any Transferred Contract. Except as contemplated by Section 8.2(a), Section 8.2(b), and Section 8.2(f), no failure by Seller to obtain any consent, waiver, confirmation, novation or approval with respect to any Transferred Contract shall (i) constitute a failure to satisfy any condition set forth in Article VIII or (ii) relieve Purchaser from its obligation to consummate the transactions contemplated by this Agreement. (c) If any consent, waiver, confirmation, novation or approval is not obtained with respect to any Transferred Contract, except as set forth in the Management Services Agreements, until the earliest of (x) such time as such consent, waiver, confirmation, novation or approval is obtained, (y) the expiration date of the then current term of such Transferred Contract and (z) twelve (12) months following the Closing Date (such date, with respect to any Transferred Contract, the “Contract Outside Date”), Seller and Purchaser will cooperate to establish an arrangement reasonably satisfactory to Seller and Purchaser under which Purchaser would obtain, to the fullest extent practicable and not prohibited by any applicable Law or any Contract, the claims, rights and benefits and assume the corresponding Liabilities thereunder in accordance with this Agreement (including by means of any subcontracting, sublicensing or subleasing arrangement) or under which Seller or an Affiliate thereof would enforce at the direction of and for the benefit of Purchaser, with Purchaser assuming and agreeing to pay Seller or its applicable Affiliate’s obligations and expenses, any and all claims, rights and benefits of Seller or its applicable Affiliate against a third party thereto. In such event, with respect to the period after the Closing, (i) Seller will promptly pay, assign and remit to Purchaser when received all monies and other consideration received by it or an Affiliate under any applicable Transferred Contract or any claim, right or benefit arising thereunder not transferred pursuant to this Section 6.17, in each case net of (A) a service fee to the extent provided for in the Management Services Agreement, (B) any Taxes imposed upon Seller or any Affiliate of Seller in connection with the arrangements under this Section 6.17, if any, with such Tax costs to be reasonably determined by Seller, and (C) any other reasonable and documented out-of-pocket costs and expenses actually incurred by Seller or any Affiliate of Seller in connection with administering such Transferred Contract in the Ordinary Course of Business, and (ii) Purchaser will promptly (A) reimburse Seller and each of its Affiliates, as applicable, for any such unpaid service fees or any such Tax or other costs referred to in the preceding clause (i) (to the extent not covered in full by deductions from amounts paid to Purchaser pursuant to this Section 6.17) and (B) pay, perform or discharge when due any Liability arising thereunder. Purchaser shall indemnify Seller and its Affiliates and Representatives for all Losses arising out of any actions (or omissions to act) of Seller and its Affiliates and Representatives taken at the direction of Purchaser or its Affiliates or Subsidiaries with respect to such Transferred Contract. (d) Notwithstanding anything to the contrary in this Section 6.17, Seller or its applicable Affiliate shall have the right to not renew or not extend any Transferred Contract that has not been transferred or assigned to Purchaser in accordance with the provisions of this

-99- Section 6.17 at any time following the applicable Contract Outside Date without any Liability whatsoever to Seller or any of its Affiliates and neither Seller nor any of its Affiliates shall be required to renew or extend any such Transferred Contract beyond the applicable Contract Outside Date. Purchaser expressly acknowledges and agrees, on its behalf and on behalf of its Affiliates, that none of Purchaser or its Affiliates shall have any right to seek recourse against Seller or any of its Affiliates with respect to any such termination or determination not to renew or extend, and shall not assert any Action against Seller or any of its Affiliates arising out of or relating to any such termination or determination not to renew or extend. Section 6.18 Return of Assets; Transfer of Purchased Assets. (a) If, at any time after the Closing, any asset acquired by Purchaser or any of its Affiliates hereunder is ultimately determined to be an Excluded Asset, or Purchaser or any of its Affiliates is found to be subject to a Retained Liability, (i) Purchaser shall return or transfer and convey (without further consideration) to Seller such Excluded Asset or Retained Liability within five (5) Business Days of such determination; (ii) Seller shall, or shall cause its appropriate Affiliate to, assume (without further consideration) (and pursuant to Article VII, the Seller Parties shall, jointly and severally, indemnify the Seller Indemnitees against) all Liabilities associated with such Excluded Assets or Retained Liabilities; and (iii) Purchaser and Seller shall, or shall cause their respective appropriate Affiliates to, as applicable, execute such documents or instruments of conveyance or assumption and take such further acts that are reasonably necessary or desirable to effect the transfer of such Excluded Asset or Retained Liability back to Seller or its designated Affiliate, in each case such that each Party is put into the same economic position as if such action had been taken on or prior to the Closing Date. Pending such transfer to Seller or its designated Affiliate, Purchaser shall hold such asset and provide to Seller or its designated Affiliate all of the benefits and liabilities associated with the ownership and operation of such asset and, accordingly, Purchaser shall cause such asset to be operated or retained as may reasonably be instructed in writing by Seller. The Seller Parties hereby assume all Liability arising from or relating to Losses incurred by Purchaser and its Affiliates resulting from such operation or retention, except to the extent that such Losses result from willful misconduct or gross negligence on the part of Purchaser or any Affiliate thereof. In furtherance of the foregoing, Purchaser or its Affiliate shall promptly pay or deliver to Seller (or its designee) any monies or checks received by them to the extent such checks that should have been sent to Seller or one of its Affiliates (including promptly forwarding invoices or similar documentation to Seller). (b) Subject to Sections 2.1, 2.3 and 6.17, if, at any time after the Closing, any asset held by Seller or its Affiliates is ultimately determined to be a Purchased Asset or Seller or any of its Affiliates is found to be subject to an Assumed Liability, (i) Seller shall return or transfer and convey (without further consideration) to Purchaser or the applicable Purchaser Designated Affiliate, such Purchased Asset or Assumed Liability; (ii) Purchaser shall assume or cause a Purchaser Designated Affiliate to assume (without further consideration) any Liabilities associated with such Purchased Assets or Assumed Liabilities solely to the extent they would have constituted Assumed Liabilities if transferred at Closing, in each case, within five (5) Business Days of such determination; and (iii) Purchaser and Seller shall, or shall cause their respective appropriate Affiliate to, as applicable, execute such documents or instruments of conveyance or assumption and take such further acts that are reasonably necessary or desirable to effect the transfer of such Purchased Asset or Assumed Liability, in each case such that each Party is put into the same

-100- economic position as if such action had been taken on or prior to the Closing Date. Pending such transfer to Purchaser or the applicable Purchaser Designated Affiliate, Seller shall hold such asset and provide to Purchaser or the applicable Purchaser Designated Affiliate all of the benefits and (to the extent they would constitute Assumed Liabilities at Closing) liabilities associated with the ownership and operation of such asset and, accordingly, Seller shall cause such asset to be operated or retained as may reasonably be instructed in writing by Purchaser. The Purchaser hereby assumes all Liability arising from or relating to Losses incurred by the Seller Parties and their Affiliates resulting from such operation or retention, except to the extent that such Losses result from willful misconduct or gross negligence on the part of a Seller Party or any Affiliate thereof. In furtherance of the foregoing, Seller shall promptly pay or deliver to Purchaser or its designee any monies or checks that have been sent to Seller or any of its Affiliates by customers, suppliers or other contracting parties of the Business in respect of the Business and that should have been sent to Purchaser or a Purchaser Designated Affiliate (including promptly forwarding invoices or similar documentation). (c) Without limiting Sections 6.18(a) and (b), following the Closing, each Party shall use commercially reasonable efforts in the ordinary course of its reconciliation processes to identify any amount that is owed to the other Party, including any payment by any customer, vendor, service provider or other business relation (such amount, “Wrong Pocket Cash”), that has been deposited in or otherwise transferred to such Party’s bank account. Upon identification of any Wrong Pocket Cash in excess of Five Thousand Dollars ($5,000) individually or Ten Thousand Dollars ($10,000) in the aggregate, the identifying Party shall remit such amount to the other Party by wire transfer of immediately available funds to the account designated by such other Party within five (5) Business Days following the month end of the month during with such identification occurred. Amounts of Wrong Pocket Cash below such thresholds shall be accumulated and remitted monthly. Upon reasonable written request (not more than once per calendar week), a Party shall provide the other Party with a summary report of Wrong Pocket Cash identified and remitted during the preceding month. Any amount not remitted within five (5) Business Days of written demand by the owed Party (following the identification and remittance period set forth above) shall bear interest at the per annum rate of eight percent (8.0%). Notwithstanding the foregoing, to the extent any transition services agreement between the Parties provides for daily or weekly cash reconciliation reports, any amounts identified therein as Wrong Pocket Cash shall satisfy the identification requirements of this Section 6.18(c) and shall be remitted within five (5) Business Days of the applicable reconciliation report without the need for a separate written request. Section 6.19 R&W Insurance Policies. Purchaser has conditionally bound the Primary R&W Insurance Policy as of the date hereof. Purchaser shall use commercially reasonable efforts to take all actions necessary to complete the applicable conditions in the conditional binder (other than the condition that Closing has occurred, to which this sentence does not apply) with respect to the Primary R&W Insurance Policy within the times set forth therein, in order to maintain the Primary R&W Insurance Policy in full force and effect. Purchaser shall, and shall cause its Affiliates to, use commercially reasonable efforts to comply with the terms of the conditional binder and the R&W Insurance Policy and cause the coverage thereunder to remain in full force and effect following the Closing. Nothing in the Primary R&W Insurance Policy shall affect any of the terms of this Agreement. Purchaser agrees that the R&W Insurance Policy shall: (i) contain a provision whereby the insurer(s) thereunder expressly waives, and agrees not to pursue, directly

-101- or indirectly, any rights of subrogation, contribution or any other rights against any Seller Entity (or any direct or indirect past or present shareholder, member, partner, stockholder, employee, director or officer (or the functional equivalent of any such position) of such Seller Entity) based upon, arising out of, relating to or resulting from this Agreement or the transactions contemplated hereby, or the negotiation, execution or performance of this Agreement, other than in the case of Fraud by any such Seller Entity, and then only to the extent of such Fraud by such Seller Entity; and (ii) name the Seller Entities as express third-party beneficiaries with respect to the waiver in subsection (i) of this Section 6.19. The Parties acknowledge that Purchaser obtaining the R&W Insurance Policy is a material inducement to Seller entering into the transactions contemplated by this Agreement, and Seller is relying on Purchaser’s covenants and obligations set forth in this Section 6.19. The Primary R&W Insurance Policy may not be amended in any manner that would permit the insurer under the Primary R&W Insurance Policy to be subrogated against Sellers or any of their respective Affiliates, except in case of Fraud, without Seller’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Purchaser shall pay, or cause to be paid, 50% of all R&W Insurance Costs, and Seller shall pay, or cause to be paid, 50% of all R&W Insurance Costs. Any Seller R&W Insurance Costs, to the extent unpaid following the Closing Date shall be paid by Purchaser on behalf of the Seller. Purchaser shall be responsible for 100% of all costs and expenses related to the Fundamental R&W Insurance Excess, including the total premium, underwriting costs, brokerage commission for Purchaser’s broker, Taxes related to such Fundamental R&W Insurance Excess, and other fees and expenses in connection with obtaining such Fundamental R&W Insurance Excess. For the avoidance of doubt, the absence of coverage under the R&W Insurance Policy for any reason, including due to exclusions from coverage thereunder or the failure of the R&W Insurance Policy to be in full force and effect for any reason, shall not expand, alter, amend, change or otherwise affect the Seller Parties’ or their respective Affiliates’ or any of their respective Representatives’ or any of their respective successors’ and assigns’ liability under this Agreement. Section 6.20 Financing Covenants. (a) Purchaser shall, and shall cause its Affiliates and each of its and its Affiliates’ Representatives to, use their respective commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange and obtain equity financing and Debt Financing sufficient to, when coupled with any other cash on hand of Purchaser as of the Closing Date, pay (i) the aggregate consideration required to be paid by Purchaser hereunder (including all amounts required under Article II to be paid by Purchaser on the Closing Date), (ii) any and all fees and expenses required to be paid by Purchaser on the Closing Date in connection with the transactions contemplated hereby and (iii) any and all amounts in connection with the refinancing or repayment of any outstanding Indebtedness of the Business required by this Agreement (the “Required Amount”) at or prior to the Closing, including using commercially reasonable efforts to (A) negotiate and enter into definitive agreements with respect to such financing on a timely basis, (B) comply with and perform its obligations pursuant to any financing commitments or agreements, (C) timely pay when due all fees and expenses required to be paid pursuant to any financing commitments or agreements (unless such fees and expenses are being contested in good faith), (D) draw down on and consummate such financing at or prior to the Closing, including by using commercially reasonable efforts to enforce its rights under any financing commitments or agreements and to cause its financing sources to fund such financing at the Closing and (E) satisfy on a timely basis all conditions in such financing

-102- agreements to the extent within Purchaser’s, any of its Affiliates’ or any of its or its Affiliates’ Representatives’ control and assist in the satisfaction of all other conditions. Purchaser shall not permit the availability, terms, funding or lack of funding of any Debt Financing or other financing to delay, impede or otherwise affect the occurrence of the Closing or any obligation or remedy of any Seller Party under this Agreement. Except as otherwise set forth in Section 9.3(a), Purchaser (I) acknowledges and agrees that its obligation to pay the Reverse Termination Fee in the circumstances set forth in Section 9.3 shall not be excused, reduced or limited by reason of any failure to obtain financing and (II) expressly and irrevocably waives any right to assert, as a defense to Purchaser’s obligation to pay the Reverse Termination Fee when due pursuant to Section 9.3, any claim or defense based on the insufficiency, unavailability or failure to obtain financing or committed funds at or prior to the Closing, including, without limitation, (A) any defense grounded in impossibility of performance, (B) commercial impracticability, (C) frustration of purpose, (D) failure of condition or (E) any similar doctrine, theory or principle under applicable Law, whether arising in contract, equity or otherwise. (b) Purchaser shall not take any action with the intention of: (1) delaying, impeding, impairing or preventing the Closing, (2) make the receipt or funding of financing (or satisfaction of the conditions to obtaining such financing) materially less likely to occur, or (3) adversely impacting in any material respect the ability of Purchaser to enforce its rights against the other parties to any financing commitment or the definitive agreements with respect thereto, the ability of Purchaser to consummate the transactions contemplated hereby at the Closing or the likelihood of the consummation of the transactions contemplated hereby to be consummated at the Closing. (c) Purchaser shall provide Seller prompt (but in any event, within three (3) Business Days) written notice if for any reason Purchaser believes in good faith that it would not be able to obtain all or any portion of its financing that would reduce the aggregate amount of financing below the Required Amount, in each case, in any manner that would reasonably be expected to impair, delay or prevent the consummation of the transactions contemplated hereby. As soon as reasonably practicable, but in any event within three (3) Business Days after the date Seller delivers to Purchaser a written request, Purchaser shall provide any information reasonably requested by Seller relating to the immediately preceding sentence. In addition, Purchaser shall keep Seller reasonably informed on a reasonably current basis and in reasonable detail of the status of its efforts to obtain and finalize its financing. (d) Financing Cooperation. (i) Prior to the Closing and subject to the limitations in this Agreement, Seller shall, and shall cause its Subsidiaries to, use commercially reasonable efforts (at Purchaser’s sole cost and expense) to cause the appropriate officers and employees of the Seller or its Affiliates (including the Business) reasonably selected by Seller after consultation with Purchaser to, provide such cooperation as is necessary, customary and reasonably requested by Purchaser (provided that such requested cooperation is limited to normal business hours, provision of existing materials and otherwise does not in any way unreasonably and materially interfere with the ongoing operations of the Seller and its Affiliates), in each case, upon reasonable prior written notice to assist Purchaser solely in connection with causing the conditions to the Debt Financing to be satisfied or as is

-103- otherwise reasonably requested by Purchaser solely in connection with Purchaser’s efforts to obtain the Debt Financing (provided that any such requests are timely made so as not to delay the Closing beyond the date on which it would otherwise occur if Purchaser had secured financing as of the date hereof), which cooperation may include (1) participating in a reasonable number of meetings (including in-person meetings), presentations of Purchaser prepared materials, due diligence sessions, drafting sessions and rating agency presentations with a reasonable number of Debt Financing Sources (not to exceed three (3)) during normal business hours and at reasonably agreed times upon reasonable prior written notice, (2) reasonably assisting Purchaser in the preparation of materials reasonably and customarily requested to be used in connection with obtaining the Debt Financing, including customary bank information memoranda, lender presentations and similar marketing documents, in each case, solely with respect to information relating to the Business as of the date hereof, (3) subject to Section 6.20(d)(ii), providing to Purchaser such financial information regarding the Business that is readily available or within Seller’s possession and is reasonably requested by the Debt Financing Source (the “Required Information”), (4) in the case of the Business, executing and delivering customary authorization letters, (5) delivering information and documentation related to the Business required and reasonably requested in writing by the Debt Financing Source at least ten Business Days prior to the Closing Date with respect to compliance under applicable “know your customer” and anti-money laundering rules and regulations, (6) reasonably cooperating with Purchaser’s efforts to obtain customary comfort letters from Seller’s independent auditors (at Purchaser’s sole cost and expense) and (7) providing customary certificates of officers of Seller or its applicable Affiliates with respect to the accuracy of the Required Information provided by or on behalf of Seller. (ii) Notwithstanding anything to the contrary in this Agreement, none of Seller, its Affiliates or its or its Affiliates’ Representatives shall be required to (1) provide or prepare, and Purchaser shall be solely responsible for, the preparation of pro forma financial information, including pro forma costs savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financing information, including any forecasts or forward looking statements, (2) pay any fee, (3) prepare or provide Regulation S-X compliant financial statements or any financial data other than the Required Information, (4) incur any other Liability or obligation of any kind or give any indemnities in connection with the Debt Financing (other than customary authorization letters and officer’s certificates contemplated by Section 6.20(d)(i)), (5) provide any legal opinion or reliance letters or any comfort letter or opinion of any of its Representatives (other than cooperating with Purchaser’s efforts to obtain comfort letters from Seller’s independent auditors as contemplated by Section 6.20(d)(i)), (6) provide access to or disclose any information to Purchaser or any of its Representatives to the extent such disclosure could jeopardize the attorney-client privilege, attorney work product protections or similar protections or violate any applicable Law or contract, (7) take any action that could (A) unreasonably interfere with the day-to-day operations of Seller, any of its Affiliates or the Business, (B) cause any representation or warranty in this Agreement to be breached or cause any condition to Closing to fail to be satisfied or otherwise cause any breach of this Agreement, (C) result in any current or former director, officer, employee or other Representative of Seller or any of its Affiliates or the Business incurring any personal Liability, (D) conflict with the certificates of incorporation or

-104- bylaws or equivalent organizational documents of Seller or any of its Affiliates or any Law or (E) result in the contravention, violation or breach of, or a default under, any material contract, (8) prepare any separate financial statements for forward looking statements for the Business or change any fiscal period or (9) cause or permit any Liens to be placed on any of its assets in connection with the Debt Financing prior to the Closing Date. Any use of the Business’s logos in connection with the Debt Financing shall require Seller’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). (iii) Purchaser expressly acknowledges and agrees that neither the availability, the terms nor the obtaining of the Debt Financing or any other financing is in any manner a condition to the Closing or the obligations of Purchaser to either consummate the transactions contemplated hereby or timely pay the Reverse Termination Fee in accordance with Section 9.3. Seller and its Affiliates will be deemed to be in compliance with this Section 6.20(d), and Purchaser shall not allege that Seller or any of its Affiliates is not, or has not been, in compliance with this unless Purchaser provides prompt written notice of the alleged failure to comply specifying in reasonable detail the nature of such alleged failure, for which failure to comply has not been cured within five (5) Business Days from receipt of such written notice; provided, that nothing in (iii) shall limit Purchaser’s rights or remedies in the event of Seller’s willful breach of its obligations under this Section 6.20(d) as determined in a final, non-appealable order issued by a court of competent jurisdiction in accordance with Section 10.11. (iv) None of Seller, its Affiliates or its or its Affiliates’ Representatives shall have any Liability to Purchaser in respect of any financial statements, other financial information or data or other information provided pursuant to this Section 6.20(b), except to the extent any such Liability arises from Fraud on the part of Seller. All non-public or other confidential information provided by or on behalf of Seller to Purchaser or its Affiliates or any of their respective Representatives or financing sources pursuant to this Section 6.20(b) (including the existence and terms and conditions of this Agreement, except to the extent publicly announced by Seller or its Affiliates) shall be kept confidential in accordance with the terms of the Confidentiality Agreement, as applicable. (v) Whether or not the Closing occurs, Purchaser shall indemnify and hold harmless Seller, its Affiliates and its or its Affiliates’ Representatives from and against all Liabilities suffered or incurred by any of them in connection with the cooperation contemplated by Section 6.20(b), the Debt Financing or any information used in connection with the Debt Financing, in each case other than any Liabilities arising from the gross negligence, willful misconduct or breach of this Agreement by Seller, its Affiliates or its or its Affiliates’ Representatives. Purchaser shall promptly (and in any event within ten (10) Business Days of delivery of detailed documentation evidencing the applicable cost or expense), upon request by Seller, reimburse Seller or such Affiliate or Representative, as the case may be, for all reasonable and documented out-of-pocket costs and expenses (including outside attorneys’ fees and disbursements) incurred thereby in connection with the cooperation contemplated by Section 6.20(b). Section 6.21 Customer and Other Business Relationships. For a period of twelve (12) months following the Closing, Seller shall, and shall cause the Seller Entities and their respective

-105- Affiliates to, cooperate with Purchaser in its commercially reasonable efforts to continue and maintain for the benefit of Purchaser those business relationships of the Business existing prior to the Closing, including relationships with customers, suppliers, employees, regulatory authorities and licensors; provided, however, that Purchaser shall reimburse Seller and its Affiliates for any out-of-pocket expenses incurred by the Seller and its Affiliates in connection with such cooperation with respect to actions expressly requested by Purchaser. Section 6.22 Exclusive Dealing. From the date hereof until the earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Section 9.1, no Seller Party shall, nor shall it permit any of its Affiliates or Representatives to, directly or indirectly, solicit, initiate, encourage, facilitate or provide information with respect to any inquiry, proposal, or offer from any third party relating to any acquisition of the Purchased Assets, the Assumed Liabilities and/or all or any portion of the Business (whether by merger, sale of assets, sale of stock or other manner) (each, an “Acquisition Proposal”), or engage in any discussions or negotiations with respect thereto (and shall immediately cease any of the same to the extent they are occurring as of the date hereof); provided, however, that if Seller is not otherwise in violation of this Section 6.22, the board of directors of Seller may provide information to, and may engage in such negotiations or discussions with, and provide confidential information to, any person with respect to an Acquisition Proposal, directly or through representatives, if Seller’s board of directors, after consulting with and considering the advice of its financial advisor and its outside counsel, determines in good faith that its failure to provide information or to engage in any such negotiations or discussions would reasonably be expected to constitute a failure to discharge properly the fiduciary duties of such directors in accordance with applicable Law. Seller shall promptly (within one (1) Business Day) advise Purchaser following the receipt by it of any written Acquisition Proposal and the substance thereof. ARTICLE VII SURVIVAL; INDEMNIFICATION Section 7.1 Survival. (a) All covenants, agreements and obligations contained herein that are to be performed after Closing shall survive the Closing until the later of (i) the date on which the applicable covenant, agreement or other obligation is fully performed in accordance with its terms and (ii) the 90th day following the expiration of the applicable underlying statute of limitations for a breach of such covenant, agreement or other obligation. (b) All representations and warranties contained herein or in any Ancillary Agreement shall survive the Closing and shall remain in full force and effect until the one (1)-year anniversary of the Closing Date; provided, that the representations and warranties set forth in Section 4.1 (Organization), Section 4.2 (Authority; Binding Effect), Section 4.3 (No Conflicts; Consents) (other than the provisions thereof relating to Contracts with third parties), Section 4.11(b) (Sufficiency of and Title to Assets) (and expressly excluding Section 4.11(a) and Section 4.11(c)), Section 4.12 (Intellectual Property), Section 4.16 (Taxes), Section 4.17(a) through (j) (Employee Benefits), Section 4.24 (Transactions with Related Person), Section 4.25 (Data Security and Privacy), Section 4.26 (Brokers), Section 5.1 (Organization), Section 5.2 (Authority; Binding

-106- Effect) and Section 5.10 (Brokers) (collectively, the “Fundamental Representations”) shall survive for the longer of (i) the applicable statutes of limitations giving effect to any waiver, mitigation or extension thereof plus sixty (60) days or (ii) the six (6)-year anniversary of the Closing Date; provided, further, that any claim based on Fraud shall survive in perpetuity. (c) Notwithstanding the foregoing provisions of this Section 7.1, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. (d) The parties specifically and unambiguously intend that the survival periods that are set forth in this Section 7.1 shall replace any statute of limitations that would otherwise be applicable (including the statute of limitations prescribed by the Law). (e) This Section 7.1 shall not limit Purchaser’s right of recovery under the R&W Insurance Policies. Section 7.2 Indemnification. (a) By Seller. Subject to the provisions of Section 7.1, from and after the Closing, Seller shall indemnify and hold harmless Purchaser and each of its Affiliates, and their respective officers, directors, employees, shareholders, members, partners, agents, equityholders and other representatives and successors, and assigns (each, a “Purchaser Indemnitee”), against and in respect of any and all Losses incurred by any of the Purchaser Indemnitees arising out of, relating to or in connection with: (i) any inaccuracy of any representation or breach of any warranty made by Seller contained herein or in any Ancillary Agreement; (ii) any breach or non-fulfillment of any covenant, agreement or other obligation of any Seller Party contained herein or in any Ancillary Agreement; (iii) subject to Section 7.2(d)(ii), any Retained Liabilities; (iv) any Fraud by any Seller or any of its Affiliates or Representatives in connection with this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby; and (v) those items set forth on Schedule 7.2(a)(v). (b) By Purchaser. Subject to the provisions of Section 7.1, from and after the Closing, Purchaser shall indemnify and hold harmless each Seller Party and each of its Affiliates and their respective officers, directors, employees, shareholders, members, partners, agents, equityholders and other representatives and successors, and assigns (each, a “Seller Indemnitee”), against and in respect of any and all Losses arising out of, relating to or in connection with:

-107- (i) any inaccuracy in any representation or the breach of any warranty made by Purchaser in this Agreement or in any Ancillary Agreement; (ii) the breach or non-fulfillment by Purchaser of any covenant, agreement or other obligation contained herein or in any Ancillary Agreement; and (iii) any Assumed Liabilities. (c) Threshold Limitations on Rights of the Indemnitees. (i) Seller shall not be required to indemnify any Purchaser Indemnitees pursuant to, and shall not have any liability under, Section 7.2(a)(i) until the aggregate amount of all Losses for which Seller could, but for this Section 7.2(c)(i), be liable under Section 7.2(a)(i) exceeds on a cumulative basis, the Threshold, in which case, the Seller Parties shall become liable for all such Losses from the first dollar. Without limiting the generality of the foregoing, any Losses (together with all other Losses related to the same or substantially similar facts or circumstances) of less than Ten Thousand Dollars ($10,000) shall not be subject to indemnification under Section 7.2(a)(i) and shall not be counted toward satisfaction of the Threshold. The foregoing limitations on indemnification claims in this Section 7.2(c)(i) shall not apply to (A) any claim based on Fraud or (B) any claim for breach of any Fundamental Representation. (ii) Purchaser shall not be required to indemnify any Seller Indemnitees pursuant to, and shall not have any liability under, Section 7.2(b)(i) until the aggregate amount of all Losses for which Purchaser could, but for this Section 7.2(c)(ii), be liable under Section 7.2(b)(i) exceeds on a cumulative basis, the Threshold, in which case, Purchaser shall become liable for all such Losses from the first dollar. Without limiting the generality of the foregoing, any Losses (together with all other Losses related to the same or substantially similar facts or circumstances) of less than Ten Thousand Dollars ($10,000) shall not be subject to indemnification under Section 7.2(b)(i) shall not be counted toward satisfaction of the Threshold. The foregoing limitations on indemnification claims in this Section 7.2(c)(ii) shall not apply to (A) any claim based on Fraud or (B) any claim for breach of any Fundamental Representation. (iii) Subject to the other limitations in this Section 7.2(c), a Purchaser Indemnitee’s right to indemnification from Seller pursuant to Section 7.2(a)(i) on account of any Losses will be satisfied: (A) first, from the Indemnity Escrow Funds until the Indemnity Escrow Funds have been exhausted, and (B) second and finally, from the R&W Insurance Policies. (d) Cap on Rights of the Indemnitees; Deemed Breach of a Representation Claims. (i) Notwithstanding anything to the contrary set forth herein, the aggregate liability of Seller and its Affiliates for all claims under Section 7.2(a)(i) (other than claims based on Fraud) shall not exceed the Seller Retention Amount. Purchaser acknowledges that Seller’s sole liability for any breach of representation or warranty (other than Fraud) is limited to the Seller Retention Amount, and Purchaser’s sole recourse for any amounts in excess thereof shall be the R&W Insurance Policies. The Purchaser Indemnitees shall not be indemnified for Losses under Section 7.2(a) to the extent Losses are, in the aggregate, greater than the Seller Retention Amount. The foregoing limitations

-108- on indemnification claims in this Section 7.2(d)(i) shall not apply to any claim based on Fraud. (ii) For any Loss that arises based on a set of the same actions, omissions, facts or circumstances that could be claimed by a Purchaser Indemnitee under Section 7.2(a)(i) (excluding claims based on Fraud), on the one hand, and Section 7.2(a)(iii) (excluding claims for Liabilities unrelated to the Business), on the other hand, Purchaser Indemnitee shall claim indemnification for such Losses solely under Section 7.2(a)(i), subject to the limitations set forth in Section 7.2(c) and Section 7.2(d)(i). For any Loss that arises based on a set of the same actions, omissions, facts or circumstances that could be claimed by a Purchaser Indemnitee under Section 7.2(a)(i) and/or Section 7.2(a)(iii), on the one hand, and Section 7.2(a)(v), on the other hand, Purchaser Indemnitee shall be entitled to claim indemnification for such Losses solely under Section 7.2(a)(v). (iii) Notwithstanding anything to the contrary set forth herein, the aggregate liability of Seller and its Affiliates for all claims under Section 7.2 (other than claims based on Fraud) shall not exceed the Final Purchase Price. Notwithstanding anything to the contrary set forth herein, the aggregate liability of Purchaser and its Affiliates for all claims under Section 7.2 (other than claims based on Fraud) shall not exceed the Final Purchase Price. (iv) Notwithstanding anything to the contrary set forth herein, or anything else set forth in this Agreement, if Purchaser affirmatively agrees in writing to waive in full the condition to Closing set forth in Section 8.2(g) (i.e., without receiving from the Seller the deliverables contemplated by Section 8.2(g)(i), Section 8.2(g)(ii) or Section 8.2(g)(iii), respectively), and the Closing is consummated, in no event shall any Losses incurred by Purchaser Indemnitees arising from the YP Tax Liability or the Federal Tax Lien be indemnifiable Losses pursuant to Section 2.11 or any section or subsection of this Article VII. (e) Subrogation. To the extent that the Indemnitor makes or is required to make any indemnification payment to the Indemnitee, the Indemnitor shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnitee or any of the Indemnitee’s Affiliates may have against any third party (other than any Top Customer or Top Supplier) with respect to any Losses to which such indemnification payment is directly related, so long as neither the Indemnitee nor any of its Affiliates is in any way adversely affected thereby (including with respect to the Business or the then business of such Person or Persons). (f) Procedure. (i) Direct Claims. If either a Purchaser Indemnitee, on the one hand, or a Seller Indemnitee, on the other hand, shall have a claim for indemnification hereunder (the “Indemnitee”) for any claim other than a Third Party Claim, the Indemnitee shall, as promptly as is reasonably practicable, give written notice to the party from whom indemnification is sought (the “Indemnitor”) and such notice shall specify in reasonable detail (on the basis of the information available) the nature and, to the extent reasonably practicable, a good faith estimate

-109- of the amount of the claim. The failure to make prompt delivery of such written notice by the Indemnitee to the Indemnitor shall not relieve the Indemnitor from any Liability under this Section 7.2 with respect to such matter, except to the extent the Indemnitor is actually and materially prejudiced by failure to give notice. If the Indemnitor does not object to the claim by written notice to the Indemnitee within sixty (60) days following receipt of the claim notice from the Indemnitee, the Indemnitor Party shall be deemed to have acknowledged that it is fully liable for such claim. (ii) Third Party Actions. (1) In the case of any claim for indemnification arising from a claim or Action of a third party (a “Third Party Claim”), an Indemnitee shall give prompt written notice to the Indemnitor of the Third Party Claim. The failure to make prompt delivery of such written notice by the Indemnitee to the Indemnitor shall not relieve the Indemnitor from any Liability under this Section 7.2 with respect to such matter, except to the extent the Indemnitor is actually and materially prejudiced by failure to give notice. Except as otherwise provided herein, the Indemnitor shall have the right to defend and to direct the defense against any such Third Party Claim, in its name or in the name of the Indemnitee, as the case may be, at the expense of the Indemnitor, and with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee; provided, however, that the Indemnitor shall not be entitled to assume the defense or control of a Third Party Claim and shall pay the reasonable fees and expenses of counsel retained by the Indemnitee if (a) the Indemnitor does not notify the Indemnitee in writing within 30 days of receipt of written notice of the Third Party Claim of acknowledgement of its obligations to indemnify the Indemnitee and its intent to defend and direct the defense with respect to all elements of such Third Party Claim, (b) such Third Party Claim seeks an order, injunction or other equitable relief from a Governmental Authority or the business then operated by the Indemnitee, (c) such Third Party Claim involves any criminal proceeding, action, indictment, allegation or investigation, (d) such Third Party Claim is asserted by or on behalf of a Person that is a material supplier or customer of the Business, involves a class action lawsuit is or will likely be defended by an Indemnitee’s insurer, (e) such Third Party Claim involves indemnifiable Losses that are reasonably likely to exceed the Indemnitor’s indemnification obligations hereunder, or (f) counsel to the Indemnitee shall have reasonably concluded that (i) there is a potential conflict of interest between the Indemnitee and the Indemnitor in the conduct of the defense of such Third Party Claim, or (ii) the Indemnitee has one or more defenses not available to the Indemnitor. The Indemnitee shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense; provided, however, that, in the case of any Third Party Claim as to which the Indemnitor shall not in fact have employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnitor. The Indemnitee must conduct the defense of the Third Party Claim actively and diligently and if it fails to do so, it will lose the right to defend the Third Party Claim. (2) No compromise or settlement of any Third Party Claim may be effected by the Indemnitor; provided that if the Indemnitor has assumed the defense of the Third Party Claim, the Indemnitor may effect a compromise or settlement but only with the Indemnitee’s consent (which shall not be unreasonably withheld, conditioned or delayed) but such consent shall not be needed unless (i) there is no finding or admission of any violation of Law and no injunctive or other equitable relief against the Indemnitees or the business then operated by the Indemnitees and (ii) each Indemnitee that is party to such Third Party Claim is fully and unconditionally

-110- released from any and all liabilities and obligations with respect to such claim and the facts and events underlying such claim. (3) If the Indemnitor elects not to diligently assume the defense of and indemnification for such matter, then the Indemnitee may proceed to defend such matter with the assistance of counsel determined by Indemnitee and approved by the Indemnitor (which shall not be unreasonably withheld, conditioned or delayed). No compromise or settlement of any Third Party Claim may be effected by the Indemnitee without the Indemnitor’s consent (which shall not be unreasonably withheld, conditioned or delayed) unless (i) there is no finding or admission of any violation of Law and no injunctive or other equitable relief against the Indemnitor or the business then operated by the Indemnitor and (ii) each Indemnitor that is party to such Third Party Claim is fully and unconditionally released from any and all liabilities and obligations with respect to such claim and the facts and events underlying such claim. (4) The procedures in this Section 7.2(f)(ii) shall not apply to matters subject to direct claims of the Seller Indemnitees or the Purchaser Indemnitees. Section 7.3 Separate Bases for Claim. If any party has breached any representation, warranty, covenant, agreement or other obligation contained herein in any respect, the fact that there exists another representation, warranty, covenant, agreement or other obligation or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, covenant, agreement or other obligation. (a) Materiality. For purposes of this Section 7.3(a), in determining where there has been a breach of any representation, warranty, covenant, agreement or other obligation, and in calculating the amount of any Loss with respect to such breach, any qualifications in such representation, warranty, covenant, agreement or other obligation referencing the terms “substantial”, “material,” “materiality,” “Material Adverse Effect,” “in all material respects” or words of similar import shall be disregarded; provided, however, that such qualifications shall not be disregarded for purposes of determining whether any breach of any representation, warranty, covenant, agreement or other obligation has occurred. (b) Payments. Once a Loss is agreed to by the Indemnitor or finally adjudicated to be payable, the Indemnitor shall satisfy its obligations within fifteen (15) Business Days thereof by wire transfer of immediately available funds and, if not paid within such period, shall bear interest at the per annum rate of eight percent (8.0%) until paid. (c) Exclusive Remedies Following the Closing Date. Following the Closing Date but except as otherwise expressly provided herein, the indemnification provisions of this Article VII shall be the sole and exclusive remedy of the Indemnitees, whether in contract, tort or otherwise, for all matters arising under or in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including, for any inaccuracy or breach of any representation, warranty, covenant, agreement or other obligation set forth herein, absent Fraud; provided, that nothing in this Section 7.3(c) shall limit any Party’s right to seek equitable relief, including specific performance, pursuant to Section 10.17.

-111- (d) Tax Treatment of Indemnity Payments. The Parties agree to treat any indemnity payment made under this Article VII, or any payment for breach of representations and warranties, in each case, as an adjustment to the Final Purchase Price for all United States federal, state, local and non-United States Tax purposes, and the parties agree to, and shall cause their respective Affiliates to, file their Tax Returns accordingly, unless otherwise provided by applicable Law. (e) Third-Party Recoveries; Closing Consideration. For purposes of determining the amount of any Losses subject to indemnification under this Article VII, the amount of such Losses will be determined net of (i) any amounts taken into account as liabilities or express reserves in the calculation of the Final Purchase Price as determined in accordance with Section 2.8; and (ii) any amounts actually recovered within twenty-four (24) months of the date of the applicable notice of claim under any insurance policy or from third parties with respect to such Losses (net of any applicable deductibles, resulting increases in premiums or actual out-of-pocket expenses incurred by the Indemnitee in collecting such amounts) (collectively, “Third-Party Recoveries”). In the event that any Third-Party Recovery is received by an Indemnitee after payment for the related indemnification claim has been made pursuant to this Article VII, then the Indemnitee promptly shall pay to applicable Indemnitor(s), as the case may be, an amount equal to the lesser of (A) the amount paid to the Indemnitee with respect to such claim pursuant to this Article VII or (B) such Third-Party Recovery. (f) No Double Recovery. Notwithstanding anything to the contrary in this Agreement, no Purchaser Indemnitee shall be entitled to recover more than once for the same Losses. No Loss shall be recoverable under this Article VII to the extent such Loss, or the facts, matters or circumstances giving rise to such Loss, was included in, reflected in, reserved for, taken into account in, or otherwise subject to recovery through the calculation of the Final Purchase Price, Final Closing Working Capital, Closing Indebtedness, Closing Seller Transaction Expenses, the True-Up Amount pursuant to Section 2.8. For the avoidance of doubt, the Purchaser Indemnitees shall not be entitled to recover under this Article VII for any amount to the extent such amount was recovered pursuant to the purchase price adjustment provisions of this Agreement. (g) Mitigation. Indemnitees shall, and shall cause its Affiliates to, mitigate any Losses as required by applicable Law, following such time as Indemnitee becomes aware of any event that would reasonably be expected to give rise thereto. Section 7.4 Indemnity Escrow Account. (a) Subject to the provisions of this Agreement and the Escrow Agreement, within two (2) Business Days following the 12 month anniversary of the Closing (such 12-month anniversary, the “Indemnity Escrow Release Date”), Purchaser and Seller shall instruct the Escrow Agent to deliver to Seller an amount equal to the remainder, if any, of the Indemnity Escrow Funds; provided, however, that if written notice regarding a claim for indemnification pursuant to Section 7.2 is duly delivered by a Purchaser Indemnitee to Seller and the Escrow Agent in accordance with this Agreement and the Escrow Agreement prior to the Indemnity Escrow Release Date, then the Escrow Agent shall retain in the Indemnity Escrow Account funds sufficient (solely to the extent of the remaining Indemnity Escrow Funds) to satisfy the claimed Losses relating to such written

-112- notice until resolution of the specific matter to which such written claim relates. Within two (2) Business Days of the final resolution of all claims referenced in the proviso contained in the immediately preceding sentence, if any, Purchaser and Seller shall instruct the Escrow Agent to deliver to Seller an amount equal to the remainder, if any, of the Indemnity Escrow Funds. (b) Except as otherwise set forth herein or in the Escrow Agreement, any distributions from the Indemnity Escrow Account pursuant to this Agreement shall be made pursuant to joint written instructions of Purchaser and Seller to the Escrow Agent instructing the Escrow Agent to make such distribution in accordance with the terms of this Agreement and the Escrow Agreement. ARTICLE VIII CONDITIONS TO CLOSING Section 8.1 Conditions to the Obligations of Purchaser and Seller. The respective obligations of each of the Parties to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver (to the extent permitted by Law) in writing by Purchaser or Seller, as appropriate, at or prior to the Closing of each of the following conditions precedent: (a) There shall not be any Governmental Order issued by a Governmental Authority of competent jurisdiction that enjoins or otherwise prohibits the consummation of the transactions contemplated hereby. (b) No Action shall be pending against a Party that would prevent the Closing; provided, that each of Purchaser and Seller acknowledge and agree that SEC Issue (as defined in the Seller Disclosure Schedules), insofar as, as of the Closing Date, it still does not relate to or affect the Business, Purchased Assets or Assumed Liabilities, shall not be an Action that would prevent the Closing. (c) All required Governmental Authorizations set forth in Schedule 8.1(c) required to be obtained for the consummation of the transactions contemplated hereby shall have been obtained. Section 8.2 Conditions to the Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction, or the written waiver (to the extent permitted by Law) by Purchaser, at or prior to the Closing, of each of the following conditions precedent: (a) Other than the Fundamental Representations of Seller, the representations and warranties of the Seller Parties contained in Article IV shall be true and correct in all respects (in the case of any representation or warranty qualified by a materiality qualifier) or in all material respects (in the case of any representation or warranty not qualified by a materiality qualifier) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). Except as expressly set forth below, the Fundamental Representations of the Seller Parties shall be true and correct in all respects (except in the case of Section 4.16 (Taxes), for de minimis

-113- inaccuracies) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those Fundamental Representations that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), in each case disregarding any materiality qualifier; provided, however, that notwithstanding the foregoing, Section 4.12 (Intellectual Property), Section 4.17(a)-(j) (Employee Benefits), Section 4.24 (Transaction with Related Persons) and Section 4.25 (Data Security and Privacy) shall, in each case, be true and correct in all respects (in the case of any representation or warranty qualified by a materiality qualifier) or in all material respects (in the case of any representation or warranty not qualified by a materiality qualifier) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). (b) Each Seller Party shall have performed and complied in all respects (in the case of any obligation qualified by a materiality qualifier) or in all material respects (in the case of any obligation not qualified by a materiality qualifier) with all covenants, agreements and other obligations required by this Agreement to be performed or complied with by such Seller Party at or prior to the Closing; provided, however, in no event shall any covenant herein other than Section 6.2(e) and this Article VIII be deemed to require a Seller Party, to perform, or refrain from performing, any action respecting the Federal Tax Lien or the YP Tax Liability on or prior to the Closing; (c) Seller shall have delivered to Purchaser a certificate signed by a duly authorized officer of Seller to the effect that the conditions set forth in this Sections 8.2(a) have been satisfied. (d) Seller shall have delivered, or caused to be delivered, to Purchaser each of the items required under Section 3.1(b). (e) Since the date of this Agreement, there shall not have occurred any Material Adverse Effect. (f) All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers listed on Schedule 8.2(f) shall have been filed, made or obtained, as applicable, copies thereof shall have been delivered to Purchaser and the form and substance thereof shall be reasonably satisfactory to Purchaser. (g) Seller shall have delivered: (i) on or prior to the Closing Date, Tax Lien Release Documentation in form and substance reasonably satisfactory to Purchaser; (ii) (A) a copy of the applicable IRS transcripts of Seller, Parent, or any predecessor-in-interest thereof, as applicable, reflecting the YP Tax Liability as of no earlier than two (2) Business Days prior to the Closing Date, (B) a letter or other documentation from the IRS in form and substance reasonably satisfactory to Purchaser providing for the automatic release or discharge and termination of the Federal Tax Lien on the Purchased Assets upon payment of the Tax Lien Payoff Amount (the “Tax Lien

-114- Payoff Letter”), which Tax Lien Payoff Letter shall reflect a Tax Lien Payoff Amount no less than the amount indicated on the IRS transcripts delivered pursuant to clause (A); and (C) a duly executed IRS Instruction Letter in form and substance reasonably acceptable to Purchaser; or (iii) no later than the one hundred fiftieth (150th) day after the date hereof, (the “Partial Release Delivery Date”), (A) a copy of the applicable IRS transcripts of Seller, Parent, or any predecessor-in-interest thereof, as applicable, reflecting the YP Tax Liability as of one (1) Business Day prior to the Partial Release Delivery Date, (B) a (1) Tax Lien Payoff Letter and (2) a copy of a settlement agreement, installment agreement or similar agreement between the Seller (or, as applicable, its Affiliates) and the IRS, duly executed by the Seller (or, as applicable, its Affiliates) and the IRS (a “Tax Lien Installment Agreement”) reflecting, in each case, a Tax Lien Payoff Amount that is less than the amount indicated on the IRS transcript(s) delivered pursuant to clause (A), which Tax Lien Payoff Letter and Tax Lien Installment Agreement shall be in form and substance satisfactory to the Purchaser in its reasonable discretion and the Debt Financing Source in its sole discretion; and (C) an IRS Instruction Letter in form and substance reasonably acceptable to Purchaser and duly executed by the Seller. If Seller delivers a Tax Lien Payoff Letter and Tax Lien Installment Agreement in accordance with clause (B) of this Section 8.2(g)(iii) and Purchaser delivers written notice to Seller that either Purchaser, in its reasonable discretion, or the Debt Financing Source, in its sole discretion, objects to such Tax Lien Payoff Letter or the Tax Lien Installment Agreement, then the condition contemplated by this Section 8.2(g) shall not be deemed satisfied; provided, (I) Seller can, but shall not be obligated to, satisfy the condition contemplated by this Section 8.2(g) by delivering, in lieu of the deliverables contemplated by this Section 8.2(g)(iii), either the deliverable contemplated by Section 8.2(g)(i) or the deliverables contemplated by Section 8.2(g)(ii); and (II) notwithstanding any objection by the Debt Financing Source to the Tax Lien Payoff Letter or Tax Lien Installment Agreement, Purchaser shall have the right (but not the obligation), exercisable by written notice to Seller within five (5) Business Days of first becoming aware of such objection (the “Equity Election Notice”), to elect to (x) waive and disregard such objection, (y) finance the entire transaction contemplated hereby without use of debt financing from such objecting Debt Financing Source, and (z) pay all amounts due pursuant to Section 2.6 (including the amounts contemplated by the Tax Lien Installment Agreement and Tax Lien Payoff Letter delivered pursuant to this Section 8.2(g)(iii)) at Closing with equity or other non-objecting financing sources, in which case the condition set forth in this Section 8.2(g)(iii) shall be deemed satisfied; provided, further, that if Purchaser delivers an Equity Election Notice and the Closing does not occur within five (5) Business Days thereafter (or, if later, on the date on which the Closing would otherwise be required to occur pursuant to Section 3.1(a)), subject to the waiver or satisfaction of all other conditions contemplated by this Article VIII, then the Equity Election Notice shall be deemed withdrawn and of no further force or effect, and Seller’s termination right under Section 9.1(i) shall be immediately available. Section 8.3 Conditions to the Obligations of Seller . The obligation of the Seller Parties to consummate the transactions contemplated hereby shall be subject to the satisfaction, or the

-115- written waiver (to the extent permitted by Law) by Seller, at or prior to the Closing, of each of the following conditions precedent: (a) Other than the Fundamental Representations of Purchaser, the representations and warranties of Purchaser contained in Article V shall be true and correct in all respects (in the case of any representation or warranty qualified by a materiality qualifier) or in all material respects (in the case of any representation or warranty not qualified by a materiality qualifier) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects); except to the extent that such failures to be true and correct have not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. The Fundamental Representations of Purchaser shall be true and correct in all respects (except for de minimis inaccuracies) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those Fundamental Representations that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), in each case disregarding any materiality qualifier. (b) Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing, including its obligations under Section 6.20; provided, however, that no failure to obtain, fund or consummate any Debt Financing or other financing shall excuse Purchaser’s obligation to pay, or limit any Seller Party’s rights or remedies under this Agreement, including Seller’s or right to receive the Reverse Termination Fee pursuant to Section 9.3. (c) Purchaser shall have delivered to Seller a certificate signed by a duly authorized officer of Purchaser to the effect that the conditions set forth in Sections 8.3(a) and 8.3(b) have been satisfied. (d) Purchaser shall have delivered, or caused to be delivered, to Seller each of the items required under Section 3.1(c). (e) Purchaser shall have delivered to Seller the Preliminary Purchase Price by wire transfer of immediately available funds to the account(s) designated by Seller in the Funds Flow Agreement. Section 8.4 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such Party’s (or its Affiliate’s) failure to act in good faith or to use reasonable best efforts to cause the Closing to occur. For the avoidance of doubt, the provisions of Section 6.20(a) and Section 9.3 shall apply

-116- with respect to any failure or alleged failure by Purchaser or its Affiliates to obtain financing, including any Debt Financing. ARTICLE IX TERMINATION Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by written agreement of Purchaser and Seller; (b) by either Purchaser or Seller, effective upon written notice to the other Party, if the Closing shall not have occurred on or prior to the close of business (Central time) on March 30, 2027 (the “Outside Date”); provided that if either of the conditions set forth in Section 8.1(a) or Section 8.1(b) shall not have been satisfied or waived by the Outside Date, Purchaser or Seller may extend the Outside Date for up to an additional thirty (30) days in the aggregate by providing written notice to the other prior to the then-applicable Outside Date; provided, further, that either Purchaser or Seller may extend the Outside Date up to an additional thirty (30) days to allow for cure of any breach in accordance with Section 9.1(c) or Section 9.1(d); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to (x) any Party whose (or whose Affiliate’s) action or failure to fulfill any obligation under this Agreement has been the proximate cause of, or proximately resulted in, the failure of the Closing to occur on or before such date or (y) Purchaser during the pendency of a good faith Action by Seller for specific performance to compel the Closing pursuant to the terms hereof unless and until Purchaser has paid the Reverse Termination Fee; (c) by Purchaser, effective upon written notice to Seller, if (i) there shall have been a breach of any of the representations, warranties, agreements or covenants set forth in this Agreement on the part of any Seller Party that has rendered the satisfaction of any conditions set forth in Section 8.1 or Section 8.2 incapable of fulfillment, and (ii) either (A) such breach is not capable of being cured prior to the Outside Date or (B) if capable of being cured, such breach, if not waived by Purchaser, has not been cured within 30 days following Purchaser’s written notice of such breach; provided, however, that the right to terminate this Agreement under this Section 9.1(c), if not exercised, shall terminate 45 days following delivery of such written notice; provided, further, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to Purchaser if it is then in material breach of any representation, warranty, covenant or other agreement contained herein; (d) by Seller, effective upon written notice to Purchaser, if (i) there shall have been a breach of any of the representations, warranties, agreements or covenants set forth in this Agreement on the part of Purchaser that has rendered the satisfaction of any conditions set forth in Section 8.1 or Section 8.3 incapable of fulfillment, and (ii) either (A) such breach is not capable of being cured prior to the Outside Date or (B) if capable of being cured, such breach, if not waived by Seller, has not been cured within 30 days following Seller’s written notice of such breach; provided, however, that the right to terminate this Agreement under this Section 9.1(d), if not exercised, shall terminate 45 days following delivery of such written notice; provided, further, that

-117- the right to terminate this Agreement under this Section 9.1(d) shall not be available to Seller if any Seller Party is then in material breach of any representation, warranty, covenant or other agreement contained herein; (e) by either Seller or Purchaser, effective upon written notice to the other Party, if any Governmental Authority of competent jurisdiction shall have issued a Governmental Order permanently enjoining or otherwise prohibiting the Sale and such Governmental Order shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 9.1(e) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the issuance of such Governmental Order or other action; or (f) by Seller if (i) all of the conditions set forth in Section 8.1 and Section 8.2 have been satisfied (other than any condition that by its nature is to be satisfied at the Closing and that was, as of the date of the Closing, capable of being satisfied), (ii) Purchaser has failed to consummate the transactions contemplated hereby no later than six (6) Business Days prior to the Outside Date, (iii) Seller has confirmed by written notice to Purchaser that all conditions set forth in Section 8.3 have been satisfied or that it is willing to waive any unsatisfied conditions in Section 8.3, (iv) Seller stood ready, willing and able to consummate the transactions contemplated hereby during the entirety of the five (5) Business Day period after the delivery of the notice contemplated by clause (iii) and (v) Purchaser fails to consummate the transactions contemplated hereby within such five (5) Business Day period after delivery of such notice; provided that if any portion of such five (5) Business Day period would extend beyond the Outside Date, the Outside Date shall automatically be extended for the purpose of this Section 9.1(f) until the end of such five (5) Business Day period. (g) By Seller if, without breaching Section 6.22, Seller shall contemporaneously enter into a definitive agreement with a third party providing a Superior Proposal, as defined below; provided, that the right to terminate this Agreement under this Section 9.1(g) shall not be available to Seller unless it delivers to Purchaser (1) written notice of Seller’s intention to terminate at least five (5) Business Days prior to termination and (2) the Purchaser Fee as required by Section 9.4 is paid contemporaneously with such termination. For purposes of this Section 9.1(g), “Superior Proposal” means an Acquisition Proposal made by a third party after the date hereof which, in the good faith judgment of the board of directors of Seller (after consultation with its outside legal counsel and its independent financial advisor), taking into account the various legal, financial and regulatory aspects of the proposal and the person making such proposal, (A) if accepted, is reasonably expected to be completed, and (B) if consummated, is reasonably likely to result in a more favorable transaction than the transactions contemplated herein for Seller, and the shareholders of Seller and other relevant constituencies. (h) By Purchaser, effective upon written notice to Seller, if (i) the condition set forth in Section 8.2(g) has not been satisfied by Seller or waived by Purchaser by the Outside Date, or (ii) the IRS takes any formal or informal foreclosure or seizure action with respect to the Purchased Assets, or any one of them, including pursuant to Sections 6331 or 7403 of the Code, or any similar or successor provisions under the Code (a “Foreclosure Action”).

-118- (i) By Seller, effective upon written notice to Purchaser, if Seller has delivered a Tax Lien Payoff Letter or Tax Lien Installment Agreement in accordance with Section 8.2(g)(iii)(B) and Purchaser has notified Seller pursuant to Section 8.2(g)(iii) that the Tax Lien Payoff Letter or Tax Lien Installment Agreement is not acceptable to (1) Purchaser, in its reasonable discretion, or (2) Purchaser’s Debt Financing Source, in its sole discretion; provided, with respect to clause (2) hereof, Seller shall not be entitled to terminate until the fifth (5th) Business Day following receipt of such written notice from Purchaser (unless Purchaser delivers an Equity Election Notice during such period, in which case Seller’s termination right will be further extended until the earlier of (x) the Closing or (y) the date on which such Equity Election Notice is deemed withdrawn pursuant to clause (II) of Section 8.2(g)(iii)). Upon any termination pursuant to this Section 9.1(i), Seller shall be released from all obligations under this Agreement (including under Section 6.22), except as contemplated by Section 9.2(a), and shall be free to re- market the Business in all respects without restriction. Section 9.2 Effect of Termination. (a) In the event of termination of this Agreement pursuant to Section 9.1, except as set forth in this Section 9.2 and Section 9.3, this Agreement shall terminate and be void and have no effect and the transactions contemplated hereby shall be abandoned, without any Liability on the part of any Party or its Affiliates or Representatives; provided, that if such termination shall result from the willful and material failure of a Party to perform a covenant, obligation or agreement in this Agreement or from the willful and material breach by Purchaser or Seller of any representation or warranty contained herein, such Party shall be fully liable to the other Party for any and all damages, expenses (including attorneys’ fees and expenses), losses or liabilities of any nature and kind (without regard to any limitation on types or measurement of damages in this Agreement) incurred or suffered by the other Party as a result of such failure or breach. For purposes of this Section 9.2, “willful material breach” or “willful material failure” means any deliberate act or deliberate failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, regardless of whether breaching was the conscious object of the act or failure to act; provided, however, that (x) in no event shall either such standard be deemed applicable to Purchaser if Purchaser pays the Reverse Termination Fee in accordance with Section 9.3 and (y) absent Fraud or willful misconduct by the Seller, any delay by the IRS in processing, approving, or issuing documentation with respect to the Federal Tax Lien, or any failure of the IRS to release or discharge the Federal Tax Lien, shall not constitute or be cited by Purchaser as a basis for a “willful material breach” or “willful material failure” by any Seller Party. (b) Notwithstanding the termination of this Agreement, the following Sections of this Agreement shall remain in full force and effect: Section 9.1 (Termination), Section 9.2 (Effect of Termination), Section 6.20(d)(v) (Financing Expenses Indemnification); Section 9.3 (Reverse Termination Fee), Section 9.4 (Purchaser Fee), Section 10.17 (Specific Performance) and Article X (Miscellaneous); provided, that nothing in this Article IX shall be deemed to impair the right of any Party to compel specific performance by the other Party of its obligations under this Agreement that specifically survive such termination as set forth in this Section 9.2(b). (c) If this Agreement is terminated in accordance with Section 9.1, the Confidentiality Agreement shall remain in full force and effect.

-119- Section 9.3 Reverse Termination Fee. (a) In the event that this Agreement is terminated by Seller pursuant to Section 9.1(f), Purchaser will promptly pay or cause to be paid, in cash, by wire transfer of immediately available funds, to Seller a reverse termination fee (the “Reverse Termination Fee”) of Ten Million Dollars ($10,000,000) in cash, but in no event later than five (5) Business Days after such termination. The obligation to pay the Reverse Termination Fee is unconditional and absolute upon termination pursuant to Section 9.1(f), and Purchaser shall have no right to withhold, delay, condition, set off or reduce such payment for any reason, including any dispute regarding the validity of such termination or any alleged breach by any Seller Party or any Affiliate thereof. Purchaser’s sole remedy with respect to any claim that the Reverse Termination Fee was not owed shall be to seek a refund of the Reverse Termination Fee from Seller in accordance with Section 9.3(e). For the avoidance of doubt, the Reverse Termination Fee shall be payable notwithstanding the availability, terms or funding of any Debt Financing or other financing, and no such matter shall relieve Purchaser of its obligation to pay or limit any Seller Party’s right to receive the Reverse Termination Fee. Seller’s right to the Reverse Termination Fee is independent of, and shall not be foreclosed, limited or otherwise affected by, Seller’s decision to first seek (or not seek) specific performance or any other equitable remedy under Section 10.17 or otherwise, and Seller shall not be required to seek specific performance or any other remedy as a condition to receiving the Reverse Termination Fee. Purchaser will not be required to pay the Reverse Termination Fee pursuant to this Section 9.3 more than once, whether by Purchaser or by the Equity Investor under the Limited Guarantee. (b) Purchaser acknowledges and agrees that (i) this Section 9.3 is an integral part of the transactions contemplated hereby and (ii) that, without this Section 9.3, Seller would not enter into this Agreement. Accordingly, notwithstanding anything to the contrary in this Agreement, if Purchaser fails to timely pay any amount due pursuant to this Section 9.3 Seller shall be entitled to recover, solely to the extent Seller is determined in a final, non-appealable order issued by a court of competent jurisdiction in accordance with Section 10.11 to be entitled to receive the Reverse Termination Fee: (A) its costs, expenses (including reasonable attorneys’ fees and expenses) and interest payable by Purchaser in connection with the enforcement or collection of the Reverse Termination Fee, and (B) interest on the amount of the Reverse Termination Fee at a rate per annum equal to eight percent (8.0%) from the date such payment was required to be made until the date of actual payment. (c) In the absence of Fraud, the Seller Parties acknowledge that (i) Seller’s right to receive the Reverse Termination Fee when payable pursuant to Section 9.3(a) shall, solely upon and after payment thereof, constitute the sole and exclusive remedy of each Seller Party and its Affiliates against Purchaser, the Equity Investor and their respective Affiliates and Representatives in respect of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, whether based on contract, tort, equity or otherwise, and (ii) solely upon and after payment of the Reverse Termination Fee, none of Purchaser, the Equity Investor or any of their respective Affiliates or Representatives shall have any further Liability relating to or arising out of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby. For the avoidance of doubt, prior to payment of the Reverse Termination Fee, Seller shall retain all rights and remedies available under this Agreement, including the right to seek specific performance under Section 10.17, and no exclusive remedy limitation shall apply until the Reverse

-120- Termination Fee has been paid in full. Without limiting the foregoing, upon payment of the Reverse Termination Fee in accordance with Section 9.3(a), no Seller Party shall have any right to seek specific performance or any other equitable remedy against Purchaser, the Equity Investor or any of their respective Affiliates pursuant to Section 10.17 or otherwise, and each Seller Party hereby irrevocably waives any and all rights to seek specific performance or any other equitable remedy in such circumstances. For the avoidance of doubt, in no event shall Purchaser be required to pay the Reverse Termination Fee on more than one occasion. (d) The Parties acknowledge and agree that any payment of the Reverse Termination Fee is not a penalty but is liquidated damages in a reasonable amount that will compensate Seller in the circumstances in which such fee is payable for the efforts and resources expended and the opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. The Parties further acknowledge and agree that the Reverse Termination Fee (together with fees, costs, expenses and interest under subsection (b), if applicable), under the circumstances in which it is payable, represents the maximum aggregate amount of damages that the Seller Parties and their Affiliates may recover in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and that in no event shall the Seller Parties or their Affiliates seek or be entitled to recover damages in excess of the Reverse Termination Fee (together with interest under subsection (b), if applicable). (e) Recovery of Reverse Termination Fee. Notwithstanding the foregoing provisions of this Section 9.3, Purchaser shall be entitled to recover the Reverse Termination Fee from Seller if, and only if, following Purchaser’s payment of the Reverse Termination Fee in full, a court of competent jurisdiction in accordance with Section 10.11 issues a final, non-appealable order determining that the failure of the Debt Financing or other financing to be funded was proximately caused by (x) any breach by any Seller Party of its obligations under this Agreement, including its obligations under Section 6.20(d), or (y) any action or omission of any Seller Party that prevented the satisfaction of any condition set forth in Section 8.2, or (z) Seller’s termination pursuant to Section 9.1(f) was otherwise not valid pursuant to the express terms of this Agreement. Any Action by Purchaser seeking such determination must be commenced within twenty-one (21) following the date of such termination, and if no such Action is commenced within such period, the Reverse Termination Fee shall be deemed fully and finally owed. Within ten (10) Business Days following the date on which such final, non-appealable order is issued, Seller shall refund to Purchaser (or, if applicable, the Equity Investor) an amount equal to the Reverse Termination Fee, together with interest thereon at a rate per annum equal to eight percent (8.0%) from the date of Seller’s receipt of the Reverse Termination Fee until the date of such refund. If Seller fails to timely refund such amount, Purchaser shall be entitled to recover its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the enforcement or collection of such refund. For the avoidance of doubt, Purchaser’s sole remedy with respect to any claim that the Reverse Termination Fee was not owed shall be to seek recovery thereof pursuant to this Section 9.3(e), and Purchaser shall not be entitled to withhold, delay or condition payment of the Reverse Termination Fee, or to seek any other damages, in lieu of or in addition to such refund (other than the interest, costs and expenses expressly provided for in this Section 9.3(e)).

-121- Section 9.4 Purchaser Fee. (a) In the event that this Agreement is validly terminated by Seller pursuant to Section 9.1(g), then within five (5) Business Days after receipt by Purchaser of Seller’s notice of termination, Seller will concurrently with such termination pay or cause to be paid, in cash, by wire transfer of immediately available funds, to Purchaser a fee of Five Million Dollars ($5,000,000) (the “Purchaser Fee”). The obligation to pay the Purchaser Fee is unconditional and absolute upon termination pursuant to Section 9.1(g), and Seller shall have no right to withhold, delay, condition, set off or reduce such payment for any reason, including any dispute regarding the validity of such termination or any alleged breach by Purchaser or any Affiliate thereof. Seller’s sole remedy with respect to any claim that the Purchaser Fee was not owed shall be to seek a refund of the Purchaser Fee from Purchaser pursuant to the terms of (and the mechanic set forth in) Section 9.3(e), which is incorporated into this Section 9.4 by reference, mutatis mutandis. Purchaser’s right to the Purchaser Fee is independent of, and shall not be foreclosed, limited or otherwise affected by, Purchaser’s decision to first seek (or not seek) specific performance or any other equitable remedy under Section 10.17 or otherwise, and Purchaser shall not be required to seek specific performance or any other remedy as a condition to receiving the Purchaser Fee. (b) Seller acknowledges and agrees that (i) this Section 9.4 is an integral part of the transactions contemplated hereby and (ii) that, without this Section 9.4, Purchaser would not enter into this Agreement. Accordingly, notwithstanding anything to the contrary in this Agreement, if Seller fails to timely pay any amount due pursuant to this Section 9.4, Purchaser shall be entitled to recover, solely to the extent Purchaser is determined in a final, non-appealable order issued by a court of competent jurisdiction in accordance with Section 10.11 to be entitled to receive the Purchaser Fee (A) its costs, expenses (including reasonable attorneys’ fees and expenses) and interest payable by Seller in connection with the enforcement or collection of the Purchaser Fee, and (B) interest on the amount of the Purchaser Fee at a rate per annum equal to eight percent (8.0%) from the date such payment was required to be made until the date of actual payment. ARTICLE X MISCELLANEOUS Section 10.1 Notices. All notices, requests, consents, claims, demands, waivers or other communications hereunder shall be deemed to have been duly given and made if in writing and (a) when served by personal delivery upon the Party for whom it is intended, (b) one Business Day following the day sent by overnight courier, return receipt requested, or (c) when sent by email without a non-delivery report; provided that a copy of the same notice or other communication sent by email is also sent by overnight courier, return receipt requested, on the same day as such email is sent, in each case to the Person at the address or email address set forth below, or such

-122- other address or email address as may be designated in writing hereafter, in the same manner, by such Person: To Seller: Thryv, Inc. 13001 Municipal Way, Suite 220 Grapevine, Texas 76051 Attn: Lesley Bolger (Chief Legal Officer) Phone: ____________ Email: _____________________ with a copy (which shall not constitute notice) to: Holland & Knight LLP One Arts Plaza 1722 Routh Street, Suite 1500 Dallas, Texas 75201 Attention: Chad Barton E-mail: Chad.Barton@hklaw.com To Purchaser: Coldwater YP, LLC 707 Wilshire Blvd 53rd Floor Los Angeles, CA, 90017 Attention: ____________ E-mail: _____________________ with a copy (which shall not constitute notice) to: Sheppard, Mullin, Richter & Hampton LLP 350 South Grand Avenue, 40th Floor Los Angeles CA, 90071 Attention: Zachary M. Turke Email: zturke@sheppard.com Section 10.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and Seller, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach

-123- or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Section 10.3 Assignment. No Party may assign or otherwise transfer any of its rights or obligations under this Agreement, including by sale of stock, operation of Law in connection with a merger or sale of all or substantially all of the assets of such Party, without the prior written consent of the other Party; provided, that (a) following the Closing, Seller may, upon prior written notice to Purchaser, assign or otherwise transfer its rights and interests (but not obligations) hereunder to any Affiliate of Seller and (b) Purchaser may, upon prior written notice to Seller, assign or otherwise transfer this Agreement or all or any part of its rights or obligations hereunder without the written consent of any other Party (i) to any one or more of its Affiliates, provided that such assignment shall not relieve Purchaser of any of its obligations hereunder, (ii) in connection with the sale of all or a majority of the assets of Purchaser or (iii) for collateral security purposes to any lender providing financing to Purchaser. Without limiting the foregoing, Purchaser may designate one or more of its Affiliates (each, a “Purchaser Designated Affiliate”) to be the purchaser or transferee of some or all of the Purchased Assets (and to be a counterparty to one or more of the Ancillary Agreements); provided, further, that no such designation (x) shall release Purchaser from its obligations under this Agreement or (y) would be reasonably expected to restrict or delay consummation of the transactions contemplated hereby or by the Ancillary Agreements. Section 10.4 Entire Agreement. This Agreement, the Confidentiality Agreement (subject to Section 6.10) and the Ancillary Agreements contain the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, including any representations, warranties, covenants or agreements made by either Party or any of their respective Affiliates or Representatives in connection with the negotiation of this Agreement and the Ancillary Agreements. Section 10.5 Fulfillment of Obligations. Any obligation of any Party to any other Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party. Section 10.6 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement (including with respect to Seller or any of its respective Affiliates and Representatives with respect to any right accruing to Seller or such Affiliate or Representative pursuant to Section 10.12 and any Purchaser Indemnitee or Seller Indemnitee pursuant to Article VII), nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, the Seller Parties, or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement. Section 10.7 Public Disclosure. From the date hereof, neither Party shall, and each shall cause its respective Affiliates and its and their representatives not to, issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby, without obtaining the prior written approval of the other Party following review and comment by such other Party, unless, in the reasonable judgment of the disclosing Party, disclosure is otherwise

-124- required by applicable Law or the rules of any stock exchange, as applicable; provided that, to the extent required by applicable Law or by the rules of any stock exchange, the disclosing Party shall use its commercially reasonable efforts, consistent with applicable Law, to consult with the other Party with respect to the text thereof. Notwithstanding the foregoing, disclosures made by Parent pursuant to Section 6.15(c) shall be governed solely by Section 6.15(c) and not this Section 10.7. Section 10.8 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such expenses. The fees and expenses of the Escrow Agent shall be borne 50% by Purchaser and 50% by Seller. Section 10.9 Accrued Interest. Unless otherwise specified, if any payment required to be made to a Party under this Agreement is made after the date on which such payment is due, interest shall accrue on such amount from (but not including) the due date of the payment to (and including) the date such payment is actually made at the applicable interest rate set forth herein. All computations of interest pursuant to this Agreement shall be made on the basis of a year of 360 days, in each case for the actual number of days from (but not including) the first day to (and including) the last day occurring in the period for which such interest is payable. Section 10.10 Disclosure Schedules; Disclosures Modifying Other Sections of Agreement. The Seller Disclosure Schedule, and all schedules attached thereto, and all Annexes and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any capitalized terms used in any Annex, Exhibit or Schedule or in the Seller Disclosure Schedule but not otherwise defined therein shall be defined as set forth in this Agreement. The Seller Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in Article IV (each section of which (i) qualifies only the specifically identified sections or subsections of Article IV to which such disclosure expressly relates, and shall not be deemed to qualify any other section or subsection of Article IV or any other provision of this Agreement unless the relevance of such disclosure to such other section or subsection is readily apparent on the face of such disclosure without reference to any other document or information, and (ii) will be deemed for all purposes to be part of the representations and warranties made thereunder). Matters reflected in any Section of the Seller Disclosure Schedule are not necessarily limited to matters required by this Agreement to be so reflected. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. The disclosure of any matter in any Section of the Seller Disclosure Schedule shall expressly not be deemed to constitute an admission by Seller, or to otherwise imply, that any such matter is material for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, no disclosure in the Seller Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made by any party unless the disclosure identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Section 10.11 Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement, including all matters of construction, validity, interpretation, performance and enforceability and any Action (whether in contract, tort, equity or

-125- otherwise) based on, arising out of or relating to this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or the negotiation, administration, performance and enforcement hereof, including any claim of Fraud, shall be governed by, construed by and enforced in accordance with the Laws of the State of Delaware, without regard to the conflicts of law rules of such state. (b) With respect to any Action (whether in contract, tort, equity or otherwise) based on, arising out of or relating to this Agreement or any of the transactions contemplated hereby or the negotiation, administration, performance and enforcement hereof, each Party irrevocably (i) agrees and consents to be subject to the exclusive jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, (ii) waives any objection which it may have at any time to the laying of venue of any Action brought in any such court, waives any claim that such Action has been brought in an inconvenient forum and further waives the right to object, with respect to such Action, that such court does not have any jurisdiction over such Party, (iii) agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such Party, and (iv) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Without limiting the foregoing, each Party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such Party. (c) EACH OF THE PARTIES HEREBY KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND AGREES TO CAUSE THEIR RESPECTIVE SUBSIDIARIES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.11. Section 10.12 Waiver of Conflicts; Attorney-Client Privilege. (a) Purchaser hereby agrees that Holland & Knight LLP (“Holland & Knight”) has acted as counsel to Seller and its Affiliates (including the Business) in connection with the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. Purchaser agrees that,

-126- following consummation of the transactions contemplated hereby and thereby, such representation and any prior representation of the Business by Holland & Knight shall not preclude Holland & Knight from serving as counsel to Seller, any of its Affiliates or any Representatives, limited partners, members, shareholders or other equityholders of Seller or such Affiliate, in connection with any Action arising out of or relating to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby. Purchaser shall not, and shall cause its Affiliates (including the Business) not to, seek to have Holland & Knight disqualified from any such representation based on the prior representation of Seller, its Affiliates or the Business by Holland & Knight. Purchaser hereby consents thereto and waives any conflict of interest arising from such prior representation, and Purchaser shall cause its Affiliates to consent to waive any conflict of interest arising from such representation. Purchaser acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that Purchaser has consulted with counsel or has been advised it should do so in connection herewith. The covenants, consent and waiver contained in this Section 10.12(a) shall not be deemed exclusive of any other rights to which Holland & Knight is entitled whether pursuant to Law, Contract or otherwise. (b) All communications between Seller, on the one hand, and Holland & Knight, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall belong solely to Seller and shall not pass to or be claimed by Purchaser or the Business. After the Closing, (i) Seller shall be the sole holder of the attorney-client privilege with respect to such engagement, and the Business shall not be a holder thereof, (ii) to the extent that files of Holland & Knight in respect of such engagement constitute property of the client, only Seller shall hold such property rights and (iii) Holland & Knight shall have no duty whatsoever to reveal or disclose any such attorney- client communications or files to Purchaser or the Business by reason of any attorney-client relationship between Holland & Knight and the Business or otherwise. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser or its Affiliates (including the Business), on the one hand, and a third party other than Seller or its Affiliates, on the other hand, the Business may assert the attorney-client privilege to prevent disclosure of confidential communications by Holland & Knight to such third party; provided, however, that such the Business may not waive such privilege without the prior written consent of Seller. (c) This Section 10.12 is intended to benefit, and shall be enforceable by, Seller and Holland & Knight and such persons are intended third-party beneficiaries of this Section 10.12. Section 10.13 Counterparts. This Agreement may be executed in counterparts (including by electronic .pdf submission or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign)), each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more

-127- counterparts have been signed by each of the Parties and delivered (by email or otherwise) to the other Party, it being understood that both Parties need not sign the same counterpart. Section 10.14 Headings. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. Section 10.15 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity, illegality or unenforceability of any provision shall not affect the validity, legality or enforceability of the other provisions hereof. If any term or other provision of this Agreement, or the application thereof to any Person or any circumstance is invalid, illegal or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of such provision, or the application thereof, in any other jurisdiction. Section 10.16 Rules of Construction. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the negotiation and drafting of this Agreement and, therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Section 10.17 Specific Performance. (a) The Parties acknowledge and agree that irreparable harm would occur and that the Parties would not have any adequate remedy at Law (a) for any actual or threatened breach of the provisions of this Agreement or (b) in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement and any other agreement or instrument executed in connection herewith, in each case, without proof of actual harm, and each Party further agrees to waive any requirement for the securing or posting of any bond or security in connection with such remedy. (b) Without limiting the foregoing, Purchaser shall be entitled to seek specific performance of Seller’s obligations under this Agreement, including their obligation to consummate the Closing, if the conditions set forth in Sections 8.1 and Section 8.3 have been satisfied or waived (other than conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), without proof of actual harm, and each Party further agrees to waive any requirement for the securing or posting of any bond or security in connection with such remedy. (c) Without limiting the foregoing, Seller shall be entitled to seek specific performance, or other form of equitable remedy, of the Purchaser’s obligations to consummate the

-128- transactions contemplated by this Agreement, solely in the event that each of the following conditions have been satisfied: (i) all conditions set forth in Section 8.1 and Section 8.2 have been satisfied or waived (other than conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions at the Closing); (ii) the Debt Financing has been funded or will be funded at Closing; (iii) Purchaser has failed to consummate the Closing on or prior to the date specified to be the Closing Date in accordance with Section 3.1(a); (iv) following such failure, the Seller has irrevocably confirmed in writing delivered to Purchaser that if specific performance or another appropriate form of equitable remedy is granted, then the Seller Parties are ready, willing and able to consummate the transactions contemplated by this Agreement, on the date of such confirmation and throughout the three (3) Business Day period following the delivery of such confirmation, and the Seller will take all actions that are required of it to cause the Closing to occur, and the Closing will then occur in accordance with Section 3.1(a) (v) Purchaser fails to complete the Closing within three (3) Business Days following the delivery of such confirmation; and (vi) this Agreement has not been terminated in accordance with Section 9.1. (d) The Parties further agree that (i) by seeking the remedies provided for in this Section 10.17, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 10.17 are not available or otherwise are not granted (or, if such remedies are granted, the right to reimbursement of its costs and expenses relating to such enforcement actions) and (ii) nothing contained in this Section 10.17 shall require any Party to institute any Action for (or limit any Party’s right to institute any Action for) specific performance under this Section 10.17 before exercising any termination right under Section 9.1 (and pursuing damages after such termination) nor shall the commencement of any Action pursuant to this Section 10.17 or anything contained in this Section 10.17 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Section 9.1 or pursue any other remedies under this Agreement that may be available then or thereafter; (iii) nothing contained in this Section 10.17 shall limit Seller’s right to terminate this Agreement or receive the Reverse Termination Fee pursuant to Section 9.3; and (iv) nothing contained in this Section 10.17 shall limit Purchaser’s right to terminate this Agreement or receive the Purchaser Fee pursuant to Section 9.4. (e) For the avoidance of doubt, nothing in this Section 10.17 shall limit Purchaser’s right to seek specific performance of any obligation of Seller under this Agreement or any Ancillary Agreement, and no condition or limitation applicable to Seller’s right to seek specific performance shall be construed to limit or otherwise affect Purchaser’s right to seek specific performance. Section 10.18 Translation of Currencies. Except with respect to the determinations set forth in the following sentence, in the event that the Parties need to convert currencies under this Agreement, the relevant exchange rate shall be determined based on the rate in effect as of the close of business (New York time) two (2) Business Days preceding the applicable determination date as published on Bloomberg.com. Section 10.19 Debt Financing. Notwithstanding anything in this Agreement to the contrary, each of the Parties, on behalf of itself and each of its Affiliates, hereby (a) agrees that it

-129- will not bring or support any Action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) and irrevocably submits itself and its property with respect to any such Action to the exclusive jurisdiction of such courts, (b) agrees that any such Action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (c) agrees that service of process upon such Person in any such Action shall be effective if notice is given in accordance with Section 10.1, (d) agrees that notwithstanding anything to the contrary contained herein, none of Seller, its Affiliates or any of their respective equityholders and Representatives shall have any rights or claims against any Debt Financing Source relating to or arising out of this Agreement, the Debt Financing, or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether at law or equity, in contract, in tort or otherwise, (e) KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY ACTION BROUGHT AGAINST ANY DEBT FINANCING SOURCE IN ANY WAY ARISING OUT OF OR RELATING TO, THIS AGREEMENT, THE DEBT FINANCING, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PERFORMANCE OF ANY SERVICES THEREUNDER, (vi) agrees that the Debt Financing Sources are express third-party beneficiaries of, and may enforce, any of the provisions herein reflecting the foregoing agreements in this Section 10.18 (and such provisions shall not be amended in any respect that is materially adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources party to any binding debt commitment letter(s) at such time). Nothing in this Section 10.19 shall limit the rights or remedies of Seller or any Seller Party against Purchaser or any other Party under this Agreement. Section 10.20 No Recourse. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement or any Ancillary Agreement, each Party acknowledges and agrees that no recourse under this Agreement or any Ancillary Agreement (except with respect to the parties thereto and to the extent expressly provided for therein) shall be had against any Affiliates of any Party, or any of the former, current and future direct or indirect Representatives, management companies, partners, members, equity holders, controlling or controlled persons, successors and assigns of any Party or any Affiliates of any Party or the equityholders of any Party, or any of the former, current and future direct or indirect Representatives, management companies, partners, members, equity holders, controlling or controlled persons, successors or assigns of any of such equityholders or their respective Affiliates (each, a “Related Party”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by or through theories of agency, control, instrumentality, alter ego, domination, single business enterprise, piercing the veil, undercapitalization, or any other attempt to avoid or disregard the entity form of any Person not a contracting party hereto, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Related Party, as such, under this Agreement or any Ancillary Agreement (except

-130- with respect to the parties thereto and to the extent expressly provided for therein) for any obligations of any Party under this Agreement or any Ancillary Agreement or for any claim based on, in respect of or by reason of such obligation or its creation. [Signature page follows]

[SIGNATURE PAGE] IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the date first written above. “SELLER” THRYV, INC. By: Name: Title: “PURCHASER” Coldwater YP, LLC By: Name: Title:

ANNEX A-1 ANNEX A INDEX OF DEFINED TERMS Accounting Principles ................................. 2 Acquisition Proposal ............................... 107 Action .......................................................... 2 Affiliate ....................................................... 2 Agreement ............................................... 1, 3 Ancillary Agreements ................................. 3 Antitrust Laws ............................................. 3 ANZ Business Employee ............................ 3 ANZ Continuing Employee ........................ 3 Applicable Transfer Time ........................... 3 Assumed Liabilities .............................. 3, 30 Base Purchase Price .............................. 3, 33 Books and Records ............................... 3, 89 Business ...................................................... 3 Business Day ............................................... 4 Business Employee ..................................... 4 Business Employee List ........................ 4, 58 Business IP .................................................. 4 CEASO Process ........................................ 78 Claimed Amount ....................................... 40 Closing ........................................................ 4 Closing Date................................................ 4 COBRA ................................................. 5, 58 Code ............................................................ 5 Company Plan ............................................. 5 Comparable Position ............................. 5, 82 Confidentiality Agreement.......................... 5 Continuing Employee ................................. 5 Continuing Employees ........................ 81, 86 Contract ....................................................... 6 Contract Outside Date ......................... 6, 100 Copyrights ................................................... 6 COVID-19................................................... 6 Disputed Item ........................................ 6, 35 Effective Time ...................................... 6, 41 Enforceability Exceptions ........................... 6 Environmental Claim .................................. 7 Environmental Laws ................................... 7 Environmental Permit ................................. 7 Equity Election Notice ............................ 117 Equity Investor ............................................ 7 ERISA ......................................................... 7 Escrow Account .................................... 2, 11 Escrow Agent .............................................. 7 Escrow Agreement ...................................... 7 Escrow Amount .................................... 2, 11 Escrow Release Date......................... 11, 114 Estimated Closing Adjustment ................... 7 Estimated Closing Seller Transaction Expenses ................................................. 8 Estimated Closing Statement ...................... 7 Estimated Closing Working Capital ........... 8 Estimated Working Capital Deficit ............. 8 Estimated Working Capital Surplus............ 8 Excluded Assets .................................... 8, 28 Excluded IP ................................................. 8 Exclusive to the Business............................ 8 Exploit ......................................................... 8 Federal Tax Lien ......................................... 8 Filings ......................................................... 8 Final Closing Cash Adjustment .................. 9 Final Closing Indebtedness ................... 9, 37 Final Closing Seller Transaction Expenses ........................................... 9, 37 Final Closing Statement .............................. 9 Final Closing Working Capital ............. 9, 37 Final Net Revenue Reduction ..................... 9 Final Purchase Price .............................. 9, 38 Final Purchase Price Allocation .................. 9 Financial Statements ............................. 9, 44 Foreign Plan ................................................ 9 Fraud ........................................................... 9 Funds Flow Agreement ............................. 33 GAAP ........................................................ 10 Goods in Transit ........................................ 10 Governmental Antitrust Authority ............ 10 Governmental Authority ........................... 10 Governmental Authorizations ................... 10 Governmental Order ................................. 10 Hazardous Materials ................................. 10 Holland & Knight ............................. 10, 128 Inactive Employee .............................. 10, 81 Indebtedness .............................................. 11 Indemnitee............................................... 111

EXHIBIT A-2 Indemnitor ......................................... 11, 111 Independent Accountant ........................... 11 Intellectual Property .................................. 11 Inventory ................................................... 12 IRS ............................................................ 12 Knowledge of Purchaser ........................... 12 Knowledge of Seller ................................. 12 Laws .......................................................... 12 Liabilities .................................................. 12 Licensed Intellectual Property .................. 12 Liens .......................................................... 13 Limited Guarantee ................................ 1, 13 Loss ........................................................... 13 Management Services Agreement ...... 13, 92 Material Adverse Effect ............................ 13 Measurement Time ................................... 14 Net Revenue .............................................. 14 Neutral Accounting Firm .......................... 14 New Business Contracts ........................... 14 New Contract ...................................... 14, 97 Non-Indemnified Claim ............................ 95 Open Source Software .............................. 15 Ordinary Course of Business .................... 15 Outside Date............................................ 118 Partial Assignment and Release .......... 15, 97 Parties .................................................... 1, 15 Patents ....................................................... 15 Permitted Liens ......................................... 16 Person ........................................................ 16 Personal Data ............................................ 16 Personal Data Breach ................................ 16 Plan ........................................................... 16 Pre-Closing Tax Period ............................. 16 Preliminary Purchase Price ................. 17, 33 Privacy and Data Security Laws ............... 17 Privacy and Data Security Policies ........... 17 Privileged Communications .............. 17, 128 Products..................................................... 17 Proposed Closing Statement ............... 17, 34 Purchase Price Allocation ................... 17, 39 Purchased Assets ....................................... 17 Purchaser ............................................... 1, 17 Purchaser 401(k) Plan ......................... 17, 83 Purchaser Assumed Employee Liabilities ............................................. 83 Purchaser Designated Affiliate ......... 17, 125 Purchaser Fee .......................................... 123 Purchaser Indemnitee ........................ 18, 108 Purchaser Material Adverse Effect ........... 18 Purchaser Transfer Tax Cap...................... 18 PWPs ........................................................... 3 PYPs ............................................................ 3 R&W Insurance Costs............................... 18 R&W Insurance Policies ........................... 18 R&W Insurance Policy ......................... 9, 17 Release ...................................................... 18 Representatives ......................................... 18 Required Amount .................................... 103 Resolution Period ................................ 18, 36 Restrictive Covenant Agreement .............. 18 Retained Business ..................................... 18 Retained Liabilities ............................. 19, 31 Retained Names ........................................ 19 Revenue Date ............................................ 19 Reverse Termination Fee .................. 19, 121 Review Period ..................................... 19, 35 Sale ...................................................... 19, 33 Security Incident ....................................... 19 Seller ..................................................... 1, 20 Seller 401(k) Plan ............................... 20, 83 Seller Account ........................................... 20 Seller Content............................................ 20 Seller Disclosure Schedule ....................... 20 Seller Entities ............................................ 20 Seller Guarantees ...................................... 20 Seller Indemnitee .............................. 20, 109 Seller LCs............................................ 20, 91 Seller Parties ............................................. 20 Seller Transaction Expenses ..................... 21 Shared Contract ......................................... 21 Social Media Accounts ............................. 21 Software .................................................... 22 Specified Claim ......................................... 22 Statutory Benefit Plan ............................... 22 Straddle Period .......................................... 22 Strategic Process ....................................... 22 Subsidiary ................................................. 22 Target Closing Working Capital Amount ................................................. 22 Tax Lien Escrow Claim ............................ 40 Tax Return ................................................ 23 Taxes ......................................................... 23

EXHIBIT A-3 Taxing Authority ....................................... 23 Terminating Intercompany Agreements .................................... 23, 89 Third Party Claim ............................. 23, 111 Threshold .......................................... 23, 109 Thryv Mark Transition Period .................. 23 Thryv Marks.............................................. 23 Trade Secrets ............................................. 24 Trademarks ............................................... 24 Training Data ............................................ 24 Transfer Taxes .......................................... 24 Transferred Contracts................................ 24 Transferred Inventory ............................... 24 True-Up Amount ....................................... 24 Unbilled Accounts Receivable .................. 25 Union......................................................... 25 WARN ...................................................... 25 Working Capital .......................................... 5 Working Capital Deficiency ..................... 25 Working Capital Surplus........................... 25

EXHIBIT A-4 EXHIBIT A ESCROW AGREEMENT Please see attached.

EXHIBIT B-1 EXHIBIT B Form of Primary R&W Insurance Policy Please see attached.

EXHIBIT B-1 EXHIBIT C RESTRICTIVE COVENANT AGREEMENT Please see attached.

EXHIBIT D-1 EXHIBIT D LIST OF INSTRUMENTS AND DOCUMENTS TO BE DELIVERED BY SELLER (a) each Ancillary Agreement, duly executed by the applicable Seller Party or Affiliate, as applicable, unless such Ancillary Agreement has been executed and delivered by the parties thereto prior to the Closing; (b) the certificate referred to in Section 8.2(c); (c) payoff letters or other evidence of the release of Liens (other than Permitted Liens), in each case in form and substance reasonably satisfactory to Purchaser, with respect to the Purchased Assets; which shall, in each case, provide that all liens or other security interests and encumbrances in connection with or secured by such Purchased Assets shall be automatically released and terminated and together with all documentation (including termination statements on Form UCC-3) necessary to effect the release of any related liens or other security interests secured by such Assets, in each case, in form and substance reasonably satisfactory to Purchaser and provided that such documentation and releases shall only be effective as of and giving effect to the Closing; (d) assignments, bills of sale or certificates of title, in each case dated the Closing Date, transferring to Purchaser and the applicable Purchaser Designated Affiliate all of each Seller Party’s right, title and interest in and to the Purchased Assets owned by it; (e) a properly completed and duly executed IRS Form W-9 or applicable IRS Form W-8 from each Seller Party; and (f) the Funds Flow Agreement, duly executed by Seller.

EXHIBIT E-1 EXHIBIT E LIST OF INSTRUMENTS AND DOCUMENTS TO BE DELIVERED BY PURCHASER (a) the executed assumption agreements and all other instruments appropriate to evidence Purchaser’s assumption of the Assumed Liabilities; (b) each Ancillary Agreement, duly executed by Purchaser or the applicable Purchaser Designated Affiliate, as applicable, (and the Escrow Agent’s signature to the Escrow Agreement), unless such Ancillary Agreement has been executed and delivered by the parties thereto prior to the Closing; (c) the certificate referred to in Section 8.3(c); and (d) the Funds Flow Agreement, duly executed by Purchaser.

EXHIBIT F-1 EXHIBIT F MANAGEMENT SERVICES AGREEMENT Please see attached.

EXHIBIT G-1 EXHIBIT G SHARED IP LICENSE Please see attached.

EXHIBIT H-1 EXHIBIT H-1 FORM OF IRS INSTRUCTION LETTER 8.2(g)(ii) Please see attached.

EXHIBIT H-2 EXHIBIT H-2 FORM OF IRS INSTRUCTION LETTER 8.2(g)(iii) Please see attached.